                                                                     Exhibit B-1

                        UNITED STATES BANKRUPTCY COURT

                        NORTHERN DISTRICT OF CALIFORNIA

                            SAN FRANCISCO DIVISION

In re                                           Case No. 01 30923 DM

PACIFIC GAS AND ELECTRIC COMPANY,               Chapter 11 Case
a California corporation,
                                                [No Hearing Requested]
         Debtor

Federal I.D. No. 94-0742640


                     FIRST AMENDED PLAN OF REORGANIZATION
                 UNDER CHAPTER 11 OF THE BANKRUPTCY CODE FOR
                       PACIFIC GAS AND ELECTRIC COMPANY
                       --------------------------------
                           [Dated December 19, 2001]

Counsel for the Debtor, Pacific Gas and            Counsel for PG&E Corporation:
Electric Company:

HOWARD, RICE, NEMEROVSKI,                          WEIL, GOTSHAL & MANGES LLP
CANADY, FALK & RABKIN,                             767 Fifth Avenue
A Professional Corporation                         New York, New York, 10153
Three Embarcadero Center, 7th Floor                (212) 310-8000
San Francisco, California 94111
(415) 434-1600

                                                   DEWEY BALLANTINE LLP
Co-Counsel to PG&E Corporation for                 Two Houston Center
Constitutional Law Matters:                        909 Fannin Street, Suite 1100
                                                   Houston, Texas 77010
                                                   (713) 576-1500

Professor Laurence Tribe
Hauser Hall 420
1575 Massachusetts Avenue
Carnbridge, Massachusetts  02138
(617) 495-4621
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                               TABLE OF CONTENTS

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Article I   DEFINITIONS AND CONSTRUCTION OF TERMS ..........................................................      1
     1.1    Definitions.....................................................................................      1
     1.2    Interpretation; Application of Definitions and Rules of Construction............................     27
Article II  TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS, PROFESSIONAL
            COMPENSATION AND REIMBURSEMENT CLAIMS, AND PRIORITY TAX CLAIMS..................................     27
     2.1    Administrative Expense Claims...................................................................     27
     2.2    Professional Compensation and Reimbursement Claims..............................................     28
     2.3    Priority Tax Claims.............................................................................     28
Article III CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS...................................................     28
Article IV  TREATMENT OF CLAIMS AND EQUITY INTERESTS........................................................     30
     4.1    Payment of Interest.............................................................................     30
     4.2    Timing of Payments and Distributions............................................................     30
     4.3    Class 1 - Other Priority Claims.................................................................     31
            (a)  Distributions..............................................................................     31
            (b)  Impairment and Voting......................................................................     31
     4.4    Class 2 - Other Secured Claims..................................................................     31
            (a)  Distributions/Reinstatement of Claims......................................................     31
            (b)  Impairment and Voting......................................................................     32
     4.5    Class 3a - Secured Claims Relating to First and Refunding Mortgage Bonds........................     32
            (a)  Allowance..................................................................................     32
            (b)  Distributions..............................................................................     32
            (c)  Liens......................................................................................     32
            (d)  Impairment and Voting......................................................................     32
     4.6    Class 3b - Secured Claims Relating to Replaced First and Refunding Mortgage Bonds...............     32
            (a)  Allowance..................................................................................     32
            (b)  Distributions..............................................................................     33
            (c)  Liens......................................................................................     33
            (d)  Impairment and Voting......................................................................     33
     4.7    Class 4a - Mortgage Backed PC Bond Claims.......................................................     33
            (a)  Allowance..................................................................................     33
            (b)  Distributions..............................................................................     33
            (c)  Impairment and Voting......................................................................     34
     4.8    Class 4b--MBIA Insured PC Bond Claims...........................................................     35
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            (a)  Allowance..................................................................................     35
            (b)  Distributions..............................................................................     35
            (c)  Impairment and Voting......................................................................     36
     4.9    Class 4c--MBIA Claims...........................................................................     36
            (a)  Allowance..................................................................................     36
            (b)  Distributions..............................................................................     36
            (c)  Impairment and Voting......................................................................     36
     4.10   Class 4d--Letter of Credit Backed PC Bond Claims................................................     36
            (a)  Allowance..................................................................................     36
            (b)  Distributions..............................................................................     36
            (c)  Impairment and Voting......................................................................     38
     4.11   Class 4e--Letter of Credit Bank Claims..........................................................     38
            (a)  Allowance..................................................................................     38
            (b)  Distributions..............................................................................     38
            (c)  Impairment and Voting......................................................................     42
     4.12   Class 4f--Prior Bond Claims.....................................................................     43
            (a)  Allowance..................................................................................     43
            (b)  Distributions..............................................................................     43
            (c)  Impairment and Voting......................................................................     43
     4.13   Class 4g--Treasury PC Bond Claims...............................................................     43
            (a)  Allowance..................................................................................     43
            (b)  Distributions..............................................................................     43
            (c)  Impairment and Voting......................................................................     45
     4.14   Class 5 - General Unsecured Claims..............................................................     45
            (a)  Distributions..............................................................................     45
            (b)  Impairment and Voting......................................................................     45
     4.15   Class 6--ISO, PX and Generator Claims...........................................................     45
            (a)  Distributions..............................................................................     45
            (b)  Impairment and Voting......................................................................     45
     4.16   Class 7 - ESP Claims............................................................................     45
            (a)  Distributions..............................................................................     45
            (b)  Impairment and Voting......................................................................     46
     4.17   Class 8--Environmental and Tort Claims..........................................................     46
            (a)  Distributions..............................................................................     46
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            (b)  Liquidation of Environmental and Tort Claims...............................................     46
            (c)  Impairment and Voting......................................................................     47
     4.18   Class 9--Chromium Litigation Claims.............................................................     47
            (a)  Distributions..............................................................................     47
            (b)  Impairment and Voting......................................................................     48
     4.19   Class 10--Convenience Claims....................................................................     48
            (a)  Distributions..............................................................................     48
            (b)  Impairment and Voting......................................................................     48
     4.20   Class 11--QUIDS Claims..........................................................................     48
            (a)  Allowance..................................................................................     48
            (b)  Distributions..............................................................................     48
            (c)  Impairment and Voting......................................................................     48
     4.21   Class 12 - Preferred Stock Equity Interests.....................................................     48
            (a)  Treatment..................................................................................     48
            (b)  Impairment and Voting......................................................................     48
     4.22   Class 13 - Common Stock Equity Interests........................................................     49
            (a)  Treatment..................................................................................     49
            (b)  Impairment and Voting......................................................................     49
     4.23   Allocation of Long-Term Notes...................................................................     49
     4.24   Tax Treatment...................................................................................     49
Article V   PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN AND TREATMENT OF DISPUTED,
            CONTINGENT AND UNLIQUIDATED ADMINISTRATIVE EXPENSE CLAIMS, CLAIMS AND EQUITY INTERESTS..........     49
     5.1    Voting of Claims and Equity Interests...........................................................     49
     5.2    Elimination of Vacant Classes...................................................................     50
     5.3    Nonconsensual Confirmation......................................................................     50
     5.4    Method of Distributions Under the Plan..........................................................     50
            (a)  Disbursing Agent...........................................................................     50
            (b)  Distributions to Holders as of the Distribution Record Date................................     50
            (c)  Distributions of Cash......................................................................     51
            (d)  Timing of Distributions....................................................................     51
            (e)  Allocation of Plan Distributions...........................................................     51
            (f)  Minimum Distributions......................................................................     51
            (g)  Unclaimed Distributions....................................................................     51
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               (h)  Escrow for Disputed Claims...................................................................   52
        5.5    Objections to and Resolution of Administrative Expense Claims and Claims..........................   53
        5.6    Payment of Trustees' and Issuer's Fees............................................................   54
        5.7    Cancellation of Existing Securities and Agreements................................................   54
Article VI     EXECUTORY CONTRACTS AND UNEXPIRED LEASES..........................................................   54
        6.1    Assumption, Assignment and/or Rejection of Executory Contracts and Unexpired Leases ..............   54
               (a)  Assumption of Executory Contracts and Unexpired Leases.......................................   54
               (b)  Assumption and Assignment of Executory Contracts and Unexpired Leases........................   55
        6.2    Schedules of Rejected Executory Contracts and Unexpired Leases; Inclusiveness.....................   56
        6.3    Approval of Assumption, Assumption and Assignment or Rejection of Executory Contracts and
               Unexpired Leases..................................................................................   56
        6.4    Cure of Defaults..................................................................................   57
        6.5    Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected
               Pursuant to the Plan..............................................................................   57
        6.6    Assumed Indemnification Obligations...............................................................   57
        6.7    Compensation and Benefit Programs.................................................................   57
        6.8    Retiree Benefits..................................................................................   58
Article VII    IMPLEMENTATION OF THE PLAN........................................................................   58
        7.1    Restructuring of the Electric Transmission Business...............................................   58
               (a)  Transfer of ETrans Assets....................................................................   58
               (b)  Assumed ETrans Liabilities...................................................................   58
               (c)  ETrans Long-Term Notes.......................................................................   58
               (d)  New Money Notes..............................................................................   59
               (e)  Cash Payment.................................................................................   59
               (f)  Continuing Services Agreement................................................................   59
               (g)  Service and Maintenance Agreement............................................................   59
               (h)  RTO..........................................................................................   59
               (i)  Boards of Control............................................................................   59
               (j)  Officers.....................................................................................   60
               (k)  Regulatory Approvals.........................................................................   60
        7.2    Restructuring of the Gas Transmission Business....................................................   61
               (a)  Transfer of GTrans Assets....................................................................   61
               (b)  Assumed GTrans Liabilities...................................................................   61
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               (c)  GTrans Long-Term Notes......................................................   61
               (d)  New Money Notes.............................................................   61
               (e)  Cash Payment................................................................   62
               (f)  Transportation and Storage Services Agreement...............................   62
               (g)  Boards of Control...........................................................   62
               (h)  Officers....................................................................   62
               (i)  Regulatory Approvals........................................................   62
        7.3    Restructuring of the Electric Generation Business................................   63
               (a)  Transfer of Gen Assets......................................................   63
               (b)  Assumed Gen Liabilities.....................................................   63
               (c)  Gen Long-Term Notes and QUIDS Notes.........................................   64
               (d)  New Money Notes.............................................................   64
               (e)  Cash Payment................................................................   64
               (f)  Reorganized Debtor Power Sales Agreement....................................   64
               (g)  Land Ownership..............................................................   65
               (h)  Boards of Control...........................................................   65
               (i)  Officers....................................................................   65
               (j)  Regulatory Approvals........................................................   65
        7.4    Newco............................................................................   66
               (a)  Transfer of Assets..........................................................   66
               (b)  Assumption of Liabilities...................................................   67
               (c)  Board of Directors..........................................................   67
               (d)  Officers....................................................................   67
        7.5    Reorganized Debtor...............................................................   67
               (a)  Surplus Property and Property Rights........................................   67
               (b)  Dividend of Newco Common Stock to the Parent................................   68
               (c)  New Money Notes.............................................................   68
               (d)  Transfer of Long-Term Notes and QUIDS Notes to Holders of Allowed Claims....   68
               (e)  NOP.........................................................................   68
               (f)  Retention and Transfer of Rate Recovery Litigation Claims...................   69
               (g)  BFM Contract Seizure Litigation.............................................   69
               (h)  Claims Against the State....................................................   69
               (i)  Separation and Support Services Agreements..................................   70
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              (j)   Board of Directors.......................................  70
              (k)   Officers.................................................  70
              (l)   Articles of Incorporation and Bylaws.....................  70
              (m)   Reorganized Debtor Spin-Off..............................  71
              (n)   Regulatory Issues........................................  71
        7.6   Parent.........................................................  72
              (a)   Transfer of Assets to Parent or Newco....................  72
              (b)   Assumed Parent Liabilities...............................  73
              (c)   Parent Dividend..........................................  73
              (d)   Regulatory Approvals.....................................  73
        7.7   Working Capital Facilities.....................................  73
        7.8   Regulatory Issues..............................................  74
        7.9   Issuance of New Securities.....................................  74
        7.10  Additional Entities............................................  74
Article VIII  CONFIRMATION AND EFFECTIVENESS OF THE PLAN.....................  75
        8.1   Conditions Precedent to Confirmation...........................  75
        8.2   Conditions Precedent to Effectiveness..........................  76
        8.3   Effect of Failure of Conditions................................  77
        8.4   Waiver of Conditions...........................................  78
Article IX    EFFECT OF CONFIRMATION OF PLAN.................................  78
        9.1   Term of Bankruptcy Injunction or Stays.........................  78
        9.2   Revesting of Assets............................................  78
        9.3   Operations Following Effective Date............................  78
        9.4   Claims Extinguished............................................  78
        9.5   Discharge of Debtor............................................  78
        9.6   Injunction.....................................................  79
Article X     RETENTION OF JURISDICTION......................................  80
Article XI    MISCELLANEOUS PROVISIONS.......................................  81
        11.1  Effectuating Documents and Further Transactions................  81
        11.2  Assurances Regarding Debt Securities...........................  81
        11.3  Corporate Action...............................................  82
        11.4  Exemption from Transfer Taxes..................................  82
        11.5  Releases by Debtor.............................................  83
        11.6  Limited Release by Releasees...................................  83
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        11.7   Exculpation....................................................  83
        11.8   Termination of Committee.......................................  84
        11.9   Fees and Expenses..............................................  84
        11.10  Payment of Statutory Fees......................................  85
        11.11  Amendment or Modification of the Plan..........................  85
        11.12  Severability...................................................  86
        11.13  Revocation or Withdrawal of the Plan...........................  86
        11.14  Binding Effect.................................................  86
        11.15  Notices........................................................  86
        11.16  Governing Law..................................................  88
        11.17  Withholding and Reporting Requirements.........................  88
        11.18  Preservation of Certain Claims.................................  88
        11.19  Plan Supplement................................................  88
        11.20  Ancillary Plan Materials.......................................  89
        11.21  Exhibits/Schedules.............................................  90
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        Pacific Gas and Electric Company, a California corporation (the
"Debtor"), together with the Debtor's parent company, PG&E Corporation, a
 ------
California corporation (the "Parent"), jointly propose the following plan of
                             ------
reorganization for the Debtor under Section 1121(a) of the Bankruptcy Code:

                                   ARTICLE I

                     DEFINITIONS AND CONSTRUCTION OF TERMS

        1.1  Definitions.  As used herein, the following terms have the
             -----------
respective meanings specified below:

        92A Bonds means those certain California Pollution Control Financing
        ---------
Authority, Pollution Control Revenue Bonds (Pacific Gas and Electric Company) 1992 Series A issued by the Issuer in the aggregate principal amount of $35,000,000.

        92B Bonds means those certain California Pollution Control Financing
        ---------
Authority, Pollution Control Revenue Bonds (Pacific Gas and Electric Company) 1992 Series B issued by the Issuer in the aggregate principal amount of $50,000,000.

        93A Bonds means those certain California Pollution Control Financing
        ---------
Authority, Pollution Control Revenue Bonds (Pacific Gas and Electric Company) 1993 Series A issued by the Issuer in the aggregate principal amount of $60,000,000.

        93B Bonds means those certain California Pollution Control Financing
        ---------
Authority, Pollution Control Revenue Bonds (Pacific Gas and Electric Company) 1993 Series B issued by the Issuer in the aggregate principal amount of $200,000,000.

        96B Bonds means those certain California Pollution Control Financing
        ---------
Authority, Pollution Control Refunding Revenue Bonds (Pacific Gas and Electric Company) 1996 Series B issued by the Issuer in the aggregate principal amount of $160,000,000.

        96C Bonds means those certain California Pollution Control Financing
        ---------
Authority, Pollution Control Refunding Revenue Bonds (Pacific Gas and Electric Company) 1996 Series C issued by the Issuer in the aggregate principal amount of $200,000,000.

        96D Bonds means those certain California Pollution Control Financing
        ---------
Authority, Pollution Control Revenue Bonds (Pacific Gas and Electric Company) 1996 Series D issued by the

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Issuer in the aggregate principal amount of $100,000,000.

        96E Bonds means those certain California Pollution Control Financing
        ---------
Authority, Pollution Control Refunding Revenue Bonds (Pacific Gas and Electric Company) 1996 Series E issued by the Issuer in the aggregate principal amount of $165,000,000.

        96F Bonds means those certain California Pollution Control Financing
        ---------
Authority, Pollution Control Refunding Revenue Bonds (Pacific Gas and Electric Company) 1996 Series F issued by the Issuer in the aggregate principal amount of $100,000,000.

        96G Bonds means those certain California Pollution Control Financing
        ---------
Authority, Pollution Control Refunding Revenue Bonds (Pacific Gas and Electric Company) 1996 Series G issued by the Issuer in the aggregate principal amount of $62,870,000.

        97A Bonds means those certain California Pollution Control Financing
        ---------
Authority, Pollution Control Refunding Revenue Bonds (Pacific Gas and Electric Company) 1997 Series A issued by the Issuer in the aggregate principal amount of $45,000,000.

        97B Bonds means those certain California Pollution Control Financing
        ---------
Authority, Pollution Control Refunding Revenue Bonds (Pacific Gas and Electric Company) 1997 Series B issued by the Issuer in the aggregate principal amount of $148,550,000.

        97C Bonds means those certain California Pollution Control Financing
        ---------
Authority, Pollution Control Refunding Revenue Bonds (Pacific Gas and Electric Company) 1997 Series C issued by the Issuer in the aggregate principal amount of $148,550,000.

        97D Bonds means those certain California Pollution Control Financing
        ---------
Authority, Pollution Control Refunding Revenue Bonds (Pacific Gas and Electric Company) 1997 Series D issued by the Issuer in the aggregate principal amount of $17,900,000.

        Administrative Expense Claims means all Claims against the Debtor
        -----------------------------
constituting a cost or expense of administration of the Chapter 11 Case under Sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, all actual and necessary costs and expenses of preserving the estate of the Debtor, all actual and necessary costs and expenses of operating the business of the Debtor-in-Possession, any indebtedness or obligations incurred or assumed by the Debtor-in-Possession in connection with the conduct of its business, all cure amounts owed in respect

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of executory contracts and unexpired leases assumed by the Debtor-in-Possession, all Compensation and Reimbursement Claims, and any fees or charges assessed against the estate of the Debtor under Section 1930 of Chapter 123 of Title 28 of the United States Code.

        Affiliate has the meaning ascribed to such term in Section 101(2) of the
        ---------
Bankruptcy Code.

        Allowed means, with reference to any Claim against or Equity Interest in
        -------
the Debtor, (a) any Claim which has been listed by the Debtor in the Debtor's Bankruptcy Schedules, as such Schedules may be amended by the Debtor from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim or objection to claim has been filed, (b) any Claim or Equity Interest allowed hereunder, (c) any Claim or Equity Interest which is not Disputed, (d) any Claim or Equity Interest that is compromised, settled or otherwise resolved pursuant to a Final Order of the Bankruptcy Court or under the Plan, or (e) any Claim or Equity Interest which, if Disputed, has been Allowed by Final Order; provided, however,
                                                              --------  -------
that Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered "Allowed Claims" hereunder. Unless otherwise specified herein or by order of
---------------
the Bankruptcy Court, "Allowed Administrative Expense Claim" or "Allowed Claim"
                       ------------------------------------      -------------
shall not, for any purpose under the Plan, include interest on such Administrative Expense Claim or Claim from and after the Petition Date.

        Amended and Restated Credit Agreement means the Amended and Restated
        -------------------------------------
Credit Agreement among the Debtor and Bank of America, et al., dated as of December 1, 1997, together with all amendments, modifications, renewals, substitutions and replacements thereof.

        Ancillary Plan Materials means the documents, schedules and other
        ------------------------
instruments to be filed with the Bankruptcy Court in accordance with Section
11.20 hereof.

        Assumed Corporate Indemnities means all obligations of the Debtor,
        -----------------------------
pursuant to the Debtor's articles of incorporation or bylaws, applicable state law or specific agreement, or any combination of the foregoing, to defend or indemnify, or to reimburse or limit the liability of, its present and any former officers, directors and/or employees who were officers, directors and/or employees, respectively, on or after the Petition Date, solely in their capacity as officers, directors

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and/or employees, against or with respect to any claims or obligations.

        Assumed Indemnification Claims means all Claims against the Debtor, if
        ------------------------------
any, as to which the claimant asserts rights based only upon the Assumed Corporate Indemnities.

        Ballot means the form distributed to each holder of an Impaired Claim or
        ------
Equity Interest on which such holder shall indicate acceptance or rejection of the Plan.

        Bank means, with respect to each Reimbursement Agreement, those certain
        ----
banking or other financial institutions that are signatories thereto (other than the Letter of Credit Issuing Bank) and their respective successors and assigns.

        Bankruptcy Code means Title 11 of the United States Code, as amended
        ---------------
from time to time.

        Bankruptcy Court means the United States Bankruptcy Court for the
        ----------------
Northern District of California having jurisdiction over the Chapter 11 Case and, to the extent of any reference under Section 157 of Title 28 of the United States Code, the unit of such District Court under Section 151 of Title 28 of the United States Code.

        Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as
        ----------------
promulgated by the United States Supreme Court under Section 2075 of Title 28 of the United States Code, as amended from time to time, and any Local Rules of the Bankruptcy Court, as amended from time to time.

        BFM means the block forward market administered by the PX.
        ---

        BFM Contract Seizure Litigation means all Causes of Action of the Debtor
        -------------------------------
arising from the seizure by the Governor of the State of California on or about February 5, 2001 of the Debtor's block forward market contracts for the delivery of specified quantities of electricity at specified prices and at specified times during 2001, including, but not limited to, (a) the claims set forth in the administrative claim filed by the Debtor with the California Victim Compensation Board on or about March 28, 2001 (Government Claim No. G513644), and (b) the claims set forth in the action filed by the Debtor against the State of California on or about July 16, 2001 in San Francisco Superior Court (Case No. 322921).

        Bond Loan means, with respect to each series of PC Bonds, the loan of
        ---------
the proceeds from

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the sale of such series of PC Bonds made by the Issuer to the Debtor pursuant to the terms of the respective Loan Agreement.

        Bond Trustee means, with respect to the PC Bonds, Bankers Trust Company,
        ------------
a state banking corporation organized under the laws of the State of New York, as trustee, or U.S. Bank Trust, a state banking corporation organized under the laws of the State of New York, as trustee, under the Indentures pursuant to which the PC Bonds were issued, as applicable, and their successors and assigns or any successor trustee under such Indentures appointed in accordance with the terms thereof.

        Business Day means any day other than a Saturday, a Sunday or any other
        ------------
day on which commercial banks in San Francisco, California or New York, New York are required or authorized to close by law or executive order.

        Calaska means Calaska Energy Company.
        -------

        Cash means legal tender of the United States of America.
        ----

        Cause of Action means, without limitation, any and all actions, causes
        ---------------
of action, liabilities, obligations, rights, suits, damages, judgments, claims and demands whatsoever, whether known or unknown, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Case, including through the Effective Date.

        Chapter 11 Case means the case under Chapter 11 of the Bankruptcy Code
        ---------------
commenced by the Debtor in the Bankruptcy Court on April 6, 2001 and filed under Chapter 11 Case No. 01-30923 DM.

        Chromium Litigation means Causes of Action against the Debtor relating
        -------------------
to alleged chromium contamination, including, but not limited to, the following fourteen (15) civil actions pending in California courts: (a) Aguayo v. Pacific
                                                               -----------------
Gas and Electric Company, filed March 15, 1995, in Los Angeles County Superior
------------------------
Court, (b) Aguilar v. Pacific Gas and Electric Company, filed October 4, 1996,
           -------------------------------------------
in Los Angeles County Superior Court, (c) Acosta, et al. v. Betz Laboratories,
                                          ------------------------------------
Inc., et al., filed November 27, 1996, in Los Angeles County Superior Court, (d)
-------- ---
Adams v. Pacific Gas and Electric Company and Betz Chemical Company, filed July
-------------------------------------------------------------------
25, 2000, in Los Angeles County Superior

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Court, (e) Baldonado v. Pacific Gas and Electric Company, filed October 25,
           ---------------------------------------------
2000, in Los Angeles County Superior Court, (f) Gale v. Pacific Gas and Electric
                                                --------------------------------
Company, filed January 30, 2001, in Los Angeles County Superior Court, (g)
-------
Monice v. Pacific Gas & Electric Company, filed March 15, 2001, in San
----------------------------------------
Bernardino County Superior Court, (h) Fordyce v. Pacific Gas and Electric
                                      -----------------------------------
Company, filed March 16, 2001, in San Bernardino Superior Court, (i) Puckett v.
-------                                                              ----------
Pacific Gas & Electric Company, filed March 30, 2001, in Los Angeles County
------------------------------
Superior Court, (j) Alderson, et al. v. PG&E Corporation, Pacific Gas and
                    -----------------------------------------------------
Electric Company, Betz Chemical Company, et al., filed April 11, 2001, in Los
-----------------------------------------------
Angeles County Superior Court; (k) Bowers, et al. v. Pacific Gas and Electric
                                   ------------------------------------------
Company, et al., filed April 20, 2001, in Los Angeles County Superior Court; (l)
---------------
Boyd, et al. v. Pacific Gas and Electric Company, et al., filed May 2, 2001, in
--------------------------------------------------------
Los Angeles County Superior Court; (m) Martinez, et al. v. Pacific Gas and
                                       -----------------------------------
Electric Company, filed June 29, 2001, in Los Angeles County Superior Court; (n)
----------------
Kearney v. Pacific Gas and Electric Company, filed November 15, 2001, in Los
-------------------------------------------
Angeles County Superior Court; and (o) Miller v. Pacific Gas and Electric
                                       ----------------------------------
Company, filed November 21, 2001, in Los Angeles County Superior Court.
-------
          Chromium Litigation Claims means all Claims against the Debtor arising
          --------------------------
from the Chromium Litigation for damages or other obligations, including Punitive Damages; provided, however, that Chromium Litigation Claims shall not
                  --------  -------
include (a) any Claims settled, liquidated or determined by a Final Order or a binding award, agreement or settlement prior to the Petition Date for amounts payable by the Debtor for damages or other obligations in a fixed dollar amount payable in a lump sum or by a series of payments (which Claims are classified as General Unsecured Claims), (b) Environmental Claims, or (c) Tort Claims.

          Claim has the meaning set forth in Section 101 of the Bankruptcy Code.
          -----

          Claims Against the State means any Cause of Action of the Debtor
          ------------------------
against the State of California or any agency or subdivision thereof resulting from actions of the State of California and the CPUC relating to the recovery of transition costs and the failure to timely conclude that the conditions for ending the rate freeze had been satisfied.

          Class means a category of holders of Claims against or Equity
          -----
Interests in the Debtor as set forth in Articles III and IV of the Plan.

        Clerk means the clerk of the Bankruptcy Court.
        -----

        Collateral means any property or interest in property of the estate of
        ----------
the Debtor subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.

        Commercial Paper means short-term promissory notes of the Debtor bearing
        ----------------
various interest rates based on the three (3) month London Inter Bank Offered Rate and issued under commercial paper dealer agreements between the Debtor and
(a) Goldman Sachs & Co., dated May 30, 1997, (b) Bank of America National Trust and Savings Association, dated February 7, 1985, (c) Salomon Smith Barney, Inc., dated November 10, 2000 and (d) Merrill Lynch, Pierce Fenner & Smith (oral agreement).

        Commercial Paper Claims means all Claims against the Debtor arising from
        -----------------------
Commercial Paper.

        Committee means the official Committee of Unsecured Creditors appointed
        ---------
in the Chapter 11 Case by the United States Trustee pursuant to Section 1102 of the Bankruptcy Code, as reconstituted from time to time. As of the date hereof, the Committee is comprised of Reliant Energy, Inc., Dynegy Power Marketing, Inc., P-E Berkeley, Inc., GWF Power Systems Company, Inc., Bank of America, N.A., Morgan Guaranty, Merrill Lynch, Davey Tree Expert Co., the City of Palo Alto, California, the State of Tennessee and Pacific Investment Management Company LLC.

        Common Stock means shares of the Debtor's common stock, par value $5.00
        ------------
per share.

        Common Stock Equity Interests means any right relating to the three
        -----------------------------
hundred twenty six million, nine hundred twenty six thousand, six hundred sixty seven (326,926,667) issued and outstanding shares of Common Stock, all of which are held directly or indirectly by the Parent.

        Confirmation Date means the date on which the Clerk of the Bankruptcy
        -----------------
Court enters the Confirmation Order on the docket.

        Confirmation Hearing means the hearing held by the Bankruptcy Court to
        --------------------
consider confirmation of the Plan pursuant to Section 1128 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

        Confirmation Order means the order of the Bankruptcy Court confirming
        ------------------
the Plan
pursuant to Section 1129 of the Bankruptcy Code.

        Convenience Claims means all Claims against the Debtor by a vendor,
        ------------------
supplier or service provider or arising from the rejection of executory contracts and unexpired leases as defined in Section 365 of the Bankruptcy Code
(a) in the Allowed amount of $100,000 or less or (b) consensually reduced to an Allowed amount of $100,000 by the holder of the Claim.

        CPUC means the California Public Utilities Commission.
        ----

        CPU Code means the California Public Utilities Code.
        --------

        Debtor has the meaning set forth in the introduction to the Plan.
        ------

        Debtor-in-Possession means the Debtor in its capacity as debtor-in-
        --------------------
possession in the Chapter 11 Case pursuant to Sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

        Debtor's Articles of Incorporation means the Restated Articles of
        ----------------------------------
Incorporation of the Debtor, effective as of May 6, 1998.

        Debtor's Bankruptcy Schedules means the schedules of assets and
        -----------------------------
liabilities, schedule of current income and expenditures, schedule of executory contracts and unexpired leases, and statement of financial affairs filed in this Chapter 11 Case by the Debtor pursuant to Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007.

        Debtor's Bylaws means the Bylaws of the Debtor, as amended as of
        ---------------
February 21, 2001.

        Diablo Canyon means the Diablo Canyon Power Plant.
        -------------

        Disbursing Agent means any Entity in its capacity as a disbursing agent
        ----------------
under Section 5.4 hereof.

        Disclosure Statement means the First Amended Disclosure Statement for
        --------------------
the First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for Pacific Gas and Electric Company, proposed by the Proponents, dated December 19, 2001, including, without limitation, the Plan Supplement, all exhibits, supplements, appendices and schedules thereto, as approved on ___________, 2002 by the Bankruptcy Court pursuant to the Disclosure Statement Order.

        Disclosure Statement Order means the order of the Bankruptcy Court
        --------------------------
entered pursuant to Section 1125 of the Bankruptcy Code approving, among other things, the Disclosure Statement, setting dates for the confirmation hearing and for filing objections to the Plan, and establishing procedures for the solicitation and tabulation of votes to accept or reject the Plan.

        Disputed means, (a) with reference to any Claim against the Debtor,
        --------
proof of which was timely and properly filed, or in the case of an Administrative Expense Claim, any Administrative Expense Claim or Claim which is disputed under the Plan or as to which the Debtor has interposed a timely objection and/or request for estimation in accordance with Section 502(c) of the Bankruptcy Code and/or Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, and (b) any Claim against the Debtor, proof of which was required to be filed by order of the Bankruptcy Court or pursuant to applicable law, but as to which a proof of claim was not timely or properly filed. A Claim that is Disputed by the Debtor as to its amount only shall be deemed Allowed in the amount the Debtor admits owing, if any, and Disputed as to the excess.

        Disputed Claim Amount means the disputed portion of the amount set forth
        ---------------------
in the proof of claim relating to a Disputed Claim or, if an amount is estimated in respect of a Disputed Claim in accordance with Section 502(c) of the Bankruptcy Code and/or Bankruptcy Rule 3018, the amount so estimated pursuant to an order of the Bankruptcy Court.

        Distribution Record Date means the close of business two (2) days prior
        ------------------------
to the Effective Date.

        DWR means the California Department of Water Resources.
        ---

        DWR Claims means all Claims against the Debtor arising from the DWR
        ----------
Comprehensive Agreement maturing in 2001 through 2008.

        DWR Comprehensive Agreement means the Agreement between the Debtor and
        ---------------------------
the DWR, effective April 22, 1982, relating to the terms of certain transmission services provided to the DWR, together with all amendments, modifications, renewals, substitutions and replacements thereof.

        DWR Contracts means the contracts entered into by the DWR for the
        -------------
purchase of electric power pursuant to California Assembly Bill No. 1.

        Effective Date means two (2) days after the later of (a) the date on
        --------------
which the

Confirmation Order is entered and (b) the date on which the conditions specified in Section 8.2 hereof have been satisfied or waived by the Proponents.

        Entity has the meaning set forth in Section 101(15) of the Bankruptcy
        ------
Code.

        Environmental and Tort Claims means all Environmental Claims and Tort
        -----------------------------
Claims.

        Environmental Claims means all Claims against the Debtor arising from
        --------------------
any accusation, allegation, notice of violation, action, claim, environmental Lien, demand, abatement or other order or direction (conditional or otherwise) by any Governmental Entity or any other Person for personal injury (including, but not limited to, sickness, disease or death), tangible or intangible property damage, Punitive Damages, damage to the environment, nuisance, pollution, contamination or other adverse effect on the environment, or for fines, penalties or restrictions resulting from or based upon (a) the existence, or the continuation of the existence, of a release (including, but not limited to, sudden or non-sudden accidental or non-accidental releases) of, or exposure to, any hazardous material, odor or audible noise in, into or onto the environment (including, but not limited to, the air, soil, surface water or groundwater) at, in, by, from or related to any property presently or formerly owned, operated or leased by the Debtor or any activities or operations thereof, (b) the transportation, storage, treatment or disposal of hazardous materials in connection with any property presently or formerly owned, operated or leased by the Debtor or its operations or facilities, or (c) the violation or alleged violation, of any environmental law, order or environmental permit or license of or from any Governmental Entity relating to environmental matters connected with any property presently or formerly owned, leased or operated by the Debtor; provided, however, that Environmental Claims shall not include (i) any Claims
--------  -------
settled, liquidated or determined by a Final Order or a binding award, agreement or settlement prior to the Petition Date for amounts payable by the Debtor for damages or other obligations in a fixed dollar amount payable in a lump sum or by a series of payments (which Claims are classified as General Unsecured Claims), (ii) Tort Claims, or (iii) Chromium Litigation Claims.

        Equity Interest means any share of Common Stock, Preferred Stock or
        ---------------
other instrument evidencing an ownership interest in the Debtor, whether or not transferable, and any option, warrant or other right, contractual or otherwise, to acquire any such interest.

        ERISA means the Employee Retirement Income Security Act of 1974, as
        -----
amended.

        ESP means energy service provider.
        ---

        ESP Claims means all Claims against the Debtor arising from PX energy
        ----------
credits payable by the Debtor to ESPs.

        ETrans means ETrans LLC, a California limited liability company and a
        ------
wholly-owned subsidiary of Newco, or such other company name as the Debtor may deem appropriate for the limited liability company operating the ETrans Business.

        ETrans Assets has the meaning set forth in Section 7.1(a) hereof.
        -------------

        ETrans Business means the Debtor's current electric transmission
        ---------------
business.

        ETrans Liabilities has the meaning set forth in Section 7.1(b) hereof.
        ------------------

        ETrans Long-Term Notes means the long-term debt securities to be issued
        ----------------------
by ETrans, the terms of which are set forth on the Summary of Terms of Debt Securities.

        ETrans Membership Interests means the limited liability company
        ---------------------------
membership interests of ETrans.

        ETrans New Money Notes has the meaning set forth in Section 7.1(d)
        ----------------------
hereof.

        Eureka means Eureka Energy Company, a wholly-owned subsidiary of the
        ------
Debtor.

        Exchange Act means the Securities Exchange Act of 1934, as amended.
        ------------

        Federal Judgment Rate means the interest rate allowed pursuant to
        ---------------------
Section 1961 of Title 28 of the United States Code, as amended, as published by the Board of Governors of the Federal Reserve System for the calendar week that preceded the Petition Date.

        Fed.Rules Civ.Pro. means the Federal Rules of Civil Procedure.
        ------------------

        FERC means the Federal Energy Regulatory Commission.
        ----

        Final Order means an order of the Bankruptcy Court, or any other court
        -----------
of competent jurisdiction, as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtor or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the
                                            --------  -------
possibility that a motion under Rule 59 or Rule 60 of the Fed.Rules Civ.Pro., or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be filed with respect to such order shall not prevent such order from being a Final Order.

     First and Refunding Mortgage Bonds means (a) 7.875% First and Refunding
     ----------------------------------
Mortgage Bonds Series 92A due March 1, 2002, (b) 6.250% First and Refunding Mortgage Bonds Series 93C due August 1, 2003, (c) 6.25% First and Refunding Mortgage Bonds Series 93G due March 1, 2004, (d) 5.875% First and Refunding Mortgage Bonds Series 93E due October 1, 2005, (e) 6.250% First and Refunding Mortgage Bonds Series 81B due August 1, 2011, (f) 8.800% First and Refunding Mortgage Bonds Series 91A due May 1, 2024, (g) 8.375% First and Refunding Mortgage Bonds Series 92B due May 1, 2025, (h) 8.25% First and Refunding Mortgage Bonds Series 92D due November 1, 2022, (i) 7.25% First and Refunding Mortgage Bonds Series 93A due March 1, 2026, (j) 7.25% First and Refunding Mortgage Bonds Series 93D due August 1, 2026, (k) 6.75% First and Refunding Mortgage Bonds Series 93F due October 1, 2023, and (l) 7.05% First and Refunding Mortgage Bonds Series 93H due March 1, 2024, each issued by the Debtor under the Mortgage.

     Floating Rate Note Claims means all Claims against the Debtor arising from
     -------------------------
the Floating Rate Notes.

     Floating Rate Notes means the Floating Rate Notes due October 31, 2001,
     -------------------
issued by the Debtor under an indenture dated as of September 1, 1987, under which The Bank of New York was the indenture trustee on the Petition Date, together with all amendments, modifications, renewals, substitutions and replacements thereof.

     Forbearance, Extension and Letter of Credit Fees has the meaning set forth
     ------------------------------------------------
in Section 4.11(b)(v) hereof.

     FPA means the Federal Power Act of 1920, as amended.
     ---

     Gen means Electric Generation LLC, a California limited liability company
     ---
and a wholly-
owned subsidiary of Newco, or such other company name as the Debtor may deem appropriate for the limited liability company operating the Gen Business.

     Gen Assets has the meaning set forth in Section 7.3(a) hereof.
     ----------

     Gen Business means the Debtor's current electricity generation business.
     ------------

     General Unsecured Claims means (a) Revolving Line of Credit Claims, (b)
     ------------------------
Medium Term Notes Claims, (c) Senior Note Claims, (d) Floating Rate Note Claims,
(e) DWR Claims, (f) Southern San Joaquin Valley Power Authority Bond Claims, (g) Claims against the Debtor arising from the rejection of executory contracts and unexpired leases as defined in Section 365 of the Bankruptcy Code, (h) Claims against the Debtor relating to pre-petition litigation, (i) Claims against the Debtor by the Debtor's vendors, suppliers and service providers, (j) Claims against the Debtor relating to intercompany obligations to Affiliates, and (k) Commercial Paper Claims; provided, however that General Unsecured Claims will
                         --------  -------
not include any unsecured Claims included in any other Class.

     Gen Liabilities has the meaning set forth in Section 7.3(b) hereof.
     ---------------

     Gen Long-Term Notes means the long-term debt securities to be issued by
     -------------------
Gen, the terms of which are set forth on the Summary of Terms of Debt
Securities.

     Gen Membership Interests means the limited liability company membership
     ------------------------
interests of Gen.

     Gen New Money Notes has the meaning set forth in Section 7.3(d) hereof.
     -------------------

     Governmental Entity has the meaning set forth for a governmental unit in
     -------------------
Section 101(27) of the Bankruptcy Code.

     GTN means PG&E Gas Transmission, Northwest Corporation, an affiliate of
     ---
the Debtor.

     GTrans means GTrans LLC, a California limited liability company and a
     ------
wholly-owned subsidiary of Newco, or such other company name as the Debtor may deem appropriate for the limited liability company operating the GTrans Business.

     GTrans Assets has the meaning set forth in Section 7.2(a) hereof.
     -------------

     GTrans Business means the Debtor's current natural gas transmission
     ---------------
business, as augmented by the integration into the Debtor's existing California gas transmission assets of an interstate natural gas pipeline segment to be acquired from GTN.

     GTrans Liabilities has the meaning set forth in Section 7.2(b) hereof.
     ------------------

     GTrans Long-Term Notes means the long-term debt securities to be issued by
     ----------------------
GTrans, the terms of which are set forth on the Summary of Terms of Debt Securities.

     GTrans Membership Interests means the limited liability company membership
     ---------------------------
interests of GTrans.

     GTrans New Money Notes has the meaning set forth in Section 7.2(d)
     ----------------------
hereof.

     HSR means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as
     ---
amended.

     Humboldt Bay means Unit 3 of the Humboldt Bay Power Plant.
     ------------

     Impaired means any Class of Claims against or Equity Interests in the
     --------
Debtor that is impaired within the meaning of Section 1124 of the Bankruptcy
Code.

     Indenture means, with respect to each series of PC Bonds, that certain
     ---------
indenture of trust between the Issuer and the Bond Trustee pursuant to which such series of PC Bonds were issued, as originally executed, together with all amendments, modifications, renewals, substitutions and replacements thereof.

     Interest Period means the period commencing on any interest payment date
     ---------------
specified herein and ending on the day preceding the next succeeding interest payment date; except in respect of the first interest period which extends to the Confirmation Date, where the Interest Period shall commence on the earlier of the Petition Date or the date specified on Exhibit B attached hereto and
                                              ---------
shall end on the Confirmation Date and the second interest period shall commence on the Confirmation Date.

     Internal Restructuring means the transactions set forth in Sections 7.1
     ----------------------
through 7.4, Sections 7.5(a) through 7.5(c), and Section 7.6 hereof.

     IRS means the United States Internal Revenue Service.
     ---

     ISO means the California Independent System Operator.
     ---

     ISO, PX and Generator Claims means all Claims against the Debtor arising
     ----------------------------
from amounts due to the ISO, PX and various power generators based on purchases of electricity or ancillary services by the Debtor in markets operated by the PX and the ISO.

     Issuer means the California Pollution Control Financing Authority, a
     ------
public
instrumentality and political subdivision of the State of California, organized and existing under the California Pollution Control Financing Authority Act, being Division 27 (commencing at Section 44500) of the California Health and Safety Code, as supplemented and amended.

     Land Holdings means Land Holdings LLC, a California limited liability
     -------------
company to be formed as a wholly-owned subsidiary of Newco, or such other company name as the Debtor may deem appropriate for the limited liability company holding certain property interests.

     Letter of Credit means, with respect to each series of Letter of Credit
     ----------------
Backed PC Bonds, that certain irrevocable direct pay letter of credit issued by the Letter of Credit Issuing Bank for the account of the Debtor to the Bond Trustee and delivered to the Bond Trustee in accordance with the terms of the respective Indenture, securing, among other things, the payment of the principal of, and interest on, the respective series of Letter of Credit Backed PC Bonds, together with all amendments, modifications, renewals, substitutions and replacements thereof.

     Letter of Credit Backed PC Bond Claims means all Claims against the Debtor
     --------------------------------------
by the Issuer, Bond Trustee and the holders of Letter of Credit Backed PC Bonds for all amounts due and owing by the Debtor under the Loan Agreements and each of the other PC Bond Documents executed by the Debtor in connection with the issuance of each series of Letter of Credit Backed PC Bonds.

     Letter of Credit Backed PC Bonds means, collectively, any series of 96C
     --------------------------------
Bonds, 96E Bonds, 96F Bonds and/or 97B Bonds that are outstanding as of the Voting Record Date or the Effective Date, as applicable.

     Letter of Credit Issuing Bank means, with respect to each series of Letter
     -----------------------------
of Credit Backed PC Bonds, the issuer of the Letter of Credit.

     Letter of Credit Bank Claims means all Claims against the Debtor relating
     ----------------------------
to (a) the contingent Claims of each Letter of Credit Issuing Bank and the applicable Banks, if any, with respect to payments which may become due by the Debtor under their respective Reimbursement Agreements with the Debtor in an amount equal to the outstanding Stated Amount of each of the Letters of Credit, and (b) the Claims of the Letter of Credit Issuing Banks and the applicable Banks, if any, for any and all accrued and unpaid amounts due by the Debtor under their respective Reimbursement Agreements, including amounts due as reimbursement of amounts paid by each Letter of Credit

Issuing Bank under its respective Letter of Credit to the Bond Trustee for the payment of interest on the related series of Letter of Credit Backed PC Bonds.

     LIBOR means, with respect to each Interest Period, the rate per annum
     -----
appearing on Bloomberg Professional page BBAM1 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars having the index maturity designated by the Debtor at approximately 11:00 a.m. (London time) on the LIBOR Interest Determination Date. If no rate appears on Bloomberg Professional page BBAM1, LIBOR shall mean the rate per annum appearing on Bridge Telerate Inc. page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars having the index maturity designated by the Debtor at approximately 11:00 a.m. (London time) on the LIBOR Interest Determination Date. If no rate appears on Bridge Telerate page 3750, the Debtor will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Debtor, to provide the Debtor with its offered quotation for deposits in U.S. dollars having the index maturity designated by the Debtor to prime banks in the London interbank market at approximately 11:00 a.m., (London time) on such LIBOR Interest Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in such market at such time. LIBOR determined will be the arithmetic mean of the offered quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in New York City on such LIBOR Interest Determination Date, by three major banks in New York City selected by the Debtor for loans in U.S. dollars to leading European banks, having the index maturity designated by the Debtor that is representative for a single transaction in U.S. dollars in such market at such time. If the banks so selected are not quoting as mentioned above, LIBOR will remain LIBOR in effect on such LIBOR Interest Determination Date.

     LIBOR Interest Determination Date means, for an Interest Period, the second
     ---------------------------------
London Business Day immediately preceding the first day of that Interest Period; except that in the period prior to the Confirmation Date, the LIBOR Interest Determination Dates for (a) Allowed Commercial Paper Claims shall be the second London business day immediately preceding each of April 1, July 1, October 1 and January 1, (b) Allowed Claims under International Swap Dealers Association

("ISDA") Agreements shall be the Petition Date and each anniversary thereof prior to the Confirmation Date, and (c) Allowed Claims of power generators shall be as determined between the Debtor and each such power generator, notwithstanding the fact that none of such dates is an interest payment date.

     Lien has the meaning set forth in Section 101(37) of the Bankruptcy Code.
     ----

     Loan Agreement means, with respect to each series of PC Bonds, that certain
     --------------
loan agreement by and between the Issuer and the Debtor with respect to such series of PC Bonds, as originally executed, together with all amendments, modifications, renewals, substitutions and replacements thereof.

     Long-Term Notes means, collectively, the ETrans Long-Term Notes, the GTrans
     ---------------
Long-Term Notes, and the Gen Long-Term Notes.

     Master Ballot means the Ballot to be completed by Nominees of beneficial
     -------------
owners of bonds, notes, debentures or shares of stock of the Debtor.

     Master Separation Agreement has the meaning set forth in Section 7.5(i)
     ---------------------------
hereof.

     MBIA means MBIA Inc.
     ----

     MBIA Claims means all Claims against the Debtor relating to (a) the
     -----------
contingent Claims of MBIA with respect to payments which may become due by the Debtor under the terms of the MBIA Reimbursement Agreement as reimbursement for payments made by MBIA under the PC Bond Insurance Policy, and (b) the Claims of MBIA for any and all accrued and unpaid amounts due by the Debtor under the MBIA Reimbursement Agreement, including any and all amounts due by the Debtor as reimbursement of amounts paid by MBIA under the PC Bond Insurance Policy to the Bond Trustee for the payment of interest on the MBIA Insured PC Bonds.

     MBIA Insured PC Bond Claims means all Claims against the Debtor by the
     ---------------------------
Issuer, Bond Trustee and the holders of the MBIA Insured PC Bonds for all amounts due and owing by the Debtor under the Loan Agreements and each of the other PC Bond Documents executed by the Debtor in connection with the issuance of each series of MBIA Insured PC Bonds.

     MBIA Insured PC Bonds means those certain California Pollution Control
     ---------------------
Financing Authority, Pollution Control Revenue Bonds (Pacific Gas and Electric Company) 1996 Series A issued by the Issuer in the aggregate principal amount of $200,000,000.

        MBIA Reimbursement Agreement means that certain Reimbursement and
        ----------------------------
Indemnity Agreement, dated as of May 1, 2000, by and between the Debtor and MBIA, pursuant to which MBIA has issued the PC Bond Insurance Policy, together with all amendments, modifications, and renewals thereof.

        Medium Term Note Claims means all Claims against the Debtor arising from
        -----------------------
the Medium Term Notes.

        Medium Term Notes means those certain notes bearing various interest
        -----------------
rates from 5.810% to 8.450% due through October 7, 2013, other than the Senior Notes and the Floating Rate Notes, issued by the Debtor under an indenture dated as of September 1, 1987, as amended, under which the Bank of New York was the indenture trustee on the Petition Date.

        Membership Interests means, collectively, the ETrans Membership
        --------------------
Interests, the GTrans Membership Interests and the Gen Membership Interests.

        Moody's means Moody's Investors Service Inc. or its successor.
        -------

        Mortgage means that certain First and Refunding Mortgage, dated December
        --------
1, 1920, made by the Debtor, under which BNY Western Trust Company was trustee on the Petition Date, together with all amendments, modifications, renewals, substitutions and replacements thereof.

        Mortgage Backed PC Bonds means, collectively, the 92A Bonds, the 92B
        ------------------------
Bonds, the 93A Bonds and the 93B Bonds.

        Mortgage Backed PC Bond Claims means all Claims against the Debtor by
        ------------------------------
the Issuer, Bond Trustee and the holders of the Mortgage Backed PC Bonds for all amounts due and owing by the Debtor under the Loan Agreement and each of the other PC Bond Documents executed by the Debtor in connection with the issuance of each series of Mortgage Backed PC Bonds.

        Mortgage Bonds means, with respect to each series of Mortgage Backed PC
        --------------
Bonds, those certain first and refunding mortgage bonds made by the Debtor in favor of the Bond Trustee pursuant to and secured by the Mortgage, in an aggregate principal amount equal to the related series of Mortgage Backed PC Bonds.

        Newco means Newco Energy Corporation, a California corporation and
        -----
initially a wholly-
owned subsidiary of the Debtor, or such other corporate name as the Debtor may deem appropriate.

        Newco Common Stock means the common stock, par value $0.001 per share,
        ------------------
of Newco, all of which is held initially by the Debtor.

        New Money Notes means, collectively, the ETrans New Money Notes, the
        ---------------
GTrans New Money Notes, the Gen New Money Notes and the Reorganized Debtor New Money Notes.

        New Mortgage Bonds means mortgage bonds to be issued by the Reorganized
        ------------------
Debtor, the terms of which are set forth on the Summary of Terms of Debt Securities.

        NGA means the Natural Gas Act of 1938, as amended.
        ---

        Nominee means any brokerage firm or bank, or the agent of such firm or
        -------
bank, holding the securities of a beneficial owner of bonds, notes, debentures or shares of stock of the Debtor.

        NOP or Net Open Position means the Debtor's customer electricity load
        ---    -----------------
requirements that are not met by (a) the DWR's long-term contracts or (b) the Reorganized Debtor's generating facilities or other long-term contracts with QFs and other providers existing as of the Effective Date.

        NRC means the United States Nuclear Regulatory Commission.
        ---

        NYSE means the New York Stock Exchange.
        ----

        Original Letter of Credit Fee has the meaning set forth in Section
        -----------------------------
4.11(b)(v) hereof.

        Other Priority Claims means all Claims against the Debtor, other than
        ---------------------
Administrative Expense Claims or Priority Tax Claims, entitled to priority in right of payment under Section 507(a) of the Bankruptcy Code.

        Other Secured Claims means all Claims against the Debtor relating to
        --------------------
mechanics' and materialmen's Liens and secured tax Claims, as well as Secured Claims, other than Secured Claims Relating to First and Refunding Mortgage Bonds, Secured Claims Relating to Replaced First and Refunding Mortgage Bonds and Mortgage Backed PC Bond Claims.

        Pacific Gas means Pacific Gas Properties Company.
        -----------

        Parent and PG&E Corporation has the meaning set forth in the
        ------     ----------------
introduction to the Plan.

        PC Bond Documents means, with respect to each series of PC Bonds, the
        -----------------
Loan Agreement, Indenture, and all of the other documents, instruments, agreements and certificates evidencing, securing, governing or otherwise pertaining to the respective Bond Loan or the respective series of PC Bonds or otherwise executed and delivered by or on behalf of the Debtor in connection with any of the foregoing, together with all amendments, modifications, renewals, substitutions and replacements of or to any of the foregoing.

        PC Bond Insurance Policy means that certain Financial Guaranty Insurance
        ------------------------
Policy issued by MBIA with respect to the MBIA Insured PC Bonds, together with all amendments, modifications, renewals, substitutions and replacements thereof.

        PC Bonds means collectively, the Letter of Credit Backed PC Bonds, the
        --------
MBIA Insured Bonds, the Mortgage Backed PC Bonds, the Prior Bonds and the Treasury PC Bonds.

        Person has the meaning set forth in Section 101(41) of the Bankruptcy
        ------
Code.

        Petition Date means April 6, 2001, the date on which the Debtor
        -------------
commenced the Chapter 11 Case.

        Plan means this First Amended Plan of Reorganization Under Chapter 11 of
        ----
the Bankruptcy Code for Pacific Gas and Electric Company, proposed by the Proponents, and dated December 19, 2001, including, without limitation, the Plan Supplement, the Ancillary Plan Materials and all exhibits, supplements, appendices and schedules hereto, either in their present form or as the same may be altered, amended or modified from time to time.

        Plan Supplement means the documents, schedules and other instruments to
        ---------------
be filed with the Bankruptcy Court in accordance with Section 11.19 hereof.

        Post-Petition Interest has the meaning set forth in Section 4.1 hereof.
        ----------------------

        Preferred Stock means the issued and outstanding shares of the Debtor's
        ---------------
First Preferred Stock, par value $25.00 per share. The Debtor's outstanding First Preferred Stock is comprised of: (a) 6% Non-Redeemable First Preferred,
(b) 5.5% Non-Redeemable First Preferred, (c) 5% Non-Redeemable First Preferred,
(d) 5% Redeemable First Preferred Series D, (e) 5% Redeemable First Preferred Series E, (f) 4.80% Redeemable First Preferred, (g) 4.50% Redeemable First Preferred, (h) 4.36% Redeemable First Preferred, (i) 6.57% Redeemable First Preferred, (j) 7.04% Redeemable First Preferred, and (k) 6.30% Redeemable First Preferred.

        Preferred Stock Equity Interests means any right relating to the
        --------------------------------
Debtor's Preferred Stock.

        Prior Bond Claims means all Claims against the Debtor by the Prior
        -----------------
Letter of Credit

Issuing Banks for any and all accrued and unpaid amounts due by the Debtor under their respective Prior Reimbursement Agreements, including amounts due as reimbursement of amounts paid by each Prior Letter of Credit Issuing Bank under its respective Prior Letter of Credit to the Bond Trustee for the payment of the redemption price of the related series of Prior Bonds.

        Prior Bonds means, collectively, the 96B Bonds, the 96D Bonds, the 97A
        -----------
Bonds and the 97C Bonds, together with any series of 96C Bonds, 96E Bonds, 96F Bonds and/or 97B Bonds that have been redeemed in whole, but not in part, as of the Voting Record Date or the Effective Date, as applicable.

        Prior Letter of Credit means, with respect to each series of Prior
        ----------------------
Bonds, that certain irrevocable direct pay letter of credit issued by the Prior Letter of Credit Issuing Bank for the account of the Debtor to the Bond Trustee and delivered to the Bond Trustee in accordance with the terms of the respective Indenture which secured, among other things, the payment of the principal of, and interest on, the respective series of Prior Bonds, together with all amendments, modifications, renewals, substitutions and replacements thereof.

        Prior Letter of Credit Issuing Bank means, with respect to each series
        -----------------------------------
of Prior Bonds, the issuer of the Prior Letter of Credit.

        Prior Reimbursement Agreement means, with respect to each series of
        -----------------------------
Prior Bonds, that certain reimbursement or other agreement between the Debtor and the Prior Letter of Credit Issuing Bank providing for, among other things, the issuance of the related Prior Letter of Credit and the reimbursement of the Prior Letter of Credit Issuing Bank for draws made thereunder, together with all amendments, modifications, renewals, substitutions and replacements thereof.

        Priority Tax Claims means all Claims against the Debtor for taxes
        -------------------
entitled to priority in payment under Section 507(a)(8) of the Bankruptcy Code.

        Professional Compensation and Reimbursement Claims means all
        --------------------------------------------------
Administrative Claims for the compensation of professionals and reimbursement of expenses incurred by such professionals, the Committee and members of the Committee pursuant to Sections 330(a) or 503(b)(2), 503(b)(3), 503(b)(4) and 503(b)(5) of the Bankruptcy Code.

        Proponents means the Debtor and the Parent.
        ----------

        PUHCA means the Public Utility Holding Company Act of 1935, as amended.
        -----

        Punitive Damages means punitive, exemplary or similar damages, or
        ----------------
penalties or similar charges that constitute Environmental Claims, Tort Claims or Chromium Litigation Claims.

        PX means the California Power Exchange.
        --

        QFs means qualifying facilities operating pursuant to the Public Utility
        ---
Regulatory Policies Act of 1978 and the related regulations enacted thereunder.

        QUIDS means the 7.90% Deferrable Interest Subordinated Debentures,
        -----
Series A, Due December 31, 2025, issued by the Debtor under the QUIDS Indenture, together with all amendments, modifications, renewals, substitutions and replacements thereof.

        QUIDS Claims means all Claims against the Debtor arising from the QUIDS.
        ------------

        QUIDS Indenture means the Indenture by and between the Debtor and
        ---------------
National City Bank of Indiana, as successor-in-interest to Bank One Trust Company, N.A., as successor-in-interest to The First National Bank of Chicago, dated November 28, 1995, as supplemented by the First Supplemental Indenture dated November 28, 1995, as supplemented by the Second Supplemental Indenture dated March 25, 1996.

        QUIDS Notes means certain long-term debt securities to be issued by Gen,
        -----------
the terms of which are set forth on the Summary of Terms of Debt Securities.

        Rate Recovery has the meaning set forth in Section 7.5(f) hereof.
        -------------

        Rate Recovery Litigation means Pacific Gas and Electric Co. v. Loretta
        ------------------------       ---------------------------------------
Lynch, et al., case no. C-00-4128-SBA in the United States District Court for
-------------
the Northern District of California, or any subsequent lawsuit or lawsuits raising the same claims.

        Refunding Bonds means, with respect to each series of Prior Bonds, a new
        ---------------
series of revenue bonds to be issued by the Issuer (or another authorized Governmental Entity) for the benefit of the Reorganized Debtor, the proceeds of the sale of which shall be loaned by the Issuer to the Reorganized Debtor for the purpose of paying the principal portion of the redemption price of such series of Prior Bonds by repaying the related Reimbursement Obligation.

        Reimbursement Agreement means, with respect to each series of Letter of
        -----------------------
Credit Backed PC Bonds, that certain reimbursement or other agreement between the Debtor and the Letter of Credit

Issuing Bank and certain other Banks, if any, that are signatories thereto providing for, among other things, the issuance of the related Letter of Credit and the reimbursement of the Letter of Credit Issuing Bank and certain other Banks, if any, that are signatories thereto for draws made under such Letter of Credit, together with all amendments, modifications, renewals, substitutions and replacements thereof.

        Reimbursement Obligation means, with respect to each series of Prior
        ------------------------
Bonds, that portion of the reimbursement obligation of the Debtor under the Prior Reimbursement Agreement arising with respect to the portion of the final drawing made under the related Prior Letter of Credit for the payment of the principal portion of the redemption price of the related series of Prior Bonds.

        Releasees means all Persons who are (a) present or former officers and
        ---------
directors of the Debtor and the Parent who were directors and/or officers of the Debtor and the Parent, respectively, on or after the Petition Date; (b) who serve or served as members of the management of the Debtor or the Parent on or after the Petition Date; (c) present or former members of the Committee; (d) present or former officers and directors and other Persons who serve or served as members of the management of any present or former member of the Committee; and (e) advisors, consultants or professionals of or to the Debtor and/or the Parent, the Committee and the members of the Committee, but in each case only to the extent such Persons are or were acting in any of the capacities set forth in
(a) through (e) above.

        Reorganized Debtor means the Debtor, or any successor thereto by merger,
        ------------------
consolidation or otherwise, on and after the Effective Date, other than Newco, ETrans, GTrans or Gen or their respective subsidiaries or affiliates.

        Reorganized Debtor New Money Notes means long-term debt securities to be
        ----------------------------------
issued by the Debtor, the terms of which are set forth on the Summary of Terms of Debt Securities.

        Reorganized Debtor Power Sales Agreement has the meaning set forth in
        ----------------------------------------
Section 7.3(f) hereof.

        Reorganized Debtor Spin-Off has the meaning set forth in Section 7.6(c)
        ---------------------------
hereof.

        Restructuring Transactions means the transactions set forth in Article
        --------------------------
VII hereof.

        Revolving Line of Credit means the Amended and Restated Credit
        ------------------------
Agreement, dated as
of December 1, 1997, as amended, as to which Bank of America National Trust and Savings Association was the Administrative Agent on the Petition Date, together with all amendments, modifications, renewals, substitutions and replacements thereof.

        Revolving Line of Credit Claims means all Claims against the Debtor
        -------------------------------
arising from the Revolving Line of Credit.

        RTO means Regional Transmission Organization.
        ---

        SEC means the United States Securities and Exchange Commission.
        ---

        Secured Claim means all Claims against the Debtor, to the extent
        -------------
reflected in the Debtor's Bankruptcy Schedules or a proof of claim as a Secured Claim, which are secured by a Lien on Collateral but only to the extent of the value of such Collateral, as determined in accordance with Section 506(a) of the Bankruptcy Code, and, in the event that such Claim is subject to a permissible setoff under Section 553 of the Bankruptcy Code, to the extent of such permissible setoff.

        Secured Claims Relating to First and Refunding Mortgage Bonds means all
        -------------------------------------------------------------
Claims against the Debtor arising from the First and Refunding Mortgage Bonds.

        Secured Claims Relating to Replaced First and Refunding Mortgage Bonds
        ----------------------------------------------------------------------
means all Claims against the Debtor arising from Secured Claims evidenced by the Mortgage Bonds that secure the Mortgage Backed PC Bond Claims.

        Securities Act means the Securities Act of 1933, as amended.
        --------------

        Senior Note Claims means all Claims against the Debtor arising from the
        ------------------
Senior Notes.

        Senior Notes means the 7.375% Senior Notes due November 1, 2005, issued
        ------------
by the Debtor under an indenture dated September 1, 1987, as amended, under which The Bank of New York was the indenture trustee on the Petition Date, together with all amendments, modifications, renewals, substitutions and replacements thereof.

        Southern San Joaquin Valley Power Authority Agreement means the
        -----------------------------------------------------
Agreement between the Debtor and the Southern San Joaquin Valley Power Authority dated as of July 1, 1997, and related Indenture of Trust, dated as of November 1, 1991, between the Southern San Joaquin Valley Power Authority and Bank of America National Trust and Savings Association as Trustee in respect of amounts payable on certain bonds issued by Southern San Joaquin Power Authority maturing in 2001 through January 1, 2013, together with all amendments, modifications, renewals, substitutions and replacements thereof.

        Southern San Joaquin Valley Power Authority Bond Claims means all Claims
        -------------------------------------------------------
against the Debtor arising from the Southern San Joaquin Valley Power Authority Agreement.

        S&P means Standard & Poor's, a division of The McGraw Hill Companies,
        ---
Inc., or its successor.

        Standard Pacific means Standard Pacific Gas Line, Incorporated.
        ----------------

        Stated Amount means, with respect to each Letter of Credit, the
        -------------
aggregate amount available to be drawn thereunder, from time to time, in accordance with the terms thereof.

        Summary of Terms of Debt Securities means the summary of terms of the
        -----------------------------------
New Money Notes, the Long-Term Notes, the QUIDS Notes, and the New Mortgage Bonds as set forth on Exhibit A to the Plan.
                      ---------

        Support Agreement means that certain Support Agreement, dated September
        -----------------
19, 2001, entered into by and among the Committee, the Debtor and the Parent, as may be amended from time to time.

        Support Termination Event means any of the following:  (a) a breach of
        -------------------------
the Support Agreement by one or more of the parties thereto, including, but not limited to, the failure to either satisfy or obtain the waiver of any condition set forth therein, or (b) a material adverse change in (i) the Debtor's prospects, business, assets, operations, liabilities or financial performance,
(ii) the prospects for timely completion of the Debtor's reorganization as contemplated herein, (iii) the prospects for the sale at par of all debt securities issued or sold under the Plan, or (iv) the Chapter 11 Case.

        Tax Code means the United States Internal Revenue Code of 1986, as
        --------
amended, and the Treasury Regulations thereunder.

        Tax Matters Agreement means the agreement to be entered into among the
        ---------------------
Parent, the Reorganized Debtor, Newco, ETrans, GTrans and Gen to allocate tax liabilities relating to periods ending on or before the Effective Date and certain other tax matters.

        Tort Claims means all Claims against the Debtor arising from any
        -----------
accusation, allegation,
notice, action, claim, demand or otherwise for personal injury, tangible or intangible property damage, products liability, discrimination, employment or other similar litigation against the Debtor, including Punitive Damages; provided, however, that Tort Claims shall not include (a) any Claims settled,
--------  -------
liquidated or determined by a Final Order or a binding award, agreement or settlement prior to the Petition Date for amounts payable by the Debtor for damages or other obligations in a fixed dollar amount payable in a lump sum by a series of payments (which Claims are classified as General Unsecured Claims),
(b) Environmental Claims, or (c) Chromium Litigation Claims.

        Transmission Control Agreement means the Transmission Control Agreement,
        ------------------------------
dated March 31, 1998, per the order in California Independent System Operator Cooperation, 82 FERC (P)61,235 (1998), together with all amendments, modifications, renewals, substitutions and replacements thereof.

        Transportation and Storage Services Agreement has the meaning set forth
        ---------------------------------------------
in Section 7.2(f) hereof.

        Treasury PC Bond Claims means all Claims against the Debtor by the
        -----------------------
Issuer, Bond Trustee and the holders of Treasury PC Bonds for all amounts due and owing by the Debtor under the Loan Agreements and each of the other PC Bond Documents executed by the Debtor in connection with the issuance of each series of Treasury PC Bonds.

        Treasury PC Bonds means, collectively, the 96G Bonds and the 97D Bonds.
        -----------------

        Trusts means those certain trusts created to cover costs associated with
        ------
the decommissioning of Diablo Canyon and Humboldt Bay, consisting of a CPUC jurisdictional "qualified" trust covering both facilities, a CPUC jurisdictional "non-qualified" trust covering Humboldt Bay, and a FERC jurisdictional "qualified" trust covering both facilities.

        Unimpaired means any Class of Claims or Equity Interests which is not
        ----------
Impaired.

        Voting Record Date means _________, 2002, as set forth in the Disclosure
        ------------------
Statement Order.

        WAPA means the Western Area Power Administration, U.S. Department of
        ----
Energy.

        Western RTO means a RTO which serves one or more states within the
        -----------
region encompassed by the Western Systems Coordinating Council.

     1.2    Interpretation; Application of Definitions and Rules of
            -------------------------------------------------------
Construction.  Wherever from the context it appears appropriate, each term
------------
stated in either the singular or the plural shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified herein, all section, article, schedule or exhibit references in the Plan are to the respective Section in, Article of, Schedule to, or Exhibit to, the Plan.
The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. The rules of construction contained in Section 102 of the Bankruptcy Code shall apply to the construction of the Plan. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.

                                  ARTICLE II

                 TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS,
                 PROFESSIONAL COMPENSATION AND REIMBURSEMENT
                        CLAIMS, AND PRIORITY TAX CLAIMS

     2.1    Administrative Expense Claims.  Except to the extent that any
            -----------------------------
Entity entitled to payment of any Allowed Administrative Expense Claim agrees to a less favorable treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon as practicable thereafter, or on such other date as may be ordered by the Bankruptcy Court; provided, however, that Allowed Administrative Expense
                      --------  -------
Claims representing liabilities incurred in the ordinary course of business by the Debtor-in-Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtor-in-Possession shall be paid in full and performed by the Debtor in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.

    2.2     Professional Compensation and Reimbursement Claims.  The holders of
            --------------------------------------------------

Professional Compensation and Reimbursement Claims shall file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date by no later than the date that is ninety (90) days after the Confirmation Date, or such other date as may be fixed by the Bankruptcy Court. If granted by the Bankruptcy Court, such award shall be paid in full in such amounts as are Allowed by the Bankruptcy Court either (a) on the date such Professional Compensation and Reimbursement Claim becomes an Allowed Professional Compensation and Reimbursement Claim, or as soon as practicable thereafter, or
(b) upon such other terms as may be mutually agreed upon between such holder of an Allowed Professional Compensation and Reimbursement Claim and the Debtor.

     2.3    Priority Tax Claims.  Except to the extent that a holder of an
            -------------------
Allowed Priority Tax Claim has been paid by the Debtor prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, in full and complete settlement, satisfaction and discharge of its Allowed Priority Tax Claim, at the sole option of the Debtor, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon as practicable thereafter, or (b) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to 8.0%, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

                                  ARTICLE III

                 CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

     Claims against and Equity Interests in the Debtor, other than Administrative Expense Claims, Professional and Reimbursement Claims and Priority Tax Claims, are classified for all purposes, including voting, confirmation and distribution pursuant to the Plan, as follows:

 Class                           Claim/Interest                 Status
 -----                           --------------                 ------

   1      Other Priority Claims                               Unimpaired

   2      Other Secured Claims                                Unimpaired

 Class                           Claim/Interest                                     Status
 -----                           --------------                                     ------
   3a     Secured Claims Relating to First and Refunding Mortgage Bonds            Impaired

   3b     Secured Claims Relating to Replaced First and Refunding Mortgage         Impaired
          Bonds

   4a     Mortgage Backed PC Bond Claims                                           Impaired

   4b     MBIA Insured PC Bond Claims                                             Unimpaired

   4c     MBIA Claims                                                              Impaired

   4d     Letter of Credit Backed PC Bond Claims                                  Unimpaired

   4e     Letter of Credit Bank Claims                                             Impaired

   4f     Prior Bond Claims                                                        Impaired

   4g     Treasury PC Bond Claims                                                 Unimpaired

   5      General Unsecured Claims                                                 Impaired

   6      ISO, PX and Generator Claims                                             Impaired

   7      ESP Claims                                                               Impaired

   8      Environmental and Tort Claims                                           Unimpaired

   9      Chromium Litigation Claims                                               Impaired

   10     Convenience Claims                                                      Unimpaired

   11     QUIDS Claims                                                             Impaired

   12     Preferred Stock Equity Interests                                       Unimpaired/1/

   13     Common Stock Equity Interests                                            Impaired

                                  ARTICLE IV

                   TREATMENT OF CLAIMS AND EQUITY INTERESTS

             4.1  Payment of Interest. Allowed Claims shall include amounts owed
                  -------------------
with respect to

____________________

     /1/ While the Debtor believes that Class 12 is unimpaired by the Plan, certain holders of Preferred Stock Equity Interests believe that Class 12 is impaired by the Plan. To avoid delaying the voting process, holders of Preferred Stock Equity Interests will be solicited to vote on the Plan as a precautionary measure so that the voting results will be available if it is determined by the Bankruptcy Court that such Class is impaired. Allowing the holders of Preferred Stock Equity Interests to vote shall be without prejudice to the Debtor's contention that this Class is unimpaired and the Debtor reserves the right to contest any objection to the unimpaired status of this Class.

the period prior to the Petition Date and applicable interest accrued and unpaid during such period. Holders of Allowed Claims shall also be paid in Cash accrued and unpaid interest on the principal amount of such Allowed Claims from the Petition Date through the Effective Date ("Post-Petition Interest"). Except as otherwise provided herein, including Exhibit B attached hereto, any Post-
                                     ---------
Petition Interest shall be calculated and paid at the lowest non-default rate and in accordance with the terms specified in the applicable indenture or instrument governing such Allowed Claim or, if no such instrument exists, or if the applicable instrument does not specify a non-default rate of interest, Post-Petition Interest shall be calculated and paid on the principal amount of such Allowed Claim at the Federal Judgment Rate.

        4.2  Timing of Payments and Distributions.
             ------------------------------------

             (a) Each of the distributions specified in this Article IV with respect to accrued pre-petition interest and Post-Petition Interest on all Allowed Claims accrued but unpaid through the Confirmation Date shall be paid within ten (10) days after the Confirmation Date, or as soon as practicable thereafter; provided, however, that the Debtor, in its sole discretion, may file
            --------  -------
a motion with the Bankruptcy Court to allow the Debtor to make such interest payments at an earlier date. From the Confirmation Date through the earlier of
(i) the Effective Date or (ii) the occurrence of a Support Termination Event, each of the distributions specified in this Article IV with respect to Post-Petition Interest on all Allowed Claims accrued after the Confirmation Date shall be paid in arrears on a quarterly basis on the first day of each April, July, October and January, with the exception of Allowed Claims arising from instruments with scheduled interest payment dates set forth in such instrument, in which case interest will be paid on such interest payment dates to and including the last scheduled interest payment date preceding the Effective Date or a Support Termination Event; provided, however, that the amounts paid
                                --------  -------
pursuant to this Section 4.2(a) on account of Post-Petition Interest may be recharacterized as a payment upon the applicable Allowed Claims, in the sole discretion of the Proponents, in the event of the occurrence of a Support Termination Event, but the Debtor will not otherwise seek to recover such amounts. Except as otherwise provided herein, including Exhibit B attached
                                                         ---------
hereto, interest on Allowed Claims shall not compound during quarterly periods except where an instrument governing an Allowed Claim has an interest payment period more frequently than quarterly. All remaining accrued and unpaid Post-Petition Interest as of the Effective Date shall be paid on the Effective Date or as soon as practicable thereafter. As to any Disputed Claim, within ten (10) days after a Final Order or the filing of a stipulation making such Disputed Claim an Allowed Claim, the holder of such Allowed Claim shall receive all pre-petition interest and Post-Petition Interest accrued and payable on such Allowed Claim pursuant to the Plan as of such date.

             (b) Except as set forth in Section 4.2(a) above and except to the extent a holder of an Allowed Claim or Equity Interest has otherwise been paid all or a portion of such holder's Allowed Claim or Equity Interest prior to the Effective Date, each of the distributions specified in this Article IV with respect to each Allowed Claim or Equity Interest shall (i) occur on the later of the Effective Date and the date such Allowed Claim or Equity Interest becomes an Allowed Claim or Equity Interest, or as soon as practicable thereafter, and (ii) be in full and complete settlement, satisfaction and discharge of such Allowed Claim or Equity Interest.

        4.3  Class 1 - Other Priority Claims.
             ----------------------------------

             (a) Distributions. Each holder of an Allowed Other Priority Claim,
                 -------------
if any exist, shall be paid Cash in an amount equal to such Allowed Claim.

             (b) Impairment and Voting. Class 1 is unimpaired by the Plan. Each
                 ---------------------
holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

        4.4  Class 2 - Other Secured Claims.
             ------------------------------

             (a) Distributions/Reinstatement of Claims. Each holder of an
                 -------------------------------------
Allowed Other Secured Claim shall, at the option of the Debtor, (i) be reinstated and rendered unimpaired in accordance with Section 1124(2) of the Bankruptcy Code or (ii) be paid Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to Section 506(b) of the Bankruptcy Code.

             (b) Impairment and Voting. Class 2 is unimpaired by the Plan. Each
                 ---------------------
holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

        4.5  Class 3a - Secured Claims Relating to First and Refunding Mortgage
             ------------------------------------------------------------------
Bonds.
-----
             (a) Allowance.  The Secured Claims Relating to First and Refunding
                 ---------
Mortgage Bonds shall be deemed Allowed Secured Claims Relating to First and Refunding Mortgage Bonds in the amount of $3,330,000,000.

             (b) Distributions. Each holder of an Allowed Secured Claim Relating
                 -------------
to First and Refunding Mortgage Bonds shall be paid Cash in an amount equal to such Allowed Claim. Allowed Secured Claims Relating to First and Refunding Mortgage Bonds shall not include any prepayment or other penalties associated with the repayment of First and Refunding Mortgage Bonds.

             (c) Liens.  All existing Liens securing the Allowed Secured Claims
                 -----
Relating to First and Refunding Mortgage Bonds shall be extinguished as of the Effective Date.

             (d) Impairment and Voting.  Class 3a is impaired by the Plan.  Each
                 ---------------------
holder of an Allowed Secured Claim Relating to First and Refunding Mortgage Bonds is entitled to vote to accept or reject the Plan.

        4.6  Class 3b - Secured Claims Relating to Replaced First and Refunding
             ------------------------------------------------------------------
Mortgage Bonds.
--------------

             (a) Allowance. The Claims of the Mortgage Bond trustee with respect
                 ---------
to payment of principal, premium, if any, and interest on the Replaced First and Refunding Mortgage Bonds shall be deemed contingent Claims, and the Claims of the Mortgage Bond trustee with respect to all other amounts which may become due and owing by the Debtor under the terms of the Mortgage, including unpaid fees and expenses of the Mortgage Bond trustee accrued through the Petition Date under the terms of the Mortgage, shall be deemed Allowed Secured./2/

_________________________
/2/ With respect to each series of Mortgage Backed PC Bonds, in order to secure and provide for the repayment of the respective Bond Loan, the Debtor issued and delivered to the Bond Trustee its Mortgage Bonds, of like principal amount, maturity, interest rate and redemption provisions as the related series of Mortgage Backed PC Bonds. Under the terms of the respective PC Bond Documents related to the Mortgage Backed PC Bonds, the Debtor is obligated to repay principal and interest on the respective Bond Loan only to the extent that such payments are not timely provided for by the payment of principal and interest on the respective Mortgage Bonds. Funds received by the Bond Trustee as the payment of Class 3b Allowed Claims will be applied by the Bond Trustee to satisfy a like amount of Class 4a Allowed Claims. Accordingly, the estimate of $345 million is the aggregate amount of all Allowed Claims in Classes 3b and 4a.

             (b) Distributions.  Each series of Mortgage Bonds shall be replaced
                 -------------
with New Mortgage Bonds. Each holder of a Mortgage Bond shall be paid an amount in Cash equal to any and all accrued and unpaid interest owed to such holder in respect of such Mortgage Bond in accordance with the terms thereof to and including the last scheduled interest payment date preceding the Effective Date.

             (c) Liens. The property transferred by the Debtor to ETrans,
                 -----
GTrans, Gen, Newco, the Parent and their respective subsidiaries and affiliates or sold by the Debtor pursuant to Article VII hereof shall be released from the Lien of the Mortgage. As of the Effective Date, the New Mortgage Bonds shall be the only debt outstanding under the Mortgage.

             (d) Impairment and Voting. Class 3b is impaired by the Plan. Each
                 ---------------------
holder of an Allowed Secured Claim Relating to Replaced First and Refunding Mortgage Bonds is entitled to vote to accept or reject the Plan.

        4.7  Class 4a - Mortgage Backed PC Bond Claims.
             -----------------------------------------

             (a) Allowance.  The Mortgage Backed PC Bond Claims shall be deemed
                 ---------
Allowed Secured Claims in the amount of $345,000,000,/3/ plus Allowed Claims in the amount of all unpaid fees and expenses of the Mortgage Bond trustee accrued through the Petition Date under the terms of the Mortgage.

             (b) Distributions.
                 -------------

                      (i) Each series of Mortgage Backed PC Bonds shall remain outstanding. To the extent such payments are not made or provided for by the payment of Class 3b Claims to or for the benefit of the Bond Trustee, each holder of a Mortgage Backed PC Bond shall be paid Cash in an amount equal to any and all accrued and unpaid interest owed to such holder in respect of such Mortgage Backed PC Bond in accordance with the terms thereunder to and including the last scheduled interest payment date preceding the Effective Date. All unpaid fees and expenses of the Issuer and Bond Trustee due and owing under the applicable Loan Agreements shall also be paid in Cash. The Reorganized Debtor shall be solely liable for the Debtor's payment obligations


_______________________
/3/  See footnote 2.

under the PC Bond Documents related to the Mortgage Backed PC Bonds.

                      (ii) With respect to any property transferred by the Debtor to ETrans, GTrans or Gen pursuant to the terms of the Plan, the acquisition or construction of which was financed or refinanced with the proceeds of a series of Mortgage Backed PC Bonds, the transferee shall assume the obligation to perform, satisfy and/or comply with those terms, covenants, conditions or obligations under the related PC Bond Documents arising from and after the Effective Date which are to be observed, performed, satisfied or complied with by the owner or operator of the "Project" (as described therein) or any portion thereof which is then owned or controlled by such party, including, without limitation, (A) any obligation to maintain such Project or portion thereof and its other assets and to timely pay any taxes, governmental charges, assessments, insurance premiums or other costs or expenses related thereto, (B) the obligation to comply with all restrictions on the use of such Project or portion thereof set forth in the related PC Bond Documents, and (C) the obligation to refrain from taking any action or permitting any action to be taken with respect to such Project or portion thereof that could cause interest on the related series of PC Bonds to become includable in the gross income of the holders thereof for federal income tax purposes. Notwithstanding the assumption of the obligations by each of ETrans, GTrans and Gen as described above, the Reorganized Debtor will not be released from liability under the Mortgage Backed PC Bonds.

                      (iii) On or prior to the Effective Date, with respect to each series of Mortgage Backed PC Bonds, the Reorganized Debtor, the Issuer and Bond Trustee shall receive an opinion of the original bond counsel to the effect that the transactions set forth herein with respect to each series of Mortgage Backed PC Bonds and the execution and delivery of any releases, amendments or other agreements in connection therewith will not, in and of themselves, cause interest on such series of Mortgage Backed PC Bonds to become includable in the gross income of the holders thereof for federal income tax purposes.

             (c) Impairment and Voting.  Class 4a is impaired by the Plan.  Each
                 ---------------------
holder of an Allowed Mortgage Backed PC Bond Claim is entitled to vote to accept or reject the Plan.

        4.8  Class 4b--MBIA Insured PC Bond Claims.
             -------------------------------------

             (a) Allowance.  The MBIA Insured PC Bond Claims shall be deemed
                 ---------
Allowed

MBIA Insured PC Bond Claims in the amount of $200,000,000.

             (b) Distributions.
                 -------------

                      (i) The MBIA Insured PC Bonds shall remain outstanding. Each holder of a MBIA Insured PC Bond shall be paid Cash in an amount equal to any and all accrued and unpaid interest owed to such holder in respect of such MBIA Insured PC Bond in accordance with the terms of the respective MBIA Insured PC Bond, to and including the last scheduled interest payment date preceding the Effective Date. All unpaid fees and expenses of the Issuer and Bond Trustee due and owing under the applicable Loan Agreement shall also be paid in Cash. The Reorganized Debtor shall be solely liable for the Debtor's payment obligations under the PC Bond Documents related to the MBIA Insured PC Bonds.

                      (ii) With respect to any property transferred by the Debtor to ETrans, GTrans or Gen pursuant to the terms of the Plan, the acquisition or construction of which was financed or refinanced with the proceeds of a series of MBIA Insured PC Bonds, the transferee shall assume the obligation to perform, satisfy and/or comply with those terms, covenants, conditions or obligations under the related PC Bond Documents arising from and after the Effective Date which are to be observed, performed, satisfied or complied with by the owner or operator of the "Project" (as described therein) or any portion thereof which is then owned or controlled by such party, including, without limitation, (A) any obligation to maintain such Project or portion thereof and its other assets and to timely pay any taxes, governmental charges, assessments, insurance premiums or other costs or expenses related thereto, (B) the obligation to comply with all restrictions on the use of such Project or portion thereof set forth in the related PC Bond Documents, and (C) the obligation to refrain from taking any action or permitting any action to be taken with respect to such Project or portion thereof that could cause interest on the related series of PC Bonds to become includable in the gross income of the holders thereof for federal income tax purposes. Notwithstanding the assumption of the obligations by each of ETrans, GTrans and Gen as described above, the Reorganized Debtor will not be released from liability under the MBIA Insured PC Bonds.

                      (iii) On or prior to the Effective Date, the Reorganized Debtor, the Issuer and the Bond Trustee shall receive an opinion of the original bond counsel to the effect that the transactions set forth herein with respect to the MBIA Insured PC Bonds and the execution and delivery of any releases, amendments or other agreements in connection therewith will not, in and of themselves, cause interest thereon to become includable in the gross income of the holders thereof for federal income tax purposes.

          (c)  Impairment and Voting.  Class 4b is unimpaired by the Plan.  Each
               ---------------------
holder of an Allowed MBIA Insured PC Bond Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

     4.9  Class 4c--MBIA Claims.
          ---------------------

          (a)  Allowance.  The MBIA Claims shall be deemed Allowed MBIA Claims
               ---------
in a nominal amount.

          (b)  Distributions. Each holder of an Allowed MBIA Claim shall be paid
               -------------
Cash equal to its pro rata share of the aggregate amount paid by MBIA to the Bond Trustee with respect to the payment of interest on the MBIA Insured PC Bonds during the period from the Petition Date to and including the last scheduled interest payment date preceding the Effective Date, together with its pro rata share of all other amounts due and owing to MBIA under the terms of the MBIA Reimbursement Agreement through the Effective Date, including interest due on such amounts to the extent provided in the MBIA Reimbursement Agreement at the non-default rate. The Reorganized Debtor shall be solely liable under the MBIA Reimbursement Agreement.

          (c)  Impairment and Voting.  Class 4c is impaired by the Plan.  Each
               ---------------------
holder of an Allowed MBIA Claim is entitled to vote to accept or reject the Plan.

     4.10 Class 4d--Letter of Credit Backed PC Bond Claims.
          ------------------------------------------------

          (a)  Allowance.  The Letter of Credit Backed PC Bond Claims shall be
               ---------
deemed Allowed Letter of Credit Backed PC Bond Claims in the amount of $610,000,000.

          (b)  Distributions.
               -------------

                    (i) The Letter of Credit Backed PC Bonds shall remain outstanding. Each holder of a Letter of Credit Backed PC Bond will be paid Cash in an amount equal to any and all accrued and unpaid interest owed to such holder in respect of such Letter of Credit Backed PC Bond in accordance with the terms thereof to and including the last scheduled interest payment date preceding the Effective Date. All unpaid fees and expenses of the Issuer and Bond Trustee due and owing under the applicable Loan Agreement will also be paid in Cash. The Reorganized Debtor will be solely liable for the Debtor's payment obligations under the PC Bond Documents related to the Letter of Credit Backed PC Bonds.

               (ii) With respect to any property transferred by the Debtor to ETrans, GTrans or Gen pursuant to the terms of the Plan, the acquisition or construction of which was financed or refinanced with the proceeds of a series of Letter of Credit Backed PC Bonds, the transferee shall assume the obligation to perform, satisfy and/or comply with those terms, covenants, conditions or obligations under the related PC Bond Documents arising from and after the Effective Date which are to be observed, performed, satisfied or complied with by the owner or operator of the "Project" (as described therein) or any portion thereof which is then owned or controlled by such party, including, without limitation, (A) any obligation to maintain such Project or portion thereof and its other assets and to timely pay any taxes, governmental charges, assessments, insurance premiums or other costs or expenses related thereto, (B) the obligation to comply with all restrictions on the use of such Project or portion thereof set forth in the related PC Bond Documents, and (C) the obligation to refrain from taking any action or permitting any action to be taken with respect to such Project or portion thereof that could cause interest on the related series of PC Bonds to become includable in the gross income of the holders thereof for federal income tax purposes. Notwithstanding the assumption of the obligations by each of ETrans, GTrans and Gen as described above, the Reorganized Debtor will not be released from liability under PC Bond Documents related to the Letter of Credit Backed PC Bonds.

               (iii) On or prior to the Effective Date, the Reorganized Debtor, the Issuer and the Bond Trustee shall receive an opinion of the original bond counsel to the effect that the transactions set forth in the Plan with respect to the Letter of Credit Backed PC Bonds and the execution and delivery of any releases, amendments or other agreements in connection therewith will not, in and of themselves, cause interest thereon to become includable in the gross income of the holders thereof for federal income tax purposes.

     (c)  Impairment and Voting.  Class 4d is unimpaired by the Plan.  Each
          ---------------------
holder of
an Allowed Letter of Credit Bank Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

     4.11 Class 4e--Letter of Credit Bank Claims.
          --------------------------------------

          (a)  Allowance.  The Letter of Credit Bank Claims shall be deemed
               ---------
Allowed Letter of Credit Bank Claims in a nominal amount.

          (b)  Distributions.
               -------------

                    (i) To the extent that the Debtor has not reimbursed the applicable Letter of Credit Issuing Bank and the applicable Banks, if any, for drawings made on the related Letter of Credit with respect to the payment of interest on the related series of Letter of Credit Backed PC Bonds to the extent provided in the respective Reimbursement Agreement, each holder of an Allowed Letter of Credit Bank Claim will be paid Cash in an amount equal to its pro rata share of the aggregate amount paid by the respective Letter of Credit Issuing Bank to the respective Bond Trustee under the terms of the applicable Letter of Credit with respect to the payment of the interest on the Letter of Credit Backed PC Bonds to which such Letter of Credit Bank Claim relates during the period from the Petition Date to and including the last scheduled interest payment date on such Letter of Credit Backed PC Bonds preceding the Effective Date. Each holder of an Allowed Letter of Credit Bank Claim will also be paid Cash in an amount equal to its pro rata share of all other amounts then due and owing to the respective Letter of Credit Issuing Bank and the applicable Banks, if any, under the terms of the respective Reimbursement Agreement (other than for reimbursement of drawings on the respective Letter of Credit) through the Effective Date, including interest at the non-default rate due on such amounts to the extent provided in the respective Reimbursement Agreements, and any due and owing Forbearance, Extension and Letter of Credit Fees (as hereinafter defined) through the Effective Date, and the reasonable fees and expenses of unrelated third party professionals retained by the Letter of Credit Issuing Banks, to the extent incurred subsequent to the Petition Date in the Chapter 11 Case, which with respect to each Letter of Credit Issuing Bank for the period prior to December 1, 2001 shall be in an aggregate amount not to exceed the amount mutually agreed to by the Debtor and each Letter of Credit Issuing Bank.

                    (ii) On the Effective Date one of the following shall occur with respect to each series of Letter of Credit Backed PC Bonds and its respective Letter of Credit, at the option of the Debtor separately for each series of Letter of Credit Backed PC Bonds:

          (A)  Purchase Option. The respective series of Letter of Credit Backed
               ---------------
PC Bonds shall be called for mandatory tender in accordance with the terms of the respective Indenture and shall be purchased by the respective Bond Trustee through a draw on the related Letter of Credit and, at the option of the respective Letter of Credit Issuing Bank, shall either be registered in the name of the respective Letter of Credit Issuing Bank or in the name of the Debtor subject to a first lien security interest in favor of the respective Letter of Credit Issuing Bank to additionally secure the obligations of the Debtor under the related Reimbursement Agreement. On the Effective Date, to the extent that the Debtor has not reimbursed the applicable Letter of Credit Issuing Bank and the applicable Banks, if any, for drawings made on the related Letter of Credit with respect to the payment of interest on the related series of Letter of Credit Backed PC Bonds to the extent provided in the respective Reimbursement Agreement, each holder of an Allowed Letter of Credit Bank Claim will receive Cash in an amount equal to its pro rata share of the interest portion of the purchase price of the tendered Letter of Credit Backed PC Bonds paid out of a draw on the respective Letter of Credit. On the Effective Date, the Letter of Credit Issuing Bank shall transfer the related Letter of Credit Backed PC Bonds in the aggregate principal amount as set forth on Exhibit D attached hereto to
                                                  ---------
the Debtor free and clear of all liens. On the Effective Date, each holder of an Allowed Letter of Credit Bank Claim will receive its pro rata share of (1) Cash in an amount equal to sixty percent (60%) of the principal portion of the purchase price of the tendered Letter of Credit Backed PC Bonds paid out of a draw on the respective Letter of Credit, and (2) Long-Term Notes from ETrans, GTrans and Gen, collectively, having an aggregate face value equal to forty percent (40%) of the principal portion of the purchase price of the tendered Letter of Credit Backed PC Bonds paid out of a draw on the respective Letter of Credit, plus its pro rata share of a placement fee in an aggregate amount equal to 1.5% of the principal amount of such Long Term Notes. Alternatively, at the option of the Letter of Credit Issuing Bank, the reimbursement for the principal portion of the purchase price of the tendered Letter of Credit Backed PC Bonds paid out of a draw on the respective Letter of Credit shall be paid on the Effective Date through a combination of Cash and long-term notes upon terms equivalent to the Cash, long-term notes and other consideration provided for treatment of unsecured creditors generally in the confirmed Plan.

          (B)    Remarketing Option.  The respective series of Letter of Credit
                 ------------------
Backed PC Bonds shall be called for mandatory tender in accordance with the terms of the respective Indenture and shall be purchased by the respective Bond Trustee through a draw on the related Letter of Credit. The Debtor will then either (1) provide or cause to be provided to the respective Bond Trustee an alternative "Credit Facility" pursuant to the terms of the respective Indenture in lieu of the existing Letter of Credit, or (2) shall obtain the consent of the Issuer to remarket the respective series of Letter of Credit Backed PC Bonds without credit enhancement in accordance with the terms of the applicable Indenture. In either event the respective series of Letter of Credit Backed PC Bonds shall be remarketed, at par, in accordance with the terms of the Indenture and the other PC Bond Documents. In such event, on the Effective Date, the Letter of Credit Issuing Bank will receive (1) from the Debtor, to the extent that the Debtor has not reimbursed the applicable Letter of Credit Issuing Bank and the applicable Banks, if any, for drawings made on the related Letter of Credit with respect to the payment of interest on the related series of Letter of Credit Backed PC Bonds to the extent provided in the respective Reimbursement Agreement, Cash in an amount equal to the interest portion of the purchase price of the tendered Letter of Credit Backed PC Bonds paid out of a draw on the respective Letter of Credit, and (2) from the Bond Trustee, an amount equal to the principal portion of the purchase price of the tendered Letter of Credit Backed PC Bonds paid out of a draw on the respective Letter of Credit, which amount shall be paid from the remarketing proceeds of the respective Letter of Credit Backed PC Bonds in accordance with the terms of the respective Indenture.

          (iii) On or prior to the Effective Date, the Reorganized Debtor, the Issuer and the Bond Trustee shall receive an opinion of the original bond counsel to the effect that the transactions set forth herein with respect to the Letter of Credit Bank Claims and the execution and delivery of any amendments or other agreements in connection therewith will not, in and of themselves, cause interest thereon to become includable in the gross income of the holders thereof for federal income tax purposes.

          (iv) Since the Petition Date, consistent with its duties as a Debtor-in-Possession, the Debtor has not reimbursed any of the Letter of Credit Issuing Banks for any of the payments they have made pursuant to the several post-petition draws by the respective Bond Trustee which have been applied to the payment of interest on the related series of Letter of Credit Backed PC Bonds. As a result thereof, each of the Letter of Credit Issuing Banks may have had the right upon the passage of time, the giving of notice or both to (A) declare a default under its respective Reimbursement Agreement, (B) notify the respective Bond Trustee of such default, and (C) direct the respective Bond Trustee to call an "Event of Default" under the terms of the respective Indenture and, in accordance with the terms of the respective Indenture, cause the Bond Trustee to declare the respective series of Letter of Credit Backed PC Bonds immediately due and payable.

          (v) However, pursuant to the terms of an agreement among the Debtor and each of the Letter of Credit Issuing Banks, the Letter of Credit Issuing Banks have agreed, among other things and subject to certain conditions, to (A) maintain each of the Letters of Credit outstanding in the stated amounts set forth on Exhibit D attached hereto, (B) not provide the Trustee with notice of
         ---------
any default under any of the Reimbursement Agreements or non-reinstatement of any of the Letters of Credit or take any other action which would result in the mandatory tender or redemption, either in whole or in part, of any of the outstanding Letter of Credit Backed PC Bonds without the prior written consent of the Debtor, and (C) extend the expiration date of each of the Letters of Credit to the first business day subsequent to the one year anniversary of the existing expiration date of each Letter of Credit. In consideration for such forbearance and other actions by the Letter of Credit Issuing Banks, the Debtor has agreed, among other things and subject to certain conditions, to pay to each Letter of Credit Issuing Bank, (1) during the period from and after the date such payments are approved by the Bankruptcy Court and continuing until the Confirmation Date, quarterly, in arrears, the Letter of Credit fee as set forth in the respective Reimbursement Agreement (the "Original Letter of Credit Fee"), together with an amount equal to the positive difference, if any, of an amount per annum equal to two percent (2%) of the Stated Amount of the Letter of Credit, less the Original Letter of Credit Fee, which total fee accrues from and after December 1, 2001 and until the Confirmation Date, and has been payable on the same dates as are set forth for payment of Letter of Credit Fees in the applicable Reimbursement Agreement, and (2) during the period from and after the Confirmation Date and continuing until the Effective Date, quarterly, in arrears, the Original Letter of Credit Fee, together with an amount equal to the positive difference, if any, of an amount per annum equal to three percent (3%) of the Stated Amount of the Letter of Credit, less the Original Letter of Credit Fee, which total fee accrues from and after the Confirmation Date until the Effective Date, and shall be payable on the same dates as are set forth for payment of Letter of Credit fees in the applicable Reimbursement Agreement (the Original Letter of Credit Fee together with such additional sums being hereinafter referred to collectively as the "Forbearance, Extension and Letter of Credit Fees").

                         (vi)  In the event that a Letter of Credit Issuing Bank
were to elect to take such action or if the respective series of Letter of Credit Backed PC Bonds were otherwise subject to mandatory redemption as the result of the expiration of the respective Letter of Credit or otherwise, then the Bond Trustee would, in accordance with the terms of the respective Indenture and the respective Letter of Credit, draw upon the respective Letter of Credit and apply such drawn funds to the full payment and redemption of the related series of Letter of Credit Backed PC Bonds, with the end result that (A) the related series of Letter of Credit Backed PC Bonds would no longer remain outstanding, and (B) all or a part of the contingent portion of the Class 4e Claim of such Letter of Credit Issuing Bank and the applicable Banks, if any, would be converted to a Class 4f Claim in an amount equal to the amount due by the Debtor under the terms of the respective Reimbursement Agreement as reimbursement for amounts paid by such Letter of Credit Issuing Bank under its respective Letter of Credit to the Bond Trustee for the payment of the redemption price of the related series of Letter of Credit Backed PC Bonds.

                 (c)  Impairment and Voting. Class 4e is impaired by the Plan.
                      ---------------------
Each holder of an Allowed Letter of Credit Bank Claim is entitled to vote to accept or reject the Plan.

          4.12   Class 4f--Prior Bond Claims.
                 ---------------------------

                 (a)  Allowance.  The Prior Bond Claims shall be deemed Allowed
                      ---------
Prior Bond Claims in the amount of $450,000,000.

                 (b)  Distributions.  Each holder of an Allowed Prior Bond Claim
                      -------------
shall be paid

Cash in an amount equal to its pro rata share of (i) the accrued and unpaid interest due on the outstanding Reimbursement Obligation of the Debtor to such holder under the respective Prior Reimbursement Agreement in accordance with the terms thereof to and including the Effective Date, (ii) all other amounts (other than the Reimbursement Obligation) due and owing to the respective Prior Letter of Credit Issuing Bank under the terms of the respective Prior Reimbursement Agreement through the Effective Date at the non-default rate and (iii) sixty percent (60%) of such outstanding Reimbursement Obligation. Each Prior Reimbursement Agreement between the Debtor and a Prior Letter of Credit Issuing Bank shall be modified on the Effective Date to provide that the Reorganized Debtor shall be solely liable thereunder for the remaining forty percent (40%) of the respective Reimbursement Obligation, which shall be payable in ten (10) years and bear interest at the same rate as the Reorganized Debtor's notes with a ten (10) year maturity, unless and until Refunding Bonds are issued with respect thereto secured by, among other things, a new letter of credit issued by such Prior Letter of Credit Issuing Bank, all in form and content and upon terms and conditions satisfactory to the Reorganized Debtor. In addition, each holder of an Allowed Prior Bond Claim will be paid its pro rata share (based on the face value of the Long-Term Notes or other non-Cash obligations received ) of a $40 million placement fee to be divided among holders of Allowed Claims in Classes 4(f), 5, 6, 7 and 9.

                 (c)  Impairment and Voting. Class 4f is impaired by the Plan.
                      ---------------------
Each holder of an Allowed Prior Bond Claim is entitled to vote to accept or reject the Plan.

          4.13   Class 4g--Treasury PC Bond Claims.
                 ---------------------------------

                 (a)  Allowance.  The Treasury PC Bond Claims shall be deemed
                      ---------
Allowed Treasury PC Bond Claims in the amount of $80,000,000.

                 (b)  Distributions.
                      -------------

                         (i)   Each Allowed Treasury PC Bond Claim shall be
reinstated and rendered unimpaired in accordance with Section 1124 of the Bankruptcy Code. Each series of Treasury PC Bonds will remain outstanding. The Debtor's obligations under the PC Bond Documents related to the Treasury PC Bonds shall be solely the obligation of the Reorganized Debtor. Each holder of a Treasury PC Bond shall be paid Cash in an amount equal to any and all accrued and unpaid interest owed to such holder in respect of such Treasury PC Bond in accordance with the terms thereof to and including the last scheduled interest payment date preceding the Effective Date. All unpaid fees and expenses of the Issuer and Bond Trustee due and owing under the applicable Loan Agreement shall also be paid in Cash.

                         (ii)    With respect to any property transferred by the
Debtor to ETrans, GTrans or Gen pursuant to the terms of the Plan, the acquisition or construction of which was financed or refinanced with the proceeds of a series of Treasury PC Bonds, the transferee shall assume the obligation to perform, satisfy and/or comply with those terms, covenants, conditions or obligations under the related PC Bond Documents arising from and after the Effective Date which are to be observed, performed, satisfied or complied with by the owner or operator of the "Project" (as described therein) or any portion thereof which is then owned or controlled by such party, including, without limitation, (A) any obligation to maintain such Project or portion thereof and its other assets and to timely pay any taxes, governmental charges, assessments, insurance premiums or other costs or expenses related thereto, (B) the obligation to comply with all restrictions on the use of such Project or portion thereof set forth in the related PC Bond Documents, and (C) the obligation to refrain from taking any action or permitting any action to be taken with respect to such Project or portion thereof that could cause interest on the related series of PC Bonds to become includable in the gross income of the holders thereof for federal income tax purposes. Notwithstanding the assumption of the obligations by each of ETrans, GTrans and Gen as described above, the Reorganized Debtor will not be released from liability under the Treasury PC Bonds.

                         (iii)   On the Effective Date, the Reorganized Debtor,
the Issuer, and the Bond Trustee shall receive an opinion of the original bond counsel to the effect that the transactions set forth herein with respect to the Treasury PC Bonds and the execution and delivery of any releases, amendments or other agreements in connection therewith will not, in and of themselves, cause interest thereon to become includable in the gross income of the holders thereof for federal income tax purposes.

                 (c)   Impairment and Voting. Class 4g is unimpaired by the
                       ---------------------
Plan. Each holder of an Allowed Treasury PC Bond Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

          4.14   Class 5 - General Unsecured Claims.
                 ----------------------------------

                 (a)  Distributions.  Each Allowed General Unsecured Claim will
                      -------------
be satisfied as follows: (i) all pre-petition interest will be paid in Cash and
(ii) the remainder of such Allowed Claim will be paid sixty percent (60%) in Cash and forty percent (40%) in Long-Term Notes from ETrans, GTrans and Gen, collectively. In addition, each holder of an Allowed General Unsecured Claim shall be paid in Cash on the Effective Date or as soon as practicable thereafter its pro rata share (based on the face value of the Long-Term Notes or other non-Cash obligations received) of a $40 million placement fee to be divided among holders of Allowed Claims in Classes 4(f), 5, 6, 7 and 9.

                 (b)  Impairment and Voting.  Class 5 is impaired by the Plan.
                      ---------------------
Each holder of an Allowed General Unsecured Claim is entitled to vote to accept or reject the Plan.

          4.15   Class 6--ISO, PX and Generator Claims.
                 -------------------------------------

                 (a)  Distributions.  Each Allowed ISO, PX and Generator Claim
                      -------------
will be satisfied as follows: (i) all pre-petition interest will be paid in Cash and (ii) the remainder of such Allowed Claim will be paid sixty percent (60%) in Cash and forty percent (40%) in Long-Term Notes from ETrans, GTrans and Gen, collectively. In addition, each holder of an Allowed ISO, PX and Generator Claim shall be paid in Cash on the Effective Date or as soon as practicable thereafter its pro rata share (based on the face value of the Long-Term Notes or other non-Cash obligations received) of a $40 million placement fee to be divided among holders of Allowed Claims in Classes 4(f), 5, 6, 7 and 9.

                 (b)  Impairment and Voting.  Class 6 is impaired by the Plan.
                      ---------------------
Each holder of an Allowed ISO, PX and Generator Claim is entitled to vote to accept or reject the Plan.

          4.16   Class 7 - ESP Claims.
                 --------------------

                 (a)  Distributions.  Each Allowed ESP Claim will be satisfied
                      -------------
as follows: (i) all pre-petition interest will be paid in Cash and (ii) the remainder of such Allowed Claim will be paid sixty percent (60%) in Cash and forty percent (40%) in Long-Term Notes from ETrans, GTrans and Gen, collectively. In addition, each holder of an Allowed ESP Claim shall be paid in Cash on the Effective Date or as soon as practicable thereafter its pro rata share (based on the face value of the

Long-Term Notes or other non-Cash obligations received) of a $40 million placement fee to be divided among holders of Allowed Claims in Classes 4(f), 5, 6, 7 and 9.

                 (b)  Impairment and Voting.  Class 7 is impaired by the Plan.
                      ---------------------
Each holder of an Allowed ESP Claim is entitled to vote to accept or reject the Plan.

          4.17   Class 8--Environmental and Tort Claims.
                 --------------------------------------

                 (a)  Distributions.  Subject to Section 4.17(b), each Allowed
                      -------------
Environmental and Tort Claim shall be satisfied in full in the ordinary course of business at such time and in such manner as ETrans, GTrans, Gen or the Reorganized Debtor, as the case may be, is obligated to satisfy such Allowed Claim under applicable law.

                 (b)  Liquidation of Environmental and Tort Claims. All
                      --------------------------------------------
Environmental and Tort Claims are Disputed Claims and shall be determined, resolved, or adjudicated, as the case may be, in a manner as if the Chapter 11 Case had not been commenced (except that, under Sections 365 and 1124 of the Bankruptcy Code, contractual provisions, accelerations and defaults eliminated or rendered unenforceable by such sections shall remain eliminated or unenforceable, and the stay shall remain in place for any Environmental and Tort Claim as to which Section 365 and 1124 of the Bankruptcy Code are applicable) and shall survive the Effective Date as if the Chapter 11 Case had not been commenced and, upon the determination, resolution or adjudication of any such Claim as provided herein, such Claim shall be deemed to be an Allowed Environmental and Tort Claim in the amount established by a Final Order entered with respect to such determination, resolution or adjudication or by a binding award, agreement or settlement; provided, however, that (i) the Debtor will
                                --------  -------
object under Section 502 of the Bankruptcy Code with respect to any proof of claim filed by or on behalf of a holder of an Environmental Claim or Tort Claim, and (ii) any rejection, avoidance, recovery, subordination, or other power (or defense) available to the Debtor under applicable provisions of the Bankruptcy Code shall be determined in accordance with applicable bankruptcy law as well as applicable non-bankruptcy law. Subject to the foregoing, all such Environmental and Tort Claims shall be determined and liquidated in the administrative or judicial tribunal in which they are pending as of the Effective Date or, if no such action is pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction. To effectuate the foregoing, the entry of the Confirmation Order shall, effective as of the Effective Date, constitute a modification of any stay or injunction under the Bankruptcy Code that would otherwise preclude the determination, resolution, or adjudication of any Environmental Claims or Tort Claims, except for any Environmental Claim or Tort Claim arising out of the exercise by the Debtor, as Debtor-in-Possession, of any rejection, avoidance, recovery, subordination, or other power (or defense) available to it under applicable provisions on the Bankruptcy Code. Nothing contained in this Section 4.17(b) will constitute or be deemed to constitute a waiver of any (i) claim, right or Cause of Action that the Debtor, Reorganized Debtor, ETrans, GTrans or Gen may have against any Person or Governmental Entity in connection with or arising out of any Environmental and Tort Claim, including, but not limited to, any rights under Section 157(b) of Title 28, United States Code, or (ii) defense in any action or proceeding in any administrative or judicial tribunal, including, without limitation, with respect to the jurisdiction of such administrative or judicial tribunal.

          (c)  Impairment and Voting.  Class 8 is unimpaired by the Plan.  Each
               ---------------------
holder of an Allowed Environmental and Tort Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

     4.18 Class 9--Chromium Litigation Claims.
          -----------------------------------

          (a)  Distributions.  Each Allowed Chromium Litigation Claim will be
               -------------
satisfied as follows: such Allowed Claim will be paid sixty percent (60%) in Cash and forty percent (40%) in Long-Term Notes from ETrans, GTrans and Gen, collectively. In addition, each holder of an Allowed Chromium Litigation Claim shall be paid in Cash on the Effective Date or as soon as practicable thereafter its pro rata share (based on the face value of the Long-Term Notes or other non-Cash obligations received) of a $40 million placement fee to be divided among holders of Allowed Claims in Classes 4(f), 5, 6, 7 and 9. The aggregate after-tax amount of any Allowed Chromium Litigation Claim shall be divided among ETrans, GTrans, Gen and the Reorganized Debtor approximately as follows: 12.5%, 12.5%, 25% and 50%, respectively.

          (b)  Impairment and Voting.  Class 9 is impaired by the Plan.  Each
               ---------------------
holder of an Allowed Chromium Litigation Claim is entitled to vote to accept or reject the Plan.

    4.19  Class 10--Convenience Claims.
          ----------------------------

          (a)  Distributions.  Each holder of an Allowed Convenience Claim shall
               -------------
be paid Cash in an amount equal to one hundred percent (100%) of such Allowed Claim.

          (b)  Impairment and Voting.  Class 10 is unimpaired by the Plan.  Each
               ---------------------
holder of an Allowed Convenience Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

    4.20  Class 11--QUIDS Claims.
          ----------------------

          (a)  Allowance.  The QUIDS Claims shall be deemed Allowed QUIDS Claims
               ---------
 in the amount of $310,000,000.

          (b)  Distributions.  Each QUIDS Claim will be satisfied as follows:
               -------------
(i) all pre-petition interest will be paid in Cash and (ii) the remainder of such Allowed Claim will be paid one hundred percent (100%) in QUIDS Notes.

          (c)  Impairment and Voting.  Class 11 is impaired by the Plan.  Each
               ---------------------
holder of an Allowed QUIDS Claim is entitled to vote to accept or reject the Plan.

    4.21  Class 12 - Preferred Stock Equity Interests.
          -------------------------------------------

          (a)  Treatment. Each holder of a Preferred Stock Equity Interest shall
               ---------
retain its Preferred Stock in the Reorganized Debtor and shall be paid in Cash any dividends and sinking fund payments accrued in respect of such Preferred Stock through the last scheduled payment date prior to the Effective Date.

          (b)  Impairment and Voting. While the Debtor believes that Class 12 is
               ---------------------
unimpaired by the Plan, certain holders of Preferred Stock Equity Interests believe that Class 12 is impaired by the Plan. To avoid delaying the voting process, holders of Preferred Stock Equity Interests are being solicited to vote on the Plan as a precautionary measure so that the voting results will be available if it is determined by the Bankruptcy Court that such Class is impaired. Allowing the holders of Preferred Stock Equity Interests to vote shall be without prejudice to the Debtor's contention that this Class is unimpaired and the Debtor reserves the right to contest any objection to the Unimpaired status of this Class.

    4.22  Class 13 - Common Stock Equity Interests.
          ----------------------------------------

          (a)  Treatment.  Each holder of a Common Stock Equity Interest shall
               ---------
retain its Common Stock in the Debtor, but the Common Stock directly held by the Parent shall be distributed by the Parent to the shareholders of the Parent in accordance with the Master Separation Agreement.

          (b)  Impairment and Voting.  Class 13 is impaired by the Plan.  Each
               ---------------------
holder of an Allowed Common Stock Equity Interest is entitled to vote to accept or reject the Plan.

    4.23  Allocation of Long-Term Notes.  To the extent the Plan provides for
          -----------------------------
the satisfaction of a portion of an Allowed Claim (other than an Allowed Chromium Litigation Claim) in the form of Long-Term Notes, the aggregate amount of such Long-Term Notes shall be divided among each of the following entities approximately as follows:

               (i)    ETrans:  thirty five percent (35%);

               (ii)   GTrans:  thirty percent (30%); and

               (iii)  Gen:  thirty five percent (35%)./4/

    4.24  Tax Treatment.  To the extent that, in the Proponents' discretion,
          -------------
adjustments are required with respect to the nature or terms of consideration to be distributed to holders of Allowed Claims pursuant to this Article IV in order to obtain a desired tax treatment, such adjustments shall be made in the form of an alteration, amendment or modification of the Plan in accordance with Section
11.11 hereof.

                                   ARTICLE V

 PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER THE PLAN AND TREATMENT OF DISPUTED, CONTINGENT AND UNLIQUIDATED ADMINISTRATIVE EXPENSE CLAIMS, CLAIMS AND
                               EQUITY INTERESTS

    5.1   Voting of Claims and Equity Interests.  Each holder of record as of
          -------------------------------------
the Voting Record Date of an Allowed Claim or Equity Interest in an Impaired Class of Claims or Equity Interests set forth in Article IV hereof shall be entitled to vote separately with regard to each Impaired Class of Claims or Equity Interests held by such holder to accept or reject the Plan as provided in the

_____________________
     /4/ To the extent the amount of Allowed Claims is greater than the estimates on which the Plan is based, the proportion of Long-Term Notes to be issued by Gen is expected to increase.

Disclosure Statement Order.

     5.2  Elimination of Vacant Classes.  Any Class of Claims that is not
          -----------------------------
occupied as of the commencement of the Confirmation Hearing by an Allowed Claim or a Claim temporarily allowed under Bankruptcy Rule 3018 or as to which no vote is cast shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to Section 1129(a)(8) of the Bankruptcy Code.

     5.3  Nonconsensual Confirmation. If any Impaired Class of Claims or Equity
          --------------------------
Interests entitled to vote shall not accept the Plan by the requisite statutory majorities provided in Section 1126(c) of the Bankruptcy Code, the Debtor reserves the right to amend the Plan in accordance with Section 11.11 hereof or to undertake to have the Bankruptcy Court confirm the Plan under Section 1129(b) of the Bankruptcy Code, or both.

     5.4  Method of Distributions Under the Plan.
          --------------------------------------

          (a)  Disbursing Agent.  All distributions under the Plan shall be made
               ----------------
by the Debtor as Disbursing Agent or such other Entity designated by the Debtor as Disbursing Agent. A Disbursing Agent shall not be required to provide any bond, surety or other security for the performance of its duties, unless otherwise ordered by the Bankruptcy Court; and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond, surety or other security shall be borne by the Debtor.

          (b)  Distributions to Holders as of the Distribution Record Date.
               -----------------------------------------------------------

                    (i) Subject to Bankruptcy Rule 9010, all distributions under the Plan shall be made (A) to the holder of each Allowed Claim or Equity Interest at the address of such holder as listed on the Debtor's Bankruptcy Schedules as of the Distribution Record Date, unless the Debtor has been notified in writing of a change of address, including, without limitation, by the filing of a timely proof of Claim or Equity Interest by such holder that provides an address for such holder different from the address reflected on the Debtor's Bankruptcy Schedules, or (B) pursuant to the terms of a particular indenture of the Debtor or in accordance with other written instructions of a trustee under such indenture.

                    (ii) As of the close of business on the Distribution Record Date, the claims register and records of the stock transfer agent shall be closed, and there shall be no further changes in the record holder of any Claim or Equity Interest. The Debtor shall have no obligation to recognize any transfer of any Claim or Equity Interest occurring after the Distribution Record Date. The Debtor shall instead be authorized and entitled to recognize and deal for all purposes of the Plan with only those record holders stated on the claims register or the records of the stock transfer agent as of the close of business on the Distribution Record Date.

          (c)  Distributions of Cash.  Any payment of Cash made by the Debtor
               ---------------------
pursuant to the Plan shall, at the Debtor's option, be made by check drawn on a domestic bank or wire transfer, and shall first be drawn proportionately from the segregated Cash accounts established pursuant to Sections 7.1(e), 7.2(e) and 7.3(e) hereof before any other Cash sources are used.

          (d)  Timing of Distributions.  Except as otherwise set forth in the
               -----------------------
Plan, payments and distributions to holders of Allowed Claims or Equity Interests on the Effective Date shall be made on the Effective Date, or as soon as practicable thereafter. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

          (e)  Allocation of Plan Distributions. All distributions in respect of
               --------------------------------
Allowed Claims shall be allocated first to the portion of such Claims representing interest (as determined for federal income tax purposes), second to the original principal amount of such Claims (as determined for federal income tax purposes), and any excess to the remaining portion of such Claims.

          (f)  Minimum Distributions.  No payment of Cash less than one hundred
               ---------------------
dollars ($100) shall be made by the Debtor to any holder of a Claim or Equity Interest unless a request therefor is made in writing to the Debtor.

          (g)  Unclaimed Distributions.  All distributions under the Plan that
               -----------------------
are unclaimed for a period of one (1) year after distribution thereof shall be deemed unclaimed property under Section 347(b) of the Bankruptcy Code and revested in the Debtor and any entitlement of any holder of any Claim or Equity Interest to such distributions shall be extinguished and forever barred.

          (h)  Escrow for Disputed Claims.
               --------------------------

                  (i)  General Treatment.  On the Effective Date (or as soon as
                       -----------------
practicable thereafter), and after making all distributions required to be made on the Effective Date, the Reorganized Debtor shall establish, at its election, one or more separate escrows, each of which shall be administered by the Disbursing Agent in accordance with the terms hereof and pursuant to the direction of the Bankruptcy Court, and shall deposit or segregate into such escrow account(s) sufficient Cash and Long-Term Notes to make distributions in respect of Disputed Claims; provided, however, the Reorganized Debtor shall
                            --------  -------
establish one escrow solely for the benefit of any Disputed Chromium Litigation Claims and shall maintain such escrow separate from any escrow(s) established for the benefit of any other Disputed Claims. No distributions from the escrow(s) shall be made until such Disputed Claims have been Allowed or otherwise resolved by the Bankruptcy Court and any such distributions shall be made in accordance with the terms hereof. Any Cash deposited into the escrow(s) shall be invested only in either (i) money market funds consisting primarily of short-term U.S. treasury securities or (ii) obligations of or guaranteed by the United States of America or any agency thereof. Except as set forth in the preceding sentence, neither the Debtor nor any Related Party (within the meaning of Treasury Regulation Section 1.468B-1(d)(2)) shall have any discretion over the disposition or investment of property in the escrow with respect to Disputed Chromium Litigation Claims.

                    (ii) The escrow(s) shall be terminated by the Reorganized Debtor when all distributions and other dispositions of the property of such escrow account have been made in accordance with this Plan. If any property remains in an escrow account after all Disputed Claims for which such escrowed property is being held have been resolved and distributions made in respect thereof, such property shall revert to and become the property of Reorganized Debtor which shall, in turn, deliver (A) to ETrans any ETrans Long-Term Notes,
(B) to GTrans any GTrans Long-Term Notes, and (C) to Gen any Gen Long-Term Notes. The Reorganized Debtor shall retain for its own account such Cash. In determining the aggregate amount necessary to fund any escrow account(s), the Debtor may deposit the estimated allowable amount of any Disputed Claim, as determined by the Bankruptcy Court. Any such escrow(s) established pursuant to this Section 5.4 shall be subject to the continuing jurisdiction of the Bankruptcy Court.

                    (iii)  Additional Long-Term Notes.  In the event that the
                           --------------------------
amount of

Long-Term Notes deposited into the escrow(s) is insufficient to make the required payments once certain Disputed Claims become Allowed Claims, ETrans, GTrans and Gen shall be required to issue to the Reorganized Debtor additional Long-Term Notes to enable the Reorganized Debtor to make such payments. Such Long-Term Notes would have terms and conditions identical to, but might not trade together with, the Long-Term Notes previously issued.

                    (iv)   Tax Treatment of Certain Escrows for Disputed Claims.
                           ----------------------------------------------------
Subject to the definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Disbursing Agent of a private letter ruling, or the receipt of an adverse determination by the IRS upon audit if not contested by the Disbursing Agent), the Disbursing Agent shall treat the escrow with respect to any Disputed Chromium Litigation Claims as a "qualified settlement fund" within the meaning of Treasury Regulation Section 1.468B-1. All Persons (including all holders of such Claims) shall report consistently with such treatment.

          5.5  Objections to and Resolution of Administrative Expense Claims and
               -----------------------------------------------------------------
Claims.  Except as to applications for allowance of compensation and
------
reimbursement of Professional Compensation and Reimbursement Claims under Sections 330 and 503 of the Bankruptcy Code, the Reorganized Debtor shall, on and after the Effective Date, have the exclusive right to make and file objections to Administrative Expense Claims and Claims. Except as to applications for allowance of compensation and reimbursement of Professional Compensation and Reimbursement Claims under Sections 330 and 503 of the Bankruptcy Code, on and after the Effective Date, the Reorganized Debtor shall have the authority to compromise, settle, otherwise resolve or withdraw any objections to Administrative Expense Claims and Claims and compromise, settle or otherwise resolve Disputed Administrative Expense Claims and Disputed Claims without the approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Reorganized Debtor shall file all objections to Administrative Expense Claims (other than applications for allowances of compensation and reimbursement of expenses) and Claims and serve such objections upon the holder of the Administrative Expense Claim or Claim as to which the objection is made as soon as is practicable, but in no event later than one hundred eighty (180) days after the Effective Date or such later date as may be approved by the Bankruptcy Court.

          5.6  Payment of Trustees' and Issuer's Fees.  To the extent allowed by
               --------------------------------------
law, any unpaid fees and expenses accrued through the Confirmation Date of the Bond Trustees and the trustees under the Mortgage and various indentures (acting in their capacities as trustees and, if applicable, acting in their capacities as disbursing agents), and the Issuer of the PC Bonds and their respective professionals, shall be paid by the Debtor within ten (10) days after the Confirmation Date. Any such fees and expenses accruing after the Confirmation Date shall be payable as provided in the applicable agreement providing for such payment. Upon payment of such fees and expenses, such Persons shall be deemed to have released their Liens securing payment of their fees and expenses for all fees and expenses accrued through the Effective Date.

          5.7  Cancellation of Existing Securities and Agreements.  On the
               --------------------------------------------------
Effective Date, the promissory notes, bonds, debentures and all other debt instruments evidencing any Claim, including Administrative Expense Claims, other than those that are reinstated and rendered unimpaired or renewed and extended pursuant to Article IV hereof, or renewed and remain outstanding pursuant to
Article IV hereof, respectively, shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtor under the agreements and indentures governing such Claims, as the case may be, shall be discharged. The Common Stock and Preferred Stock representing Equity Interests shall remain outstanding. Holders of promissory notes, bonds, debentures and any and all other debt instruments evidencing any Claim shall not be required to surrender such instruments.

                                  ARTICLE VI

                   EXECUTORY CONTRACTS AND UNEXPIRED LEASES

          6.1  Assumption, Assignment and/or Rejection of Executory Contracts
               --------------------------------------------------------------
and Unexpired Leases.
--------------------

               (a)  Assumption of Executory Contracts and Unexpired Leases.
                    ------------------------------------------------------
Pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtor and any Person or Governmental Entity shall be deemed assumed by the Debtor as of the Effective Date, except that any executory contract or unexpired lease shall be deemed rejected by the Debtor as of the Effective Date (i) that has been rejected pursuant to a Final

Order entered prior to the Confirmation Date, (ii) as to which a motion for approval of the rejection of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date which results in a Final Order or (iii) that is set forth in Schedule 6.1(a)(i) to the Plan Supplement (executory contracts) or Schedule 6.1(a)(ii) to the Plan Supplement (unexpired leases), which Schedules shall be included in the Plan Supplement; provided,
                                                                   --------
however, that the Debtor reserves the right, on or prior to the Confirmation
-------
Date, to amend Schedules 6.1(a)(i) and 6.1(a)(ii) to the Plan Supplement to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be assumed by the Debtor or rejected, as the case may be, as of the Effective Date. The Debtor will give notice of any such amendment to each counterparty to any executory contract the status of which is changed as a result of the amendment (i.e., any executory contract which is to be assumed, rejected or assumed and assigned as a result of the amendment). In the event that the counterparty opposes such proposed amendment, the Debtor will make all reasonable efforts to provide such counterparty a reasonable opportunity under the circumstances to object prior to confirmation of the Plan and, to the extent that such counterparty had the right to vote on the Plan, or became entitled to vote on the Plan as a result of the amendment to
Schedule 6.1(a)(i) or 6.1(a)(ii), to provide such counterparty a reasonable time to cast a Ballot to accept or reject the Plan, or to amend its Ballot. The listing of a document on Schedules 6.1(a)(i) or 6.1(a)(ii) to the Plan Supplement shall not constitute an admission by the Debtor that such document is an executory contract or an unexpired lease or that the Debtor has any liability thereunder. Notwithstanding anything to the contrary, the Debtor waives its right to make amendments pursuant to this Section 6.1(a) with respect to the assumption of the PG&E-Western Area Power Administration Contract 2948A and related contracts, as described in Exhibit G to the Disclosure Statement.
                                   ---------

               (b)  Assumption and Assignment of Executory Contracts and
                    ----------------------------------------------------
Unexpired Leases. Pursuant to Sections 365(f) and 1123(b)(2) of the Bankruptcy
----------------
Code, all executory contracts and unexpired leases specified on Schedule 6.1(b)(i) or 6.1(b)(ii) to the Plan Supplement shall be deemed assumed and assigned by the Debtor on the Effective Date to those entities as set forth in such schedules. Each executory contract and unexpired lease to be assumed or assumed and assigned by the Debtor shall include modifications, amendments, supplements, restatements or other similar agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedule 6.1(b)(i) or 6.1(b)(ii) to the Plan Supplement.

          6.2  Schedules of Rejected Executory Contracts and Unexpired Leases;
               ---------------------------------------------------------------
Inclusiveness.  Each executory contract and unexpired lease listed or to be
-------------
listed on Schedule 6.1(a)(i) or 6.1(a)(ii) to the Plan Supplement shall include
(i) modifications, amendments, supplements, restatements or other similar agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedules 6.1(a)(i) or 6.1(a)(ii) to the Plan Supplement and (ii) executory contracts or unexpired leases appurtenant to the premises listed on Schedules 6.1(a)(i) or 6.1(a)(ii) to the Plan Supplement, including, without limitation, all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements previously has been assumed or assumed and assigned by the Debtor.

          6.3  Approval of Assumption, Assumption and Assignment or Rejection of
               -----------------------------------------------------------------
Executory Contracts and Unexpired Leases.  Entry of the Confirmation Order
----------------------------------------
shall, subject to and upon the occurrence of the Effective Date, constitute (a) the approval, pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to Section 6.1(a) of the Plan, (b) the extension of time, pursuant to
Section 365(d)(4) of the Bankruptcy Code, within which the Debtor may assume, assume and assign or reject the unexpired leases of non-residential property specified in Section 6.1(a) hereof through the date of entry of the Confirmation Order, (c) approval, pursuant to Sections 365(f) and 1123 (b)(2) of the Bankruptcy Code, of the assignment of the executory contracts and unexpired leases assigned pursuant to Section 6.1(b) and Article VII hereof, and (d) the approval, pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Section 6.1 hereof.

    6.4      Cure of Defaults.  Except as may otherwise be agreed to by the
             ----------------
parties, within thirty (30) days after the Effective Date, the Debtor shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed, or assumed and assigned, by the Debtor pursuant to Sections 6.1(a) and
(b) hereof, in accordance with Section 365(b)(1) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Debtor's liability with respect thereto, or as may otherwise be agreed to by the parties.

    6.5      Bar Date for Filing Proofs of Claim Relating to Executory Contracts
             -------------------------------------------------------------------
and Unexpired Leases Rejected Pursuant to the Plan.  Claims arising out of the
--------------------------------------------------
rejection of an executory contract or unexpired lease pursuant to Section 6.1 hereof must be properly filed in the Chapter 11 Case and served upon the Debtor no later than thirty (30) days after the later of (a) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (b) notice of entry of the Confirmation Order and (c) notice of an amendment to
Schedule 6.1(a)(i) or 6.1(a)(ii) to the Plan Supplement. All such Claims not filed within such time shall be forever barred from assertion against the Debtor, its estate and its property.

    6.6      Assumed Indemnification Obligations.  The Assumed Indemnification
             -----------------------------------
Claims shall, in all respects, irrespective of whether such claims arise under contracts or executory contracts, survive confirmation of the Plan, remain unaffected thereby, and not be discharged irrespective of whether indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before, on or after the Petition Date.

    6.7      Compensation and Benefit Programs.  Except as provided in Section
             ---------------------------------
6.1 hereof, all savings, retirement, health care, severance, performance-based cash incentive, retention, employee welfare benefit, life insurance, disability and other similar plans and agreements of the Debtor are treated as executory contracts under the Plan and shall, on the Effective Date, be deemed assumed by the Debtor in accordance with Sections 365(a) and 1123(b)(2) of the Bankruptcy Code.

    6.8      Retiree Benefits.  Payments, if any, due to any Person for the
             ----------------
purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund, or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtor prior to the Petition Date shall be continued for the duration of the period the Debtor has obligated itself to provide such benefits.

                                  ARTICLE VII

                          IMPLEMENTATION OF THE PLAN

    7.1      Restructuring of the Electric Transmission Business.
             ---------------------------------------------------

             (a) Transfer of ETrans Assets.  On the terms and subject to the
                 -------------------------
conditions hereof, on or before the Effective Date, the Debtor shall transfer, convey, assign and deliver, and ETrans (or such other special purpose affiliates or wholly-owned subsidiaries of ETrans as are deemed appropriate by the Debtor and ETrans) shall accept, all right, title and interest of the Debtor in and to the rights, properties and assets of the Debtor used in connection with the ETrans Business and set forth on Exhibit C-1 hereto (collectively the "ETrans
                                 -----------                           ------
Assets"), subject to all Liens, pledges, security interests, charges, claims,
------
restrictions and encumbrances of any nature whatsoever, except as discharged, released or removed pursuant to the Plan.

             (b) Assumed ETrans Liabilities.  On or before the Effective Date,
                 --------------------------
ETrans and its affiliates or subsidiaries, if any, shall assume and thereafter in due course pay and fully satisfy the executory contracts and unexpired leases assigned to ETrans as set forth on Schedules 6.1(b)(i) and 6.1(b)(ii) to the Plan Supplement, the liabilities and obligations of the Debtor assumed by ETrans pursuant to or in connection with the Master Separation Agreement, and such other liabilities and obligations expressly assumed by ETrans herein (collectively the "ETrans Liabilities"), and no other liabilities or
                   ------------------
obligations.

             (c) ETrans Long-Term Notes. On or before the Effective Date, ETrans
                 ----------------------
shall issue and deliver to the Debtor approximately $850 million in ETrans Long-Term Notes. ETrans shall file a registration statement covering the resale of ETrans Long-Term Notes by the holders thereof and use commercially reasonable efforts to have such registration statement declared effective on or before the Effective Date.

             (d) New Money Notes. Prior to the Effective Date, ETrans shall sell
                 ---------------
and issue
new debt securities in the original principal amount of approximately $200 million, the terms of which are set forth on the Summary of Terms of Debt Securities, which notes shall be registered under the Securities Act or shall be exchangeable for substantially identical notes so registered (any and all such notes, including the exchanged notes, collectively, the "ETrans New Money
                                                         ----------------
Notes").

          (e) Cash Payment.  On the Effective Date, or as soon as practicable
              ------------
thereafter, ETrans shall pay Cash to the Debtor in the amount of approximately $200 million, subject to adjustment, and such Cash shall be placed in a segregated account and drawn upon proportionately, together with the Cash paid to the Debtor by GTrans and Gen, as the first source of Cash payments to holders of Allowed Claims.

          (f) Continuing Services Agreement. On or before the Effective Date,
              -----------------------------
ETrans, its affiliates and subsidiaries, if any, and the Reorganized Debtor shall enter into one or more agreements deemed appropriate by the Debtor and ETrans, whereby ETrans will interconnect with the Reorganized Debtor and provide to the Reorganized Debtor certain transmission services as necessary for the Reorganized Debtor's continued service to each of its customers pursuant to contracts to be assumed by the Reorganized Debtor, including those with (i) WAPA and certain of its customers and (ii) the City and County of San Francisco.

          (g) Service and Maintenance Agreement.  On or before the Effective
              ---------------------------------
Date, ETrans, its affiliates or subsidiaries, if any, and the Reorganized Debtor shall enter into one or more agreements, as necessary to allow for ETrans to transition to separate operations.

          (h) RTO.  ETrans will join a Western RTO approved by FERC.  Until
              ---
ETrans joins a Western RTO, ETrans will continue to participate in the ISO.

          (i) Boards of Control.  The members of the Boards of Control of ETrans
              -----------------
and its affiliates or subsidiaries, if any, immediately prior to the Effective Date, and as set forth on Schedule 7.1(i) to the Ancillary Plan Materials, shall serve as the members of the Boards of Control of ETrans and its affiliates or subsidiaries, if any, on and after the Effective Date unless otherwise disclosed prior to the Effective Date. Each of the members of such Boards of Control shall serve in accordance with the organizational documents of ETrans or its affiliates or subsidiaries, if any, as the same may be amended from time to time.

          (j) Officers.  Newco will be the manager of ETrans.  The officers of
              --------
ETrans and its affiliates or subsidiaries, if any, immediately prior to the Effective Date, and as set forth on Schedule 7.1(j) to the Ancillary Plan Materials, shall serve as the officers of ETrans and its affiliates or subsidiaries, if any, on and after the Effective Date unless otherwise disclosed prior to the Effective Date. Such officers shall serve in accordance with any employment agreement with ETrans or its affiliates or subsidiaries, if any, and applicable law.

          (k) Regulatory Approvals.
              --------------------

                (i) ETrans, its affiliates or subsidiaries, if any, and the Proponents shall timely seek all regulatory approvals from all applicable federal Governmental Entities that the Proponents, in their sole discretion, believe necessary to effectuate the transactions contemplated herein, including, without limitation, requesting confirmation, acceptance or approval by (A) the FERC (1) pursuant to Sections 8 and 203 of the FPA, of the transfer of the ETrans Assets and ETrans Membership Interests, (2) pursuant to Sections 204 and 305 of the FPA, of the issuance of the ETrans securities, assumption of the ETrans Liabilities, transfer of the ETrans Membership Interests and the creation of interlocking directorates, if any, and (3) pursuant to Section 205 of the FPA, of new and any modified rate schedules and tariffs; (B) the SEC, pursuant to Section 9(a)(2) of PUHCA, of the indirect acquisition by the Parent of the ETrans Membership Interests; and (C) various federal agencies for the transfer of federal permits, rights of ways and other authorizations or operating permits, as required. In conjunction with the application under Section 203 of the FPA, ETrans shall commit to participate in a FERC-approved RTO and, as necessary and appropriate to satisfy such commitment, withdraw from participation in the ISO.

                (ii) ETrans, its affiliates and subsidiaries, if any, and the Proponents shall seek an affirmative ruling of the Bankruptcy Court, which may be the Confirmation Order, that, pursuant to Section 1123 of the Bankruptcy Code, the approval of any California state and local Governmental Entity, including, but not limited to, the CPUC, shall not be required in order to, among other things, transfer or operate the ETrans Assets, for the transfer and use of various permits, licenses, leases and other entitlements in connection with the transfer and operation of the ETrans Assets, to transfer operational control of its transmission facilities from the ISO to a FERC-approved

RTO, to issue securities, to assume the ETrans Liabilities or to otherwise effectuate the Restructuring Transactions.

    7.2      Restructuring of the Gas Transmission Business.
             ----------------------------------------------
             (a) Transfer of GTrans Assets.  On the terms and subject to the
                 -------------------------
conditions hereof, on or before the Effective Date, the Debtor shall transfer, convey, assign and deliver, and GTrans (or such other special purpose affiliates or wholly-owned subsidiaries of GTrans as are deemed appropriate by the Debtor and GTrans) shall accept, all right, title and interest of the Debtor in and to the rights, properties and assets of the Debtor used in connection with the GTrans Business as set forth on Exhibit C-2 hereto (collectively the "GTrans
                                -----------                           ------
Assets"), subject to all Liens, pledges, security interests, charges, claims,
------
restrictions and encumbrances of any nature whatsoever, except as discharged, removed or released pursuant to the Plan.

             (b) Assumed GTrans Liabilities.  On or before the Effective Date,
                 --------------------------
GTrans and its affiliates or subsidiaries, if any, shall assume and thereafter in due course pay and fully satisfy the executory contracts and leases assigned to GTrans as set forth on Schedules 6.1(b)(i) and 6.1(b)(ii) to the Plan Supplement, the liabilities and obligations of the Debtor assumed by GTrans pursuant to or in connection with the Master Separation Agreement, and such other liabilities and obligations expressly assumed by GTrans herein (collectively the "GTrans Liabilities"), and no other liabilities or
                   ------------------
obligations.

             (c) GTrans Long-Term Notes. On or before the Effective Date, GTrans
                 ----------------------
shall issue and deliver to the Debtor approximately $700 million in GTrans Long-Term Notes. GTrans shall file a registration statement covering the resale of GTrans Long-Term Notes by the holders thereof and use commercially reasonable efforts to have such registration statement declared effective on or before the Effective Date.

             (d) New Money Notes. Prior to the Effective Date, GTrans shall sell
                 ---------------
and issue new debt securities in the original principal amount of approximately $200 million, the terms of which are set forth on the Summary of Terms of Debt Securities, which notes shall be registered under the Securities Act or shall be exchangeable for substantially identical notes so registered (any and all notes, including the exchanged notes, collectively, the "GTrans New Money Notes").
                                                  ----------------------

          (e) Cash Payment.  On the Effective Date, or as soon as practicable
              ------------
thereafter, GTrans shall pay Cash to the Debtor in the amount of approximately $200 million, subject to adjustment, and such Cash shall be placed in a segregated account and drawn upon proportionately, together with the Cash paid to the Debtor by ETrans and Gen, as the first source of Cash payments to holders of Allowed Claims.

          (f) Transportation and Storage Services Agreement. On or before the
              ---------------------------------------------
Effective Date, GTrans, its affiliates or subsidiaries, if any, and the Reorganized Debtor shall enter into an agreement related to gas transportation and storage rights, the form of which shall be set forth on Exhibit 7.2(f) to the Plan Supplement (the "Transportation and Storage Services Agreement").
                          ---------------------------------------------

          (g) Boards of Control.  The members of the Boards of Control of GTrans
              -----------------
and its affiliates or subsidiaries, if any, immediately prior to the Effective Date, and as set forth on Schedule 7.2(g) to the Ancillary Plan Materials, shall serve as the members of the Boards of Control of GTrans and its affiliates or subsidiaries, if any, on and after the Effective Date unless otherwise disclosed prior to the Effective Date. Each of the members of such Boards of Control shall serve in accordance with the organizational documents of GTrans or its affiliates or subsidiaries, if any, as the same may be amended from time to time.

          (h) Officers.  Newco will be the manager of GTrans.  The officers of
              --------
GTrans and its affiliates or subsidiaries, if any, immediately prior to the Effective Date, and as set forth on Schedule 7.2(h) to the Ancillary Plan Materials, shall serve as the officers of GTrans and its affiliates or subsidiaries, if any, on and after the Effective Date unless otherwise disclosed prior to the Effective Date. Such officers shall serve in accordance with any employment agreement with GTrans or its affiliates or subsidiaries, if any, and applicable law.

          (i) Regulatory Approvals.
              --------------------

                    (i) GTrans, its affiliates or subsidiaries, if any, and the Proponents shall timely seek all regulatory approvals from all applicable federal Governmental Entities that the Proponents, in their sole discretion, believe necessary to effectuate the transactions contemplated herein, including, without limitation, issuance, acceptance or approval by (A) the FERC, of certificates and an abandonment authorization under Section 7 of the NGA authorizing, among other things, (1) GTN's abandonment and the Debtor's acquisition of a three (3) mile segment of GTN's pipeline in Oregon and the integration of that segment into the GTrans Assets, (2) the transfer of the GTrans Assets to GTrans, (3) the operation by GTrans of the GTrans Assets in interstate commerce under FERC jurisdiction, (4) the performance by GTrans of certain open access transportation services, and (5) the establishment by GTrans of a FERC Gas Tariff and initial rates governing interstate transportation and storage services to be effective during a transition period; and (B) various federal agencies for the transfer of federal permits, rights-of-ways and other authorizations or operating permits, as required.

                    (ii) GTrans, its affiliates or subsidiaries, if any, and the Proponents shall seek an affirmative ruling of the Bankruptcy Court, which may be the Confirmation Order, that, pursuant to Section 1123 of the Bankruptcy Code, the approval of any California state and local Governmental Entity, including, but not limited to the CPUC, shall not be required in order to, among other things, transfer or operate the GTrans Assets, for the transfer and use of various permits, licenses, leases and other entitlements in connection with the transfer and operation of the GTrans Assets, to issue securities, to assume the GTrans Liabilities, or to otherwise effectuate the Restructuring Transactions.

          7.3  Restructuring of the Electric Generation Business.
               -------------------------------------------------

               (a)  Transfer of Gen Assets.  On the terms and subject to the
                    ----------------------
conditions hereof, on or before the Effective Date, the Debtor shall transfer, convey, assign and deliver, and Gen (or such other special purpose affiliates or wholly-owned subsidiaries of Gen as are deemed appropriate by the Debtor and
Gen) shall accept, all right, title and interest of the Debtor in and to the rights, properties and assets of the Debtor used in connection with the Gen Business and set forth on Exhibit C-3 hereto (collectively the "Gen Assets"),
                          -----------                           ----------
subject to all Liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever, except as discharged, released or removed pursuant to the Plan.

               (b)  Assumed Gen Liabilities.  On or before the Effective Date,
                    -----------------------
Gen and its affiliates or subsidiaries, if any, shall assume and thereafter in due course pay and fully satisfy the executory contracts and leases assigned to Gen as set forth on Schedules 6.1(b)(i) and 6.1(a)(ii) to the

Plan Supplement, the liabilities and obligations of the Debtor assumed by Gen pursuant to or in connection with the Master Separation Agreement, and such other liabilities and obligations expressly assumed by Gen herein (collectively the "Gen Liabilities"), and no other liabilities or obligations.
     ---------------

               (c)  Gen Long-Term Notes and QUIDS Notes.  On or before the
                    -----------------------------------
Effective Date, Gen shall issue and deliver to the Debtor approximately $1.15 billion in long-term debt securities, consisting of $850 million of Gen Long-Term Notes and $300 million of QUIDS Notes. To the extent the amount of Allowed Claims is greater than the estimates on which the Plan is based, the amount of Gen Long-Term Notes will be increased and the amount of Gen New Money Notes and the amount of Cash to be paid by Gen to the Debtor will be decreased. Gen shall file a registration statement covering the resale of Gen Long-Term Notes by the holders thereof and use commercially reasonable efforts to have such registration statement declared effective on or before the Effective Date.

               (d)  New Money Notes.  Prior to the Effective Date, Gen shall
                    ---------------
sell and issue new debt securities in the original principal amount of approximately $1.25 billion, the terms of which are set forth on the Summary of Terms of Debt Securities, which notes shall be registered under the Securities Act or shall be exchangeable for substantially identical notes so registered (collectively, the "Gen New Money Notes").
                    -------------------

               (e)  Cash Payment.  On or before the Effective Date, or as soon
                    ------------
as practicable thereafter, Gen shall pay Cash to the Debtor in the amount of approximately $1.25 billion, subject to adjustment, and such Cash shall be placed in a segregated account and drawn upon proportionately, together with the Cash paid to the Debtor by ETrans and GTrans, as the first source of Cash payments to holders of Allowed Claims.

               (f)  Reorganized Debtor Power Sales Agreement. On or before the
                    ----------------------------------------
Effective Date, Gen and the Reorganized Debtor shall enter into a long-term power sales agreement, whereby the Reorganized Debtor shall purchase power generated by Gen's facilities and available to Gen under its irrigation district and water agency agreements, the form of which shall be set forth on Exhibit 7.3(f) to the Plan Supplement (the "Reorganized Debtor Power Sales Agreement").
                                    ----------------------------------------

               (g)  Land Ownership.  On or before the Effective Date, the Debtor
                    --------------
will
contribute the common stock of Eureka, the owner of a portion of the land occupied by the Diablo Canyon Power Plant, and the remainder of the land at Diablo Canyon and the parcels associated with the Debtor's hydroelectric facilities that are outside the FERC hydroelectric boundaries to Land Holdings, together with a note for approximately $1.2 million from Eureka to the Debtor. Land Holdings will lease the Diablo Canyon land to Gen or a subsidiary and enter into an agreement for Gen to manage the lands.

               (h)  Boards of Control.  The members of the Boards of Control of
                    -----------------
Gen and its affiliates or subsidiaries, if any, immediately prior to the Effective Date, and as set forth on Schedule 7.3(h) to the Ancillary Plan Materials, shall serve as the members of the Boards of Control of Gen and its affiliates or subsidiaries, if any, on and after the Effective Date unless otherwise disclosed prior to the Effective Date. Each of the members of such Boards of Control shall serve in accordance with the organizational documents of Gen or its affiliates or subsidiaries, if any, as the same may be amended from time to time.

               (i)  Officers.  Newco will be the manager of Gen. The officers of
                    --------
Gen and its affiliates or subsidiaries, if any, immediately prior to the Effective Date, and as set forth on Schedule 7.3(i) to the Ancillary Plan Materials, shall serve as the officers of Gen and its affiliates or subsidiaries, if any, on and after the Effective Date, unless otherwise disclosed prior to the Effective Date. Such officers shall serve in accordance with any employment agreement with Gen or its affiliates or subsidiaries, if any, and applicable law.

               (j)  Regulatory Approvals.
                    --------------------

                       (i) Gen, its affiliates or subsidiaries, if any, and the Proponents shall timely seek all regulatory approvals from all applicable federal Governmental Entities that the Proponents, in their sole discretion, believe necessary to effectuate the transactions contemplated herein, including, without limitation, confirmation, acceptance or approval by (A) the FERC (1) pursuant to Sections 8 and 203 of the FPA, of the transfer of the Gen Membership Interests and certain Gen Assets, including a contract for the sale of power for resale and certain limited transmission facilities associated with generation,
(2) pursuant to Sections 204 and 305 of the FPA, of the issuance of the Gen securities, the assumption of the Gen Liabilities, the transfer of the Gen

Membership Interests and the creation of interlocking directorates, if any, (3) pursuant to Section 205 of the FPA, to sell the output of the generation assets and purchased power pursuant to the Reorganized Debtor Power Sales Agreement and any jurisdictional agreements between Gen and its affiliates or subsidiaries, and (4) the transfer of the Debtor's beneficial interest in the Trusts covering Diablo Canyon; (B) the SEC, pursuant to Section 9(a)(2) of PUHCA, of the indirect acquisition by the Parent of the Gen Membership Interests; (C) the NRC, of the Debtor's transfer of the Gen Assets, including, but not limited to, the Debtor's beneficial interest in the Trusts covering Diablo Canyon to Gen or its affiliates or subsidiaries, if any; and (D) various federal agencies for the transfer of federal permits, rights-of-ways and other authorizations or operating permits, as required.

                       (ii) Gen, its affiliates or subsidiaries, if any, and the Proponents shall seek an affirmative ruling of the Bankruptcy Court, which may be the Confirmation Order, that, pursuant to Sections 1123 and 1142(b) of the Bankruptcy Code, that (A) the approval of any California state and local Governmental Entity, including, but not limited to, the CPUC, shall not be required in order to, among other things, transfer or operate the Gen Assets, including, but not limited to, the beneficial interest in the Trusts covering Diablo Canyon, for the transfer and use of various permits, licenses, leases and other entitlements in connection with the transfer and operation of the Gen Assets, to issue securities, to assume the Gen Liabilities or to otherwise effectuate the Restructuring Transactions; and (B) the Reorganized Debtor is not required to retain its remaining generation assets through 2005.

          7.4  Newco.
               -----

               (a)  Transfer of Assets.  On the terms and subject to the
                    ------------------
conditions hereof, on or before the Effective Date, the Debtor shall transfer, convey, assign and deliver, and Newco shall accept, all right, title and interest of the Debtor in and to the common stock of Calaska, together with a note for approximately $1.2 million from Calaska to the Debtor, and the common stock of Pacific Gas, together with a note for approximately $11 million from Pacific Gas to the Debtor, and a subsidiary of Pacific Gas, Pacific Properties, subject to all Liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever, except as discharged, released or removed pursuant to the Plan.

               (b)  Assumption of Liabilities.  On or before the Effective Date,
                    -------------------------
Newco and its affiliates or subsidiaries, if any, shall assume and thereafter in due course pay and fully satisfy the executory contracts and leases assigned to Newco as set forth on Schedules 6.1(b)(i) and 6.1(a)(ii) to the Plan Supplement, the liabilities and obligations of the Debtor assumed by Newco pursuant to or in connection with the Master Separation Agreement, and such other liabilities and obligations expressly assumed by Newco herein, and no other liabilities or obligations.

               (c)  Board of Directors.  The members of the Board of Directors
                    ------------------
of Newco immediately prior to the Effective Date, and as set forth on Schedule 7.4(c) to the Ancillary Plan Materials, shall serve as the Board of Directors of Newco on and after the Effective Date unless otherwise disclosed prior to the Effective Date. Each of the members of such Board of Directors shall serve in accordance with the articles of incorporation and bylaws of Newco, as the same may be amended from time to time.

               (d)  Officers.  The officers of Newco immediately prior to the
                    --------
Effective Date, and as set forth on Schedule 7.4(d) to the Ancillary Plan Materials, shall serve as the officers of Newco on and after the Effective Date unless otherwise disclosed prior to the Effective Date. Such officers shall serve in accordance with any employment agreement with Newco and applicable law.

          7.5  Reorganized Debtor.
               ------------------

               (a)  Surplus Property and Property Rights.  Between the
                    ------------------------------------
Confirmation Date and the Effective Date, the Debtor shall sell, transfer, convey, assign and deliver, all right, title and interest of the Debtor in and to the land parcels and property rights of the Debtor described on Schedule 7.5(a) to the Ancillary Plan Materials. In the event any of these land parcels or property rights are not sold or disposed of prior to the Effective Date, the Debtor shall transfer such parcels and rights to Land Holdings on or prior to the Effective Date. In addition, the Debtor will identify certain other properties not needed for the current or future operations of the Reorganized Debtor, ETrans, GTrans or Gen or any of their respective subsidiaries or affiliates, and will transfer such properties to Land Holdings on or prior to the Effective Date. Certain of the properties to be listed on Schedule 7.5(a) to the Ancillary Plan Materials are under contract to third parties and subject to applications filed with the CPUC. In the event that the CPUC has not approved a particular application prior to the Confirmation Hearing, the Debtor will instead seek approval of such dispositions pursuant to the Confirmation Order.

               (b)  Dividend of Newco Common Stock to the Parent.  The Debtor
                    --------------------------------------------
shall declare and, following the transactions set forth in Sections 7.1 through
7.4 hereof, but prior to the Reorganized Debtor Spin-Off, pay a dividend of the outstanding shares of Newco Common Stock to the Parent, and each of ETrans, GTrans and Gen shall thereafter continue as an indirect wholly-owned subsidiary of the Parent.

               (c)  New Money Notes.  Prior to the Effective Date, the
                    ---------------
Reorganized Debtor shall sell and issue new debt securities in the original principal amount of approximately $3.52 billion, the terms of which are set forth on the Summary of Terms of Debt Securities, which notes shall be registered under the Securities Act or shall be exchangeable for substantially identical notes so registered (collectively, the "Reorganized Debtor New Money
                                                  ----------------------------
Notes"). To the extent the amount of Allowed Claims is greater than the
-----
estimates on which the Plan is based, the amount of Reorganized Debtor New Money Notes will be increased.

               (d)  Transfer of Long-Term Notes and QUIDS Notes to Holders of
                    ---------------------------------------------------------
Allowed Claims.  On the Effective Date or as soon as practicable thereafter, and
--------------
following the transactions set forth in Sections 7.1 through 7.3 hereof, on the terms and subject to the conditions hereof, the Debtor shall transfer, convey, assign and deliver, and holders of Allowed Claims shall accept, all right, title and interest of the Debtor in and to the Long-Term Notes and the QUIDS Notes, in accordance with Article IV hereof.

               (e)  NOP.  The Reorganized Debtor will seek a Bankruptcy Court
                    ---
ruling whereby the Reorganized Debtor will be prohibited from assuming the NOP until the following conditions are met: (i) the Reorganized Debtor receives an investment grade credit rating from S&P and Moody's; (ii) the Reorganized Debtor receives assurances from S&P and Moody's that the Reorganized Debtor's credit rating shall not be downgraded as a result of the reassumption of the NOP; (iii) there is an objective retail rate recovery mechanism in place pursuant to which the Reorganized Debtor is able to fully recover in a timely manner its wholesale costs of purchasing electricity to satisfy the NOP; (iv) there are objective standards in place regarding pre-approval of procurement transactions; and (v) subsequent to reassumption of the NOP, the conditions in clauses (iii) and (iv) shall remain in effect. The Debtor will also seek a Bankruptcy Court ruling whereby the Reorganized Debtor will be prohibited from accepting, directly or indirectly, an assignment of the DWR Contracts.

               (f)  Retention and Transfer of Rate Recovery Litigation Claims.
                    ---------------------------------------------------------
All of the Debtor's rights to and interest in the proceeds from any resolution of the Rate Recovery Litigation and resulting CPUC rate order requiring collection in rates (the "Rate Recovery") are property of the estate of the
                          -------------
Debtor pursuant to Section 541 of the Bankruptcy Code. On the Effective Date, and prior to the transactions set forth in Section 7.5(b) hereof, on the terms and subject to the conditions hereof, the Debtor shall transfer, convey, assign and deliver top Newco or a subsidiary of Newco, and Newco, or a subsidiary of Newco, shall accept, all right, title and interest of the Debtor in and to an amount equal to ninety-five percent (95%) of the net after-tax proceeds from the Rate Recovery, free and clear of all mortgages, Liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever, with the remaining right, title and interest in and to an amount equal to the remaining five percent (5%) of the net after-tax proceeds continuing to be held by the Reorganized Debtor.

               (g)  BFM Contract Seizure Litigation. All of the Debtor's rights
                    -------------------------------
to and interest in the BFM Contract Seizure Litigation are property of the estate of the Debtor pursuant to Section 541 of the Bankruptcy Code. On the Effective Date, and prior to the transactions set forth in Section 7.5(b) hereof, on the terms and subject to the conditions hereof, the Debtor shall transfer, convey, assign and deliver to Newco or a subsidiary of Newco, and Newco, or a subsidiary of Newco, shall accept, all right, title and interest of the Debtor in and to the BFM Contract Seizure Litigation, free and clear of all mortgages, Liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever.

               (h)  Claims Against the State.  All of the Debtor's rights to and
                    ------------------------
interest in the Claims Against the State are property of the estate of the Debtor pursuant to Section 541 of the Bankruptcy Code. On the Effective Date, and prior to the transactions set forth in Section 7.5(b) hereof, on the terms and subject to the conditions hereof, the Debtor shall transfer, convey, assign and deliver to Newco or a subsidiary of Newco, and Newco, or a subsidiary of Newco, shall accept, all right, title and interest of the Debtor in and to the Claims Against the State, free and clear of all mortgages, Liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever.

               (i)  Separation and Support Services Agreements.  On or before
                    ------------------------------------------
the Effective Date, ETrans, GTrans, Gen, Newco, the Reorganized Debtor, the Parent and their respective subsidiaries and affiliates shall enter into one or more agreements, as deemed appropriate by such parties, relating to the separation of the Debtor's existing operations among ETrans, GTrans, Gen, Newco, the Reorganized Debtor and their respective subsidiaries and affiliates, including, but not limited to, the Master Separation and Distribution Agreement attached as Exhibit 7.5(i) to the Plan Supplement (the "Master Separation
                                                        -----------------
Agreement") and agreements relating to tax-sharing and allocation, employee
---------
matters, indemnification and insurance arrangements, real estate, environmental matters, technology and intellectual property ownership and license agreements, on-going electric operational matters, and certain operating, maintenance, metering, telecommunication and emergency services.

               (j)  Board of Directors.  The members of the Board of Directors
                    ------------------
of the Debtor immediately prior to the Effective Date, and as set forth on
Schedule 7.5(j) to the Ancillary Plan Materials, shall serve as the Board of Directors of the Reorganized Debtor on and after the Effective Date. Each of the members of such Board of Directors shall serve in accordance with the Debtor's Articles of Incorporation or the Debtor's Bylaws, as the same may be amended from time to time.

               (k)  Officers.  The officers of the Debtor immediately prior to
                    --------
the Effective Date, and as set forth on Schedule 7.5(k) to the Ancillary Plan Materials, shall serve as the officers of the Reorganized Debtor on and after the Effective Date. Such officers shall serve in accordance with any employment agreement with the Reorganized Debtor and applicable law.

               (l)  Articles of Incorporation and Bylaws.  The articles of
                    ------------------------------------
incorporation and bylaws of the Reorganized Debtor shall contain provisions necessary to (i) prohibit the issuance of nonvoting equity securities as required by Section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such articles of incorporation and bylaws as permitted by applicable law and

(ii) effectuate the provisions of the Plan, in each case without any further action by the shareholders or Board of Directors of the Debtor.

               (m)  Reorganized Debtor Spin-Off. In connection with the
                    ---------------------------
transactions set forth in Section 7.6(c) hereof, the Debtor shall, on, or as soon as practicable after, the Effective Date:

                       (i) have authorized and, subject to the terms and conditions hereof, shall issue to the Parent such number of additional shares of the Reorganized Debtor's Common Stock such that after such dividend is paid, the number of issued and outstanding shares of Common Stock held directly by the Parent will be the same as the number of issued and outstanding shares of common stock of the Parent;

                       (ii) prepare and distribute an information statement meeting the requirements of the Exchange Act to the holders of common stock of the Parent prior to the date of the Reorganized Debtor Spin-Off;

                       (iii) cause the Reorganized Debtor's Common Stock to be approved for listing on the NYSE, subject only to official notice of distribution; and

                       (iv) establish a rights plan (the terms of which will be set forth on the Summary of Terms attached as Schedule 7.5(m)(iv) to the Plan Supplement) and distribute to the holders of the Reorganized Debtor's Common Stock one "right" for each outstanding share of the Reorganized Debtor's Common Stock.

               (n)  Regulatory Issues.
                    -----------------

                       (i) The Proponents shall timely seek a no-action letter from the SEC to the effect that the Long-Term Notes and the QUIDS Notes to be issued pursuant to Article IV hereof shall be issued by the Debtor or a successor of the Debtor for purposes of Section 1145(a) of the Bankruptcy Code, and such other matters as the Proponents shall deem necessary and appropriate.

                       (ii) The Proponents shall timely seek all regulatory approvals from all applicable federal Governmental Entities that the Proponents, in their sole discretion, believe necessary to effectuate the transactions contemplated herein, including, without limitation, confirmation, approval or acceptance by (A) the FERC, pursuant to Sections 204 and 305 of the FPA, of the Debtor's issuances of securities, the debt financing, the declaration and payment of the dividend of the Newco Common Stock to the Parent and the indirect transfer of the Membership Interests to the Parent; (B) the SEC, pursuant to Section 9(a)(2) of PUHCA, of the acquisition by Parent of the Newco Common Stock and, indirectly, the Membership Interests; (C) the NRC of the indirect transfer of certain assets related to the shutdown nuclear generating unit at Humboldt Bay in connection with the Reorganized Debtor Spin-Off; and (D) various federal agencies for the transfer of federal permits, rights-of-ways and other authorizations, as required.

                       (iii) The Proponents shall seek an affirmative ruling of the Bankruptcy Court, which may be the Confirmation Order, that, pursuant to
Section 1123 of the Bankruptcy Code, (A) the approval of any California state and local Governmental Entity, including, but not limited to, the CPUC, and the payment of fees to such agencies, shall not be required for (1) the change of ownership of the Debtor resulting from the Reorganized Debtor Spin-Off or for the transfer of the ETrans Assets, the GTrans Assets and the Gen Assets, and (2) the transfer of assets to, or operation of assets by, ETrans, GTrans or Gen, or their affiliates or subsidiaries, as appropriate or to otherwise effectuate the Restructuring Transactions, and (B) the CPUC affiliate transaction rules shall not apply to any of the transactions contemplated hereby.

                       (iv) The Proponents shall timely seek a private letter ruling from the IRS substantially to the effect that, among other things, (A) the Internal Restructuring shall qualify as a "reorganization" under Section 368(a) of the Tax Code and (B) the Reorganized Debtor Spin-Off shall qualify as a tax-free spin-off under Section 355 of the Tax Code; provided, that in the
                                                       --------
event the desired ruling cannot be obtained, the Proponents may choose to proceed with a modified ruling or without a ruling.

          7.6  Parent.
               ------

               (a)  Transfer of Assets to Parent or Newco.  On the terms and
                    -------------------------------------
subject to the conditions hereof, on or before the Effective Date, the Debtor shall transfer, convey, assign and deliver to the Parent, Newco or a subsidiary of the Parent or Newco, and the Parent, Newco or a subsidiary of the Parent or Newco, respectively, shall accept, all right, title and interest of the Debtor in and to the rights, properties and assets of the Debtor set forth on Schedule 7.6(a) to the Plan Supplement, subject to all Liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever, except as discharged, released or removed pursuant to the Plan.

          (b) Assumed Parent Liabilities.  On and as of the Effective Date, the
              --------------------------
Parent, Newco or a subsidiary of the Parent or Newco, respectively, shall assume and thereafter in due course pay and fully satisfy the executory contracts and unexpired leases assigned to Parent as set forth on Schedules 6.1(b)(i) and 6.1(b)(ii) to the Plan Supplement, the liabilities and obligations of the Debtor assumed by Parent or Newco pursuant to the Master Separation Agreement, and such other liabilities and obligations expressly assumed by the Parent or Newco herein, and no other liabilities or obligations.

          (c) Parent Dividend.  The Parent shall declare and, following the
              ---------------
transactions set forth in Sections 7.1 through 7.5, 7.6(a) and 7.6(b) hereof, and on or immediately following the Effective Date, pay a one-for-one dividend of all of the Reorganized Debtor Common Stock held by the Parent to the shareholders of the Parent (the "Reorganized Debtor Spin-Off") in accordance
                                 ---------------------------
with the terms and conditions of the Master Separation Agreement.

          (d) Regulatory Approvals.  The Proponents shall timely seek all
              --------------------
regulatory approvals from all applicable federal Governmental Entities that the Proponents, in their sole discretion, believe necessary to effectuate the transactions specified in this Article VII, including, without limitation, confirmation, acceptance or approval by (i) the FERC, pursuant to Section 203 of the FPA, of the transfer by Parent of the Reorganized Debtor Common Stock owned by Parent to the Parent's shareholders and (ii) the SEC, pursuant to Section 9(a)(2) of PUHCA, of (A) the temporary ownership by the Parent of the Reorganized Debtor Common Stock and (B) the indirect ownership of the ETrans Membership Interests and the Gen Membership Interests.

    7.7   Working Capital Facilities.  Each of the Reorganized Debtor, ETrans,
          --------------------------
GTrans and Gen shall establish working capital facilities for the purpose of funding seasonal fluctuations in working capital and providing letters of credit primarily for workers' compensation liabilities in the event the Reorganized Debtor, ETrans, GTrans or Gen do not secure self-insurance as set forth in
Section 7.8(b) hereof and certain other contingencies. Additionally, ETrans will use letters of credit as collateral for transactions with the ISO and the Reorganized Debtor will use letters of credit as collateral to facilitate natural gas purchases.

     7.8  Regulatory Issues.
          -----------------

          (a) Each of the Reorganized Debtor, Newco, ETrans, GTrans and Gen and their respective subsidiaries and affiliates shall operate their businesses in accordance with all applicable laws and regulations promulgated or issued by all Governmental Entities having jurisdiction over such businesses.

          (b) In the event any of the Reorganized Debtor, ETrans, GTrans, Gen or Newco does not purchase workers' compensation insurance, such entity shall apply for approval by the Office of Self Insurance Plans of the State of California of such entity's self insurance plan which shall satisfy the workers' compensation requirements set forth in California Labor Code Section 3700 and by the Office of Self Insurance Plans, provided that the Reorganized Debtor and Newco, ETrans,
                         --------
GTrans and Gen shall post separate collateral to the State of California to support its self-insured programs.

     7.9  Issuance of New Securities.  Certain securities-related approvals
          --------------------------
shall be sought from the FERC under Section 204 of the FPA. Other than such FERC approvals, the issuance of the following securities by the Reorganized Debtor, Newco, ETrans, GTrans and Gen is hereby authorized without further act or action under applicable law, regulation, order or rule:

          (a) Membership Interests;

          (b) shares of Newco Common Stock;

          (c) shares of the Reorganized Debtor's Common Stock;

          (d) Long-Term Notes;

          (e) QUIDS Notes;

          (f) New Money Notes; and

          (g) New Mortgage Bonds.

     7.10 Additional Entities.  In accordance with Section 11.11 hereof, the
          -------------------
Proponents may modify the Restructuring Transactions set forth in this Article VII in such a manner as they may deem necessary and appropriate in order to effect the Internal Restructuring set forth in the Plan, including, but not limited to, (a) forming additional special purpose affiliates or subsidiaries of ETrans, GTrans,

Gen and Newco and (b) transferring certain assets of the Debtor to the entities formed pursuant to this Section 7.10.

                                 ARTICLE VIII

                  CONFIRMATION AND EFFECTIVENESS OF THE PLAN

     8.1  Conditions Precedent to Confirmation.  The Plan shall not be confirmed
          ------------------------------------
by the Bankruptcy Court unless and until the following conditions shall have been satisfied or waived pursuant to Section 8.4 hereof:

          (a) the Bankruptcy Court shall have entered an order or orders, which may be the Confirmation Order, approving the Plan, authorizing the Debtor to execute, enter into and deliver the Plan and to execute, implement and take all actions necessary or appropriate to give effect to the transactions contemplated by the Plan;

          (b) the Bankruptcy Court shall have entered an order or orders, which may be the Confirmation Order, determining that the Debtor, the Parent and their respective affiliates are not liable or responsible for any DWR Contracts (except for the DWR Claims) or purchases of power by the DWR, and any liabilities associated therewith;

          (c) the Bankruptcy Court shall have entered an order or orders, which may be the Confirmation Order, prohibiting the Reorganized Debtor from accepting, directly or indirectly, an assignment of the DWR Contracts;

          (d) the Bankruptcy Court shall have entered an order or orders, which may be the Confirmation Order, prohibiting the reassumption of the NOP of its electric customers by the Reorganized Debtor unless the conditions set forth in
Section 7.5(e) hereof are satisfied;

          (e) the Bankruptcy Court shall have entered an order or orders, which may be the Confirmation Order, approving the commitment of ETrans to join a FERC-approved RTO and authorizing ETrans to join such FERC-approved RTO at such time as it is operational;

          (f) the Bankruptcy Court shall have entered an order or orders, which may be the Confirmation Order, approving and authorizing the execution, and finding reasonable the terms and conditions, of the proposed (i) Reorganized Debtor Power Sales Agreement, (ii) the Transportation and Storage Services Agreement, (iii) the Master Separation Agreement, and (iv) the

Tax Matters Agreement;

          (g) the Bankruptcy Court shall have entered an order or orders, which may be the Confirmation Order, having the effect of prohibiting officials of the CPUC and officials of the State of California from taking any action related to the allocation or other treatment of any "gain on sale" related to assets transferred or disposed of under the Plan that would adversely impact the Reorganized Debtor;

          (h) the Bankruptcy Court shall have entered an order or orders, which may be the Confirmation Order, that the CPUC affiliate transaction rules are not applicable to the Restructuring Transactions or any transactions or agreements contemplated thereby;

          (i) the Bankruptcy Court shall have entered an order or orders, which may be the Confirmation Order, that the approval of any California Governmental Entity, including, but not limited to, the CPUC, shall not be required in connection with the Restructuring Transactions because Section 1123 of the Bankruptcy Code preempts such state and local laws;

          (j) the Bankruptcy Court shall have entered an order or orders, which may be the Confirmation Order, that the Proponents are not required to comply with Chapter 5 and Section 1001 of the California Corporations Code because
Section 1123 of the Bankruptcy Code preempts such state law; and

          (k) the Confirmation Order shall be, in form and substance, acceptable to the Proponents.

     8.2  Conditions Precedent to Effectiveness.  The Plan shall not become
          -------------------------------------
effective unless and until the following conditions shall have been satisfied or waived pursuant to Section 8.4 hereof:

          (a) the Confirmation Order, in form and substance acceptable to the Proponents shall have been entered by the Bankruptcy Court on or before June 30, 2002, and shall have become a Final Order;

          (b) the Effective Date shall have occurred on or before January 1, 2003;

          (c) all actions, documents and agreements necessary to implement the Plan shall have been effected or executed;

          (d) the Proponents shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are determined by the Proponents to be necessary to implement the Plan;

          (e) S&P and Moody's shall have issued credit ratings for the New Money Notes, the Long-Term Notes and the QUIDS Notes of not less than BBB- or Baa3, respectively;

          (f) the Plan shall not have been modified in a material way, including any modification pursuant to Section 11.11 hereof, since the Confirmation Date; and

          (g) the Reorganized Debtor, shall have consummated the sale of the Reorganized Debtor New Money Notes as contemplated by the Plan and the New Money Notes of each of ETrans, GTrans and Gen shall have been priced and the trade date with respect thereto shall have occurred.

     8.3  Effect of Failure of Conditions.  In the event that one or more of the
          -------------------------------
conditions specified in Section 8.2 hereof have not occurred or been waived on or before January 1, 2003, (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtor and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the
                                                     ------ --- ----
day immediately preceding the Confirmation Date as though the Confirmation Order had never been entered and (d) the Debtor's obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtor or any Person or Governmental Entity or to prejudice in any manner the rights of the Debtor or any Person or Governmental Entity in any further proceedings involving the Debtor; provided, however, the amounts paid
                                          --------  -------
pursuant to Section 4.2(a) hereof on account of Post-Petition Interest may be recharacterized as a payment upon the applicable Allowed Claims, in the sole discretion of the Proponents, but the Debtor will not otherwise seek to recover such amounts. Notwithstanding the foregoing, any property or other assets transferred to Land Holdings and subsequently sold or otherwise transferred by Land Holdings to a third party shall be unaffected by this Section 8.3.

     8.4  Waiver of Conditions.  Subject to Section 11.11 hereof, the Proponent
          --------------------
may waive by a writing signed by an authorized representative of the respective Proponent and subsequently filed with the Bankruptcy Court, one or more of the conditions precedent set forth in Sections 8.1 and 8.2 hereof, other than the conditions set forth in Sections 8.1(a) and 8.2(e).

                                  ARTICLE IX

                        EFFECT OF CONFIRMATION OF PLAN

        9.1  Term of Bankruptcy Injunction or Stays.  Unless otherwise provided,
             --------------------------------------
all injunctions or stays provided for in the Chapter 11 Case under Section 105 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect in accordance with the terms of such injunctions. Unless otherwise provided, the automatic stay provided under
Section 362 of the Bankruptcy Code shall remain in full force and effect until the Effective Date.

        9.2  Revesting of Assets.  On the Effective Date, except as otherwise
             -------------------
transferred, sold or otherwise provided for in the Plan, the property of the estate of the Debtor shall vest in the Reorganized Debtor, and any Causes of Action of the Debtor described in the Plan or set forth on Schedule 9.2 to the Plan Supplement shall be retained by the Reorganized Debtor.

        9.3  Operations Following Effective Date.  From and after the Effective
             -----------------------------------
Date, the Reorganized Debtor, Newco, ETrans, GTrans and Gen and their respective subsidiaries and affiliates may each operate its businesses, and may use, acquire and dispose of property free of any restrictions imposed under the Bankruptcy Code. As of the Effective Date, all property of the Reorganized Debtor, Newco, ETrans, GTrans and Gen and their respective subsidiaries and affiliates shall be free and clear of all Liens, claims and interests of holders of Claims and Equity Interests, except as otherwise provided in the Plan.

        9.4  Claims Extinguished.  As of the Effective Date, any and all
             -------------------
avoidance claims accruing to the Debtor under Sections 502(d), 544, 545, 547, 548, 549, 550 and 551 of the Bankruptcy Code and not then pending, shall be extinguished.

        9.5  Discharge of Debtor.  The rights afforded herein and the treatment
             -------------------
of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtor or any of its assets or properties.

Except as otherwise provided herein, (a) as of the Confirmation Date, all such Claims against and Equity Interests in the Debtor shall be satisfied, discharged and released in full and (b) all Persons and Governmental Entities shall be precluded from asserting against the Debtor, its successors, or its assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

        9.6  Injunction.  In addition to and except as otherwise expressly
             ----------
provided herein, the Confirmation Order or a separate order of the Bankruptcy Court, all entities who have held, hold or may hold Claims against or Equity Interests in the Debtor, are permanently enjoined, on and after the Confirmation Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Reorganized Debtor, Newco, ETrans, GTrans or Gen or their respective subsidiaries or affiliates on account of any such Claim or Equity Interest, (c) creating, perfecting or enforcing any Lien of any kind against the Reorganized Debtor, Newco, ETrans, GTrans or Gen or their respective subsidiaries or affiliates or against the property or interests in property of the Reorganized Debtor, Newco, ETrans, GTrans or Gen or their respective subsidiaries or affiliates on account of any such Claim or Equity Interest, (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Reorganized Debtor, Newco, ETrans, GTrans or Gen or their respective subsidiaries or affiliates or against the property or interests in property of the Reorganized Debtor, Newco, ETrans, GTrans or Gen or their respective subsidiaries or affiliates on account of any such Claim or Equity Interest and (e) commencing or continuing in any manner any action or other proceeding of any kind with respect to any claims or Causes of Action which are extinguished, dismissed or released pursuant to the Plan. The injunction shall also enjoin all parties in interest, including, without limitation, all entities who have held, hold or may hold Claims against or Equity Interests in the Debtor, from taking any action in violation of the Confirmation Order. Such injunction shall extend to successors of the Reorganized Debtor, Newco, ETrans, GTrans or Gen or their respective subsidiaries or affiliates, their respective properties and interests in property. Except as provided by Sections 11.5, 11.6 and 11.7, this Section 9.6 shall not enjoin, bar or otherwise impair the commencement or prosecution of direct personal claims against any Person other than the Reorganized Debtor, Newco, ETrans, GTrans and Gen and their respective subsidiaries or affiliates.

                                   ARTICLE X

                           RETENTION OF JURISDICTION

        The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, or related to, the Chapter 11 Case and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

          (a) to hear and determine applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of cure amounts and Claims resulting therefrom;

          (b) to hear and determine any and all adversary proceedings, applications and contested matters;

          (c) to hear and determine any objection to Administrative Expense Claims or Claims;

          (d) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

          (e) to issue such orders in aid of execution and consummation of the Plan, to the extent authorized by Section 1142 of the Bankruptcy Code;

          (f) to consider any amendments to or modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

          (g) to hear and determine all applications for compensation and reimbursement of expenses of professionals under Sections 330, 331 and 503(b) of the Bankruptcy Code;

          (h) to hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan and/or Confirmation Order;

          (i) to hear and determine proceedings to recover assets of the Debtor and property of the Debtor's estate, wherever located;

          (j) to hear and determine matters concerning state, local and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;

          (k) to hear and determine matters concerning the escrow(s), if any, established pursuant to Section 5.4(h) hereof;

          (l) to hear any other matter not inconsistent with the Bankruptcy Code; and

          (m) to enter a final decree closing the Chapter 11 Case.

                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

    11.1  Effectuating Documents and Further Transactions. The Debtor (or the
          -----------------------------------------------
Reorganized Debtor after the Effective Date), the Parent, Newco, ETrans, GTrans and Gen and their respective subsidiaries and affiliates are each authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

    11.2  Assurances Regarding Debt Securities.
          ------------------------------------

          (a) The Proponents shall take all commercially reasonable actions prior to the date on which all debt securities issued or sold under the Plan are freely tradable to ensure that such debt securities will be structured and priced in such a manner to trade at or above par on the Effective Date; provided, however, that the assurances undertaken herein are not intended to
--------  -------
protect against changes in market interest rates or other conditions that may affect the trading value of any such debt securities after the Effective Date. The Proponents will not proceed with the issuance or sale of any debt securities under the Plan unless S&P and Moody's shall have issued credit ratings for the New Money Notes, the Long-Term Notes and the QUIDS Notes of not less than BBB-and Baa3, respectively.

          (b) At all times prior to the Effective Date, the Committee shall be given reasonable observation rights in the process of structuring and pricing the debt securities.

    11.3  Corporate Action.  On the Effective Date, all matters provided for
          ----------------
under the Plan that would otherwise require approval of the shareholders or Board of Directors of the Debtor shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable law of the jurisdiction of incorporation or formation without any requirement of further action by the shareholders or Board of Directors of the Debtor. On the Effective Date, or as soon as practicable thereafter, the Debtor, Newco, ETrans, GTrans, and Gen and their respective subsidiaries and affiliates shall, if required, file their articles of incorporation or articles of organization or amended articles of incorporation or amended articles of organization, as appropriate, with the Secretary of State of the jurisdiction of incorporation or formation, as applicable, in accordance with applicable law.

    11.4  Exemption from Transfer Taxes.  Pursuant to Section 1146(c) of the
          -----------------------------
Bankruptcy Code, the issuance, transfer or exchange of notes or the issuance of equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any instrument of transfer under, in furtherance of, or in connection with the Plan (including, without limitation, the transfer of real and personal property from the Debtor to ETrans, GTrans and Gen in accordance with Article VII hereof, the recording of any mortgages by ETrans, GTrans and Gen with respect to any debt incurred in furtherance of the Plan, and any merger agreements or agreements of consolidation, deeds, bills of sale or other assignments or transfers executed in connection with any of the transactions contemplated hereunder) shall not be subject to any stamp, real estate transfer, documentary transfer, mortgage recording, sales, use or other similar tax. All sale transactions consummated by the Debtor and approved by the Bankruptcy Court on and after the Petition Date through and including the Effective Date, including, without limitation, the sales, if any, by the Debtor of owned property or assets pursuant to Section 363(b) of the Bankruptcy Code and the assumptions, assignments and sales, if any, by the Debtor of executory contracts and unexpired leases pursuant to Section 365 of the Bankruptcy Code, shall be deemed to have been made under, in furtherance of, or in connection with the Plan and, therefore, shall not be subject to any stamp, real estate transfer, documentary transfer, mortgage recording, sales, use or other similar tax.

    11.5  Releases by Debtor.
          ------------------

          (a) As of the Effective Date, and subject to the release by the Releasees set forth in Section 11.6 below, the Debtor releases all of the Releasees from any and all Causes of

Action held by, assertable on behalf of or derivative of the Debtor, in any way relating to the Debtor, the Debtor-in-Possession, the Chapter 11 Case, the Plan, negotiations regarding or concerning the Plan and the ownership, management and operation of the Debtor; provided, however, that the foregoing shall not operate
                         --------  -------
as a waiver of or release from any Causes of Action arising out of any express contractual obligation owing by any former director, officer or employee to the Debtor or any reimbursement obligation of any former director, officer or employee with respect to a loan or advance made by the Debtor to such former director, officer or employee and is not a waiver of or release for any professionals retained in connection with this Chapter 11 Case from claims by their respective clients.

          (b) As of the Effective Date, the Debtor releases the Parent from any and all Causes of Action held by, assertable on behalf of, or derivative of, the Debtor, in any way relating to the Debtor, the Debtor-in-Possession, the Chapter 11 Case, the Plan, negotiations regarding or concerning the Plan, the ownership, management and operation of the Debtor, and any transactions or transfers between the Parent and the Debtor, including but not limited to, any Cause of Action arising under Chapter 5 of the Bankruptcy Code or any state fraudulent conveyance statute.

    11.6  Limited Release by Releasees. In consideration for the release of the
          ----------------------------
Releasees and other valuable consideration, as of the Effective Date, each of the Releasees, at its option, generally releases the Debtor and the Debtor-in-Possession, the Reorganized Debtor, Newco, ETrans, GTrans and Gen and their respective subsidiaries and affiliates, in each case in any capacity, from any and all Causes of Action held by, assertable on behalf of or derivative from such Releasee, in any way relating to the Debtor, the Debtor-in-Possession, the Chapter 11 Case, the Plan, negotiations regarding or concerning the Plan and the ownership, management and operation of the Debtor. The release by the Debtor in
Section 11.5 hereof shall be provided only to Releasees who execute and deliver to the Debtor a release as provided in this Section 11.6 and in a form acceptable to the Debtor.

    11.7  Exculpation. As of and subject to the occurrence of the Confirmation
          -----------
Date, (a) the Proponents and the Committee shall be deemed to have negotiated the Plan in good faith, (b) the Proponents and the Committee shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including, without limitation, Section 1125(a) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation, and (c) the Proponents and the Committee, as applicable, and each of their affiliates, agents, directors, officers, employees, advisors and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore, none of the Debtor, the Debtor-in-Possession, the Parent, the Committee, or any of their respective members, officers, directors, employees, advisors, professionals or agents shall have or incur any liability to any holder of a Claim or Equity Interest or other party in interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Case, negotiations regarding or concerning the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects, the Debtor, the Debtor-in-Possession, the Parent, the Committee, and each of their respective members, officers, directors, employees, advisors, professionals and agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided that
                                                                  --------
nothing in this Section 11.7 shall effect a release in favor of any Person other than the Debtor with respect to any debt owed to any Governmental Entity for any liability of such Person arising under (a) the Tax Code, or any state, city or municipal tax code, or (b) the environmental laws of the United States, or any state, city or municipality.

    11.8  Termination of Committee.  The appointment of the Committee shall
          ------------------------
terminate on the Effective Date.

    11.9  Fees and Expenses.
          -----------------

          (a) Subject to Section 1129(a)(4) and other provisions of the Bankruptcy Code, to the extent applicable, as of the Confirmation Date, the Debtor shall reimburse the Parent for any and all fees and expenses of professional Persons incurred by the Parent in connection with the preparation of the Disclosure Statement and the Plan and the prosecution, implementation and consummation of the Plan; provided, however, that in the event that the Debtor
                          --------  -------
recharacterizes any amounts paid on account of Post-Petition Interest as payment upon the applicable Allowed Claim pursuant to the Plan, the Parent shall, within ten (10) days after such recharacterization, return any such reimbursement amounts to the Debtor. On a monthly basis thereafter, the Debtor shall reimburse the Parent for any and all fees and expenses of professional Persons thereafter incurred by the Parent in connection with the Disclosure Statement and the consummation of the Plan.

          (b) From and after the Confirmation Date, the Reorganized Debtor shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional Persons thereafter incurred, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.

    11.10 Payment of Statutory Fees. All fees payable pursuant to Section 1930
          -------------------------
of Title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date.

    11.11 Amendment or Modification of the Plan.
          -------------------------------------

          (a) Alterations, amendments or modifications of or to the Plan may be proposed in writing by the Proponents at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified, satisfies the
      --------
conditions of Sections 1122 and 1123 of the Bankruptcy Code and the Proponents shall have complied with Section 1125 of the Bankruptcy Code. The Plan may be altered, amended or modified by the Proponents at any time after the Confirmation Date and before substantial consummation of the Plan, provided that
                                                                   --------
the Plan, as altered, amended or modified, satisfies the requirements of Sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under
Section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.

          (b) The Proponents and the Committee shall negotiate in good faith any and all material amendments or modifications to the Plan or in connection with any proposed waiver concerning any provision of the Plan, including, but not limited to, the waiver of any conditions to confirmation of the Plan or the Effective Date of the Plan. If the Proponents and the Committee do not agree upon any such proposed amendments, modifications or waivers, the Proponents shall only implement such amendment, modification or waiver pursuant to a Final Order of the Bankruptcy Court obtained after notice and a hearing on not less than ten (10) days' notice to the Committee and other parties in interest. The provisions of this paragraph shall apply to all terms and conditions hereof including, but not limited to, Sections 4.24, 7.10, 8.1, 8.2, 8.4, 11.11 and 11.13.

    11.12 Severability. In the event the Bankruptcy Court determines that any
          ------------
provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

    11.13 Revocation or Withdrawal of the Plan. The Proponents reserve the right
          ------------------------------------
to revoke or withdraw the Plan prior to the Confirmation Date. If the Proponents revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any claims by or against the Debtor or any other Person or Governmental Entity or to prejudice in any manner the rights of the Debtor or any Person or Governmental Entity in any further proceedings involving the Debtor.

    11.14 Binding Effect. The Plan shall be binding upon and inure to the
          --------------
benefit of the Proponents, the Reorganized Debtor, Newco, ETrans, GTrans, and Gen and their respective subsidiaries and affiliates, the holders of Claims and Equity Interests, other parties in interest, and their respective successors and assigns.

    11.15 Notices. All notices, requests and demands to or upon the Debtor to be
          -------
effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

     If to the Debtor:

     Pacific Gas and Electric Company
     77 Beale Street
     P.O. Box 7442
     San Francisco, California  94120
     Attn:  General Counsel
     Telephone:  (415) 973-7000
     Facsimile:  (415) 973-5320

     with a copy to:

     PG&E Corporation
     One Market, Spear Street Tower, Suite 2400
     San Francisco, California  94105
     Attn:  General Counsel
     Telephone:  (415) 267-7000
     Facsimile:  (415) 267-7265

     and:

     Howard, Rice, Nemerovski, Canady, Falk & Rabkin
     A Professional Corporation
     Three Embarcadero Center, 7th Floor
     San Francisco, California  94111
     Attn:  James L. Lopes
     Telephone:  (415) 434-1600
     Facsimile:  (415) 217-5910

     and:

     Weil, Gotshal & Manges LLP
     767 Fifth Avenue
     New York, New York 10153
     Attn:  Michael P. Kessler
     Telephone:  (212) 310-8000
     Facsimile:  (212) 310-8007

     and:

     Dewey Ballantine LLP
     Two Houston Center
     909 Fannin Street, Suite 1100
     Houston, Texas 77010
     Attn:  Alan Gover
     Telephone:  (713) 576-1500
     Facsimile:  (713) 576-1533

          If to the Committee:

          Milbank, Tweed, Hadley & McCloy LLP
          601 South Figueroa Street, 30th Floor
          Los Angeles, California 90017
          Attn:  Paul S. Aronzon
          Telephone: (213) 892-4000
          Facsimile: (213) 629-5063

          If to the Trustee:

          The Office of the United States Trustee
          250 Montgomery Street, Suite 1000
          San Francisco, California 94104
          Attn: Stephen L. Johnson
          Telephone: (415) 705-3333
          Facsimile: (415) 705-3379

          11.16  Governing Law.  Except to the extent the Bankruptcy Code,
                 -------------
Bankruptcy Rules or other federal law is applicable, or to the extent an exhibit to the Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without giving effect to the principles of conflicts of law of such jurisdiction.

          11.17  Withholding and Reporting Requirements.  Except as otherwise
                 --------------------------------------
provided by the Plan, in connection with the consummation of the Plan, the Debtor shall comply with all applicable withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

          11.18  Preservation of Certain Claims.  The Debtor has included
                 ------------------------------
Schedule B in the Debtor's Bankruptcy Schedules, as amended on July 2, 2001.
Item 20 of Schedule B contains a list of certain contingent and unliquidated claims of the Debtor against third parties. The Debtor preserves its rights to pursue these claims, in any appropriate forum, either prior to or following the Effective Date.

          11.19  Plan Supplement.  The following documents shall be contained in
                 ---------------
the Plan Supplement and filed with the Clerk of the Bankruptcy Court on or before February 1, 2002:

                 (a) Certain schedules to the Plan, including the schedules of executory contracts and unexpired leases to be assumed and assigned, or rejected pursuant to the terms hereof;

                 (b)  Master Separation Agreement;

                 (c)  Tax Matters Agreement;

                 (d) Power Sales Agreement between Gen and the Reorganized Debtor; and

                 (e) Transportation and Storage Services Agreement between GTrans and the Reorganized Debtor.

          Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours or through the "Pacific Gas & Electric Company Chapter 11 Case" link available through the website maintained by the Bankruptcy Court at http://www.canb.uscourts.gov. In addition, holders of Claims or Equity
----------------------------
Interests may obtain a copy of the Plan Supplement upon written request to the Debtor at the address set forth in Section 11.15 hereof.

          11.20  Ancillary Plan Materials.  The following additional information
                 ------------------------
shall be filed with the Clerk of the Bankruptcy Court at least thirty (30) days prior to the Confirmation Date:

                 (a) schedules listing the members of the Boards of Control and officers of ETrans, GTrans and Gen;

                 (b) schedules listing the directors and officers of Newco and the Reorganized Debtor; and

                 (c) a schedule of the surplus property and property rights to be transferred or sold pursuant to Section 7.5(a) hereof.

          The information filed with the Ancillary Plan Materials will be limited to the documents listed above. Upon its filing with the Bankruptcy Court, the Ancillary Plan Materials may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours or through the "Pacific Gas & Electric Company Chapter 11 Case" link available through the website maintained by the Bankruptcy Court at http://www.canb.uscourts.gov. In addition, holders of
                           ----------------------------
Claims or Equity Interests may obtain a copy of the Ancillary Plan Materials upon written request to the Debtor at the address set forth in Section 11.15 hereof.

          11.21  Exhibits/Schedules.  All exhibits and schedules to the Plan,
                 ------------------
including the Plan Supplement and the Ancillary Plan Materials, are incorporated into and are a part of the Plan as if set forth in full herein.



DATED: December 19, 2001

                             PACIFIC GAS AND ELECTRIC COMPANY


                             By: _______________________________________________
                                 Gordon R. Smith
                                 President and Chief Executive Officer

                             PG&E CORPORATION


                             By: _______________________________________________
                                 Robert D. Glynn, Jr.
                                 Chairman of the Board, Chief Executive Officer and President

APPROVED AS TO CONTENT AND FORM:


HOWARD, RICE, NEMEROVSKI, CANADY,
  FALK & RABKIN, A Professional Corporation


By: ______________________________________________
    Attorneys for Debtor and Debtor-in-Possession


WEIL, GOTSHAL & MANGES LLP


By: ______________________________________________
    Attorneys for PG&E Corporation


DEWEY BALLANTINE LLP


By: ______________________________________________
    Attorneys for PG&E Corporation

                                   EXHIBIT A
                                   ---------

                      Summary of Terms of Debt Securities

I.  New Money Notes

Issuers                     1.  ETrans;

                            2.  GTrans;

                            3.  Gen; and

                            4.  Reorganized Debtor.

                            In the case of ETrans, GTrans and Gen, a subsidiary or affiliate of each respective issuer may be a co-issuer or guarantor of the New Money Notes.

Amount                      ETrans - $200,000,000

                            GTrans - $200,000,000

                            Gen - $1,250,000,000/5/

                            Reorganized Debtor - $3,525,000,000/6/

Credit Rating               At least BBB- by S&P and Baa3 by Moody's.

Coupon Rate                 The coupon rates are expected to reflect market
                            clearing rates for a primary offering for comparable maturity and size of issue at the time of issuance of issuers in the same industry with the same credit rating, among other factors.

Maturity Up to thirty (30) years from issuance; actual maturities will depend on market conditions at the date of issuance and otherwise balance any desire by the issuer to stagger maturities with size of issue requirements for secondary market liquidity./7/

Amortization                At least $500,000,000 of the New Money Notes issued
                            by Gen will amortize over an average life of not less than ten (10) years; the balance of the New
                            Money Notes issued by Gen and all other New Money
                            Notes will provide for principal payment at maturity.

_______________

     /5/To the extent that the amount of Allowed Claims is greater than those on which these amounts were based, it is expected that the amount of Gen Long-Term Notes will be increased and the amount of Gen New Money Notes will be decreased. In such event, the amount of Reorganized Debtor New Money Notes would be increased by approximately the amount by which the Gen New Money Notes are decreased.

     /6/See footnote above.

     /7/ETrans will issue notes of a single maturity and GTrans will issue notes of a single maturity.

Denominations               $1,000

Interest Payment Date       Semi-annually.

Ranking Pari passu with other unsecured notes, including in the case of ETrans, GTrans and Gen, Long-Term Notes issued to holders of claims in Classes 4(e) (if any), 5, 6, 7 and 9, and the QUIDS Notes. In the case of the Reorganized Debtor, the New Mortgage Bonds will effectively rank prior to the New Money Notes.

Optional Redemption         The New Money Notes are expected to be redeemable
                            at the option of the issuer at any time in whole or in part, at a price equal to the aggregate of the principal amount to be redeemed, accrued and unpaid interest, and a "make whole premium." The amount of the "make whole premium" is expected to reflect market conditions at the time of issuance and be determined by negotiation between the issuer and the underwriter(s). The actual calculation in the event redemption is effected is expected to be made by an independent investment banking institution of national standing.

Covenants                   The indenture (and any supplemental indentures)
                            under which the New Money Notes will be issued is expected to include covenants in respect of actions the issuer must take or is precluded from taking similar to those included in indentures governing long-term notes of comparable credit rating at the time of the issuance of the New Money Notes, including, but not limited to, limitations on liens.

Events of Default           .  Nonpayment of interest when due after thirty
                               (30) day grace period.

                            .  Nonpayment of principal or premium at maturity.

                            . Breach of covenant or warranty in the indenture and continuation of such breach for ninety (90) days after notice given to the company.

                            . Occurrence of event or condition which results in acceleration of a bond, debenture, note or other evidence of money borrowed or the company does not honor its guarantee of any such debt guaranteed by the company in the event of such acceleration with an aggregate outstanding principal amount of more than $50,000,000, and such indebtedness is not discharged or acceleration is not rescinded within thirty (30) days after notice to the issuing company.

                            . Entry of decree or order for relief in an involuntary case under federal or state bankruptcy law or similar laws or adjudging the company or any significant subsidiary to be bankrupt or insolvent or appointing custodian, receiver, etc., which decree or order remains in effect for ninety (90) days.

                              . Commencing a voluntary case under federal or state bankruptcy law or other similar law; making an assignment for the benefit of creditors; admission in writing of inability to pay debts when due.

Amendments                    .    Ministerial amendments may be adopted without
                                   noteholder consent.

                              . Modification and amendments may be made by the issuer and the trustee with the consent of a majority in principal amount of each series affected.

                              . Amendments to certain specified economic terms of any series of notes (e.g., maturity date, percentage of outstanding notes required to approve certain matters) may be adopted only with the consent of each noteholder of the series affected thereby.

Registration/Exemption        Initial issuance of New Money Notes will be
                              registered under the Securities Act.

Listing                       None--traded in the over-the-counter market.

Initial Trading               None.
Procedures

II. Long-Term Notes (To be issued to holders of Allowed Claims in Classes 4(e), if any, 5, 6, 7 and 9)

Issuers                       1.  ETrans;

                              2.  GTrans; and

                              3.  Gen.

                              A subsidiary or affiliate of each respective issuer may be a co-issuer or guarantor of the Long-Term Notes.

Amount                        ETrans - $850,000,000

                              GTrans - $700,000,000

                              Gen - $850,000,000/8/

Credit Rating                 At least BBB- by S&P and Baa3 by Moody's.

________________________

     /8/To the extent that the amount of Allowed Claims is greater than those on which these amounts were based, it is expected that the amount of Gen Long-Term Notes will be increased and the amount of Gen New Money Notes will be decreased. In such event, the amount of Reorganized Debtor New Money Notes would be increased by approximately the amount by which the Gen New Money Notes are decreased.

Coupon Rate                   The coupon rates will be identical to the coupon
                              rates for New Money Notes of the same maturity at the time of issuance of the Long-Term Notes; if there is no comparable maturity, the coupon rate will be set in consultation with the syndicate of bookrunning managers of the applicable New Money
                              Notes to initially price such Long-Term Notes at par.

Maturity Up to thirty (30) years from issuance; actual maturities will depend on market conditions at the date of issuance and otherwise balance the issuer's need to stagger maturities with size of issue requirements for secondary market liquidity.

Amortization                  The Long-Term Notes issued by Gen will amortize
                              over an average life of not less than ten (10) years; the balance of the Long-Term Notes will provide for principal payment at maturity.

Denominations                 $1,000

Interest Payment Date         Semi-annually.

Ranking Pari passu with other unsecured notes, including the New Money Notes and the QUIDS Notes.

Optional Redemption           The optional redemption provisions will be
                              identical to those of the New Money Notes.

Covenants                     The covenants will be identical to those of the
                              New Money Notes.

Events of Default             The events of default will be identical to those
                              of the New Money Notes.

Amendments                    Amendment procedures will be identical to those of
                              the New Money Notes.

Registration/Exemption/       The Long-Term Notes will be issued and distributed
Resale                        pursuant to an exemption from registration
                              provided under Section 1145 of the Bankruptcy
                              Code. Notwithstanding the fact that such exemption would generally cover resales of the Long-Term
                              Notes by holders thereof, ETrans, GTrans and Gen will file registration statements covering their respective Long-Term Notes that may be used in connection with resales of the Long-Term Notes.

Listing                       None--traded in the over-the-counter market.

Initial Trading               The initial holders of the Long-Term Notes will be
Procedures                    permitted to sell such Long-Term Notes upon
                              distribution, if they elect to do so, either under
                              Section 1145 of the Bankruptcy Code or pursuant to
                              the resale registration statements to be filed by
                              ETrans, GTrans and Gen; provided, however, that,
                                                      --------  -------
                              in either case, if such initial sale is made within ten (10) days after the distribution of the Long-Term Notes, such sale must be conducted through one of the bookrunning managers of the New
                              Money Notes offerings.

III.    QUIDS Notes (To be issued to holders of Allowed Claims in Class 11)

Issuer Gen A subsidiary or affiliate of Gen may be co-issuer or guarantor of the QUIDS Notes.

Amount                        $300,000,000

Credit Rating                 At least BBB- by S&P and Baa3 by Moody's.

Coupon Rate                   The coupon interest rate will be identical to
                              coupon rates for Gen New Money Notes of the same maturity at the time of issuance of the QUIDS
                              Notes; if there is no comparable maturity, coupon rate will be set in consultation with the syndicate of bookrunning managers of the Gen New
                              Money Notes to initially price the QUIDS Notes at par.

Maturity Up to thirty (30) years from issuance; actual maturity will depend on market conditions at the date of issuance and otherwise balance any desire by Gen to stagger maturities.

Amortization                  To be determined--the QUIDS Notes will either
                              amortize over an average life of not less than ten
                              (10) years or provide for principal payment at maturity.

Denomination                  $25

Interest Payment Date         Semi-annually.

Ranking Pari passu with other unsecured notes, including the New Money Notes and the Long-Term Notes.

Optional Redemption           The optional redemption provisions will be
                              identical to those of the New Money Notes.

Events of Default             The events of default will be identical to those
                              of the New Money Notes.

Amendments                    Amendment procedures will be identical to those of
                              the New Money Notes.

Covenants                     The covenants will be identical to those of the
                              New Money Notes.

Registration/Exemption        The QUIDS Notes will be issued and distributed
                              pursuant to an exemption from registration provided under Section 1145 of the Bankruptcy
                              Code.

Listing                       The American Stock Exchange.

Initial Trading               None.
Procedures

IV.    New Mortgage Bonds

Issuer                        Reorganized Debtor

Amount                        $345,000,000

Coupon Rate and               Identical to currently outstanding Mortgage Bonds.
Maturity

Amortization                  Identical to currently outstanding Mortgage Bonds.

Credit Rating                 N/A

Denomination                  $1,000

Interest Payment Date         Identical to currently outstanding Mortgage Bonds.

Ranking All bonds of all series are pari passu with one another; generally senior to all other debt.

Redemption                    Identical to currently outstanding Mortgage Bonds.

Collateral                    Subject to listed exceptions, secured by a first
                              Lien (as defined below) on all fixed and personal property, shares of stock deposited with the trustee and choses in action, including after-acquired property (subject to Liens existing at acquisition).

Exceptions to Collateral      The amended and restated Mortgage will expressly
                              exclude from the collateral "excepted property"-- cash and securities not paid, deposited or held under the indenture, contracts and other agreements, contract rights, bills, notes and other instruments, accounts receivable, claims and judgments, governmental and other licenses and permits etc., intellectual property rights and other general intangibles, vehicles and other movable equipment, goods, materials and inventory held for sale in the ordinary course or consumable, products produced, furniture and fixtures, computers, data processing and telecommunications facilities used primarily for administrative or clerical purposes or not otherwise used in the Reorganized Debtor's core business, and mineral rights.

Covenants                     The Reorganized Debtor will not create or permit
                              any debt, Lien or charge which will be prior to the Lien of the indenture upon the mortgaged property or upon the income derived therefrom except for:

                              . Mortgages, pledges, liens, charges, security interests or encumbrances ("Liens") on the assets of the Reorganized Debtor in existence on the date of the indenture (including all Liens contemplated by the Plan ) and to the extent the Reorganized Debtor merges into, another entity, Liens on the assets of such entity on the date of merger;

                         . Liens on property pledged to ensure the payment of principal and interest on debt issued to finance or refinance some or all of the undercollection reflected in the Reorganized Debtor's TRA or comparable account or Liens otherwise created in connection with the issuance of tax-exempt debt securities;

                         . pledges or deposits by the Reorganized Debtor under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits, Liens imposed by law, Liens for property taxes, minor restrictions as to the use of real properties, Liens incidental to the conduct of the business of the Reorganized Debtor and other customary permitted Lien exceptions;

                         . Liens constituting purchase money security interests and Liens related to construction and acquisition of property; and

                         . Liens incurred in connection with sale-leaseback transactions by the Reorganized Debtor.

                         Notwithstanding the above, the Reorganized Debtor may create, assume or guarantee secured debt which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the
                         --------
                         aggregate amount of all secured debt then outstanding (not including secured debt permitted under the foregoing exceptions) at such time does not exceed ten percent (10%) of the consolidated net tangible assets (as defined in the amended and restated Mortgage) of the Reorganized Debtor.

Events of Default        Events of default will be identical to those of the New
                         Money Notes.

Release of Collateral    The amended and restated Mortgage will include standard
                         provisions permitting the Reorganized Debtor to obtain the release of property from the lien of the Indenture.

                         The Reorganized Debtor may also obtain, without any release or consent by the Trustee, the release of property at any time, provided that, after such release, the Reorganized Debtor's consolidated net assets equal or exceed six (6) times the aggregate principal amount of Mortgage Bonds then outstanding.

Amendments               .  Ministerial amendments may be adopted without
                            bondholder consent.

                         . Modification and amendments may be made by the Reorganized Debtor and the trustee with the consent of a majority in principal amount of each series affected.

                         . Amendments to certain specified economic terms of any series of bonds (e.g., maturity date, percentage of outstanding bonds required to approve certain matters, conversion rights, creation of prior lien) may be adopted only with the consent of each bondholder of the series affected thereby.

Registration/Exemption    The New Mortgage Bonds will be issued and distributed
                          pursuant to an exemption from registration provided under Section 1145 of the Bankruptcy Code.

Listing                   None.

Initial Trading
Procedures                None.

                                   EXHIBIT B
                                   ---------

                       Interest Rates for Allowed Claims

-------------------------------------------------------------------------------------------------------------------
                                      Interest Rate/    Pre-confirmation      Interest
     Contract Type           Class     Calculation         Compounding      Commencement          Post-Confirmation
                                         Method/1/           Interval           Date               Payment Dates/3/
-------------------------------------------------------------------------------------------------------------------
 A.  Contract/3/--Other than  PC Bonds or First and Refunding Mortgage Bonds
-------------------------------------------------------------------------------------------------------------------
          Floating Rate         5       Per Contract         Quarterly          Last Date            Quarterly
          Notes                                                               Interest Paid
-------------------------------------------------------------------------------------------------------------------
          Bank                  5       Per Contract         Quarterly          Last Date            Quarterly
          Revolving                                                           Interest Paid
          Line of Credit
-------------------------------------------------------------------------------------------------------------------
          Medium Term           5       Per Contract       Semiannually         Last Date            Quarterly
          Notes                                                               Interest Paid
-------------------------------------------------------------------------------------------------------------------
          Senior Notes          5       Per Contract       Semiannually         Last Date            Quarterly
                                                                              Interest Paid
-------------------------------------------------------------------------------------------------------------------
          DWR                   5       Per Contract         Monthly            Last Date            Quarterly
                                                               N/A            Interest Paid
-------------------------------------------------------------------------------------------------------------------
          San Joaquin           5       Per Contract       Semiannually         Last Date            Quarterly
          Valley                                                              Interest Paid
-------------------------------------------------------------------------------------------------------------------
          L/C Banks             4e      Per Contract         Monthly            Last Date            Quarterly
                                                                              Interest Paid
-------------------------------------------------------------------------------------------------------------------
          Prior Bonds           4f      Per Contract         Monthly            Last Date            Quarterly
                                                                              Interest Paid
-------------------------------------------------------------------------------------------------------------------
          MBIA                  4c      Per Contract      To be arranged     To be arranged          Quarterly
          Reimbursement
-------------------------------------------------------------------------------------------------------------------
          QUIDs                 11      Per Contract         Quarterly          Last Date            Quarterly
                                                                              Interest Paid
-------------------------------------------------------------------------------------------------------------------
B.  Contract/3/--Mortgage
-------------------------------------------------------------------------------------------------------------------
          First and             3a      Per Contract        Semiannual          Last Date        Paying currently
          Refunding                                             N/A           Interest Paid        per contract
-------------------------------------------------------------------------------------------------------------------
          PC Backed             3b      Per Contract        Semiannual          Last Date        Paying currently
                                                                N/A           Interest Paid        per contract
-------------------------------------------------------------------------------------------------------------------
C.  Contract/3/--PC Bonds
-------------------------------------------------------------------------------------------------------------------
          Mortgage              4a      Per Contract        Semiannual          Last Date        Paying currently
          Backed/4/                                             N/A           Interest Paid        per contract
-------------------------------------------------------------------------------------------------------------------
          MBIA Backed           4b      Per Contract        Semiannual          Last Date        Paying currently
                                                                N/A           Interest Paid        per contract
-------------------------------------------------------------------------------------------------------------------
          L/C Backed            4d      Per Contract          Monthly           Last Date        Paying currently
                                                                N/A           Interest Paid        per contract
-------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                       Interest Rate/       Pre-confirmation      Interest
     Contract Type            Class     Calculation            Compounding      Commencement       Post-Confirmation
                                         Method/1/              Interval            Date            Payment Dates/3/
---------------------------------------------------------------------------------------------------------------------
          Treasury             4g       Per Contract            Monthly           Last Date            Quarterly
                                                                  N/A           Interest Paid
---------------------------------------------------------------------------------------------------------------------
D.  Non-Contract/3/--OCC Contract Specified
---------------------------------------------------------------------------------------------------------------------
          Commercial           5        Qtly floating          Quarterly          Last Date            Quarterly
          Paper                           LIBOR/5/                              Interest Paid
---------------------------------------------------------------------------------------------------------------------
          ISO/Generator        6        Qtly floating           Annual          To be arranged         Quarterly
                                         LIBOR + 2%/5/
---------------------------------------------------------------------------------------------------------------------
          ISDA Claims          5        Qtly floating           Annual           Petition Date         Quarterly
                                         LIBOR + 2%/5/
---------------------------------------------------------------------------------------------------------------------
E.  Non-Contract/2/ Administrative--To Be Arranged
---------------------------------------------------------------------------------------------------------------------
F.  Non-Contract/1--/Other
---------------------------------------------------------------------------------------------------------------------
          ESP                  5           Federal              Annual           Petition Date         Quarterly
                                       Judgment Rate/6/
---------------------------------------------------------------------------------------------------------------------
          Intercompany         5           Federal              Annual           Petition Date         Quarterly
                                       Judgment Rate/6/
---------------------------------------------------------------------------------------------------------------------
          Gas                  5           Federal              Annual           Petition Date         Quarterly
          Procurement                  Judgment Rate/6/
---------------------------------------------------------------------------------------------------------------------
          Other Trade          5           Federal              Annual           Petition Date         Quarterly
          Payables                     Judgment Rate/6/
---------------------------------------------------------------------------------------------------------------------
          Convenience          10          Federal              Annual           Petition Date         Quarterly
          Class                        Judgment Rate/6/
---------------------------------------------------------------------------------------------------------------------
          Chromium             9        To be arranged      To be arranged      To be arranged      To be arranged
          Litigation
---------------------------------------------------------------------------------------------------------------------
          Environmental        11       To be arranged      To be arranged      To be arranged      To be arranged
          and Tort
---------------------------------------------------------------------------------------------------------------------

/1/  See Exhibit D for specific interest rates on certain instruments.
         ---------
/2/ The first interest payment will be made ten days after the Confirmation Date or as soon as practicable thereafter for the period ending on the Confirmation Date; provided, however, that the Debtor, in its sole
                        --------  -------
     discretion, may file a motion with the Bankruptcy Court to allow the Debtor to make such payments at an earlier date. The final interest payment will be made on the earliest of the payment date preceding the Support Termination Event, the last scheduled interest payment date preceding the Effective Date or the Effective Date, as applicable.
/3/ "Contract" refers to contractual provisions regarding interest calculations.
/4/  Paid by Bond Trustee with payments on Mortgage Bonds.
/5/ LIBOR determined as if the LIBOR Interest Determination Date had been determined on the basis of an Interest Period commencing on the first day of the period for which interest is accrued.
/6/ Determined as of the Petition Date, as the weekly average one year constant maturity treasury yield for the calendar week preceding the Petition Date as published by the Board of Governors of the Federal Reserve System.

                                  EXHIBIT C-1
                                  -----------

                      Assets to be Transferred to ETrans

          The Debtor will transfer to ETrans all of the Debtor's right, title and interest in and to the ETrans Assets. Without limiting the foregoing, the ETrans Assets will include:

          (a) all of the operational facilities used or held for use in connection with the ETrans Business, including high voltage transmission lines (60kV and above), telecommunications network and infrastructure, and towers, poles, cables and underground conduits, substations, transmission control centers and associated operating systems, junctions, transmission switching stations and associated equipment;

          (b) all fee interests in real property, real property leases, easements and rights of way, mineral, oil and gas and other subsurface rights, development rights, air rights and water rights, and all other rights or agreements relating to real property used or held for use primarily in connection with the ETrans Business, together with any improvements and fixtures located thereon used or held for use primarily in connection with the ETrans Business;

          (c) all tangible personal property primarily used or held for use in connection with the ETrans Business, including all personal property leases, office furniture, equipment, furnishings and supplies, computers, printers and related equipment, telecommunications equipment, books, records, documents, reports, manuals, lists and other files, airplanes, vehicles and rolling stock, and inventories, including inventories of work in process, stores, supplies and finished goods and inventories in storage, and fuel stock, fuel supplies, tools, parts, materials (including construction materials) and other supplies;

          (d) all intellectual property used or held for use primarily in connection with, or primarily related to, the ETrans Business, including issued patents and applications for patents, domain name registrations and any pending applications therefor, toll free telephone numbers, trade secrets, know-how, confidential information, technical information, proprietary information, process technology, plans, drawings, analytical and process methods, designs, inventions (whether patentable or unpatentable and whether or not reduced to practice), creative materials, new product or service development materials and records, research and development procedures, operating and other data, license agreements, and proprietary software;

          (e) all governmental permits, licenses, certificates, approvals, authorizations, consents, orders and variances used or held for use primarily in connection with the ETrans Business issued by any Governmental Entity to the Debtor (or its predecessor in interest), as amended from time to time, and applications therefor;

          (f) all contracts, guaranties, agreements, commitments, purchase orders and sales orders primarily relating to the ETrans Business;

          (g) all accounts and notes receivable that arose primarily from the conduct of the ETrans Business, including those that have been written off or reserved against;

          (h) all rights of the Debtor to receive payment for services primarily related to the ETrans Business not included in the ETrans Receivables;

          (i) all security or similar deposits and prepaid expenses (including any security deposits or prepaid rent under the real property leases and personal property leases assigned to ETrans) made by the Debtor primarily in connection with the ETrans Business;

          (j) the ETrans Business as a going concern and all goodwill primarily associated with the ETrans Business or the ETrans Assets;

          (k) all pending claims of the Debtor that are related to the ETrans Business;

          (l) certain rights and claims under insurance policies and insurance contracts (other than life and benefits policies or contracts) held by the Debtor or the Parent as described in the Master Separation Agreement; and

          (m)  all contingent gains related exclusively to the ETrans Business.

                                  EXHIBIT C-2
                                  -----------

                      Assets to be Transferred to GTrans

          The Debtor will transfer to GTrans all of the Debtor's right, title and interest in and to the GTrans Assets. Without limiting the foregoing, the GTrans Assets will include:

          (a) all of the operational facilities used or held for use in connection with the GTrans Business, including the GTN segment acquired by the Debtor, control centers, underground gas storage fields, local gas storage facilities, backbone transmission gas pipelines, local transmission gas pipelines and distribution feeder main gas pipelines operating above 60 psig and the service gas pipelines associated with transmission level customers connected directly to the backbone transmission gas pipelines and local transmission gas pipelines, and district regulator stations that reduce the gas pressure from above 60 psig to 60 psig or below;

          (b) all fee interests in real property, real property leases, easements and rights of way, mineral, oil and gas and other subsurface rights, development rights, air rights and water rights, and all other rights or agreements relating to real property used or held for use primarily in connection with the GTrans Business, together with any improvements and fixtures located thereon used or held for use primarily in connection with the GTrans Business;

          (c) all capital stock and other equity securities and membership and partnership interests held by the Debtor or an affiliate of the Debtor and issued by entities engaged in, or primarily related to, the GTrans Business, including the common stock of Standard Pacific, together with a note for approximately $20 million from Standard Pacific to the Debtor;

          (d) all tangible personal property primarily used or held for use in connection with the GTrans Business, including all personal property leases, office furniture, equipment, furnishings and supplies, computers, printers and related equipment, telecommunications equipment, books, records, documents, reports, manuals, lists and other files, airplanes, vehicles and rolling stock, raw materials and inventories, including inventories of work in process, stores, supplies and finished goods and inventories in storage, and fuel stock, fuel supplies, tools, parts, materials (including construction materials) and other supplies;

          (e) all intellectual property used or held for use primarily in connection with, or primarily related to, the GTrans Business, including issued patents and applications for patents, domain name registrations and any pending applications therefor, toll free telephone numbers, trade secrets, know-how, confidential information, technical information, proprietary information, process technology, plans, drawings, analytical and process methods, designs, inventions (whether patentable or unpatentable and whether or not reduced to practice), creative materials, new product or service development materials and records, research and development procedures, operating and other data, license agreements, and proprietary software;

          (f) all governmental permits, licenses, certificates, approvals, authorizations, consents, orders and variances used or held for use primarily in connection with the GTrans Business issued by any Governmental Entity to the Debtor (or its predecessor in interest), as amended from time to time, and applications therefor;

          (g) all contracts, guaranties, agreements, commitments, purchase orders and sales orders primarily relating to the GTrans Business;

          (h) all accounts and notes receivable and all rights to receive payment for services that arose primarily from the conduct of the GTrans Business, including those that have been written off or reserved against;

          (i) all security or similar deposits and prepaid expenses (including any security deposits or prepaid rent under the real property leases and personal property leases assigned to GTrans) made by the Debtor primarily in connection with the GTrans Business;

          (j) the GTrans Business as a going concern and all goodwill primarily associated with the GTrans Business or the GTrans Assets;

          (k) certain rights and claims under insurance policies and insurance contracts (other than life and benefits policies or contracts) held by the Debtor or the Parent as described in the Master Separation Agreement;

          (l) all pending claims of the Debtor that are related to the GTrans Business; and

          (m)  all contingent gains related exclusively to the GTrans Business.

          The transfer to GTrans will exclude all of the Debtor's right, title and interest in and to all rights, properties and assets owned by the Debtor, or in which the Debtor has an interest, that are used or held for use primarily in connection with, or primarily relate to or primarily arise out of the conduct of, the local gas distribution and gas gathering businesses currently conducted by the Debtor, which will be retained by the Debtor.

                                  EXHIBIT C-3
                                  -----------

                        Assets to be Transferred to Gen

     The Debtor will transfer to Gen and its subsidiaries or affiliates all of the Debtor's right, title and interest in and to the Gen Assets. Without limiting the foregoing, the Gen Assets will include:

     (a) the Debtor's hydroelectric generating facilities, including all water conveyance and water storage facilities, powerhouses, generating equipment (turbines and generators) and transmission interconnection equipment (such as step-up transformers);

     (b) the Debtor's Diablo Canyon Power Plant, including generating equipment (turbines and generators) and transmission interconnection equipment (such as step-up transformers), and all related and associated facilities, property and equipment, and the beneficial interests in the Trusts related to the Diablo Canyon Power Plant;

     (c) all fee interests in real property, real property leases, easements and rights of way, mineral, oil and gas and other subsurface rights, development rights, air rights and water rights, and all other rights or agreements relating to real property used or held for use primarily in connection with the Gen Business, together with any improvements and fixtures located thereon used or held for use primarily in connection with the Gen Business;

     (d) all tangible personal property primarily used or held for use in connection with the Gen Business, including all personal property leases, office furniture, equipment, furnishings and supplies, computers, printers and related equipment, telecommunications equipment, books, records, documents, reports, manuals, lists and other files, airplanes, vehicles and rolling stock, raw materials and inventories, including inventories of work in process, stores, supplies and finished goods and inventories in storage, and fuel stock, fuel supplies, tools, parts, materials (including construction materials) and other supplies;

     (e) all intellectual property used or held for use primarily in connection with, or primarily related to, the Gen Business, including issued patents and applications for patents, domain name registrations and any pending applications therefor, toll free telephone numbers, trade secrets, know-how, confidential information, technical information, proprietary information, process technology, plans, drawings, analytical and process methods, designs, inventions (whether patentable or unpatentable and whether or not reduced to practice), creative materials, new product or service development materials and records, research and development procedures, operating and other data, license agreements, and proprietary software;

     (f) all governmental permits, licenses, certificates, approvals, authorizations, consents, orders and variances used or held for use primarily in connection with the Gen Business issued by any Governmental Entity to the Debtor (or its predecessor in interest), as amended from time to time, and applications therefor, including all FERC hydroelectric licenses and NRC licenses;

     (g) all contracts, guaranties, agreements, commitments, purchase orders and sales orders primarily relating to the Gen Business, including irrigation district and water agency contracts;

     (h) all accounts and notes receivable and rights to receive payment for services that arose primarily from the conduct of the Gen Business;

     (i) all security or similar deposits and prepaid expenses (including any security deposits or prepaid rent under the real property leases and personal property leases assigned to Gen) made by the Debtor primarily in connection with the Gen Business;

     (j) the Gen Business as a going concern and all goodwill primarily associated with the Gen Business or the Gen Assets;

     (k) certain rights and claims under insurance policies and insurance contracts (other than life and benefits policies or contracts) held by the Debtor or the Parent as described in the Master Separation Agreement, including the Debtor's membership in Nuclear Electric Insurance Limited and the rights and obligations associated therewith;

     (l) all of the outstanding stock of Pacific Energy Fuels Company;

     (m) all pending claims of the Debtor that are related to the Gen Business; and

     (n) all contingent gains related exclusively to the Gen Business.

         The transfer to Gen will exclude all of the Debtor's right, title and interest in and to all rights, properties and assets owned by the Debtor, or in which the Debtor has an interest, that are used or held for use primarily in connection with, or primarily relate to or primarily arise out of the conduct of, the electric distribution business currently conducted by the Debtor, which will be retained by the Debtor.

                                   EXHIBIT D
                                   ---------

                   Schedule of Letter of Credit Issuing Banks

---------------------------------------------------------------------------------------------------------------
          Series                 Original       Letter of Credit    Stated Amount     Letter of
                             Principal Amount     Issuing Bank       of Letter of       Credit
                                                                        Credit        Expiration
                                                                                        Date
---------------------------------------------------------------------------------------------------------------
California Pollution           $200,000,000         Bank of           $202,191,781       5/23/02
Control Financing                                 America, N.A.
Authority, Pollution
Control Revenue Bonds
(Pacific Gas and Electric
Company) 1996 Series C
(the "96C Bonds")
---------------------------------------------------------------------------------------------------------------
California Pollution           $165,000,000      Morgan Guaranty      $166,808,220       5/23/03
Control Financing                                Trust Company of
Authority, Pollution                                 New York
Control Revenue Bonds
(Pacific Gas and Electric
Company) 1996 Series E
(the "96E Bonds")
---------------------------------------------------------------------------------------------------------------
California Pollution           $100,000,000        BNP Paribas        $101,095,891       5/23/03
Control Financing
Authority, Pollution
Control Revenue Bonds
(Pacific Gas and Electric
Company) 1996 Series F
(the "96F Bonds")
---------------------------------------------------------------------------------------------------------------
California Pollution           $148,550,000     Deutsche Bank AG      $150,177,945       9/16/02
Control Financing
Authority, Pollution
Control Refunding Revenue
Bonds (Pacific Gas and
Electric Company) 1997
Series B (the "97B Bonds")
---------------------------------------------------------------------------------------------------------------

                                      -1-